As filed with the Securities and Exchange Commission on February 14, 2003

Registration No. 333-102038

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to the

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Citigroup Diversified Futures Fund L.P.

(Exact name of registrant as specified in limited partnership agreement)

New York	6799	13-4224248
(State of organization)	(Primary Standard Industrial classification Code Number)	(I.R.S. Employer Identification No.)

SMITH BARNEY FUTURES MANAGEMENT LLC

General Partner

388 Greenwich Street

New York, New York 10013

(Address and telephone number of principal executive office)

EMILY M. ZEIGLER, ESQ.

WILLKIE FARR & GALLAGHER

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities being registered	Amount being registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

Units of limited partnership interest	300,000 units	$1,000 per unit	$300,000,000	$27,600(2)

(1)	This amount, calculated pursuant to Rule 457(d), is based on 300,000 units at $1,000 per unit. $18,400 was previously paid in connection with the initial filing of this Registration Statement and $9,200 was wired in connection with the filing of this Pre-Effective Amendment No. 1 to this Registration Statement.
(2) The	Fund’s escrow account is maintained at JPMorgan Chase Bank, New York, New York, account number 10203894. During the initial offering period, all subscriptions will be held in escrow until the initial offering period ends. The general partner must receive and accept subscriptions for at least 25,000 units by the end of the initial offering period to break escrow and commence trading. Otherwise, the full amount of all subscriptions will be returned to subscribers within four business days. After trading commences, subscription funds will be held in escrow until the first day of the month beginning at least six days after receipt of the subscription.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

Cross Reference Sheet

	Item Number and Caption	Heading in Prospectus

1.	Forepart of the Registration Statement and Outside Front Cover of Prospectus	Cover Page

2.	Inside Front and Outside Back Cover Pages of Prospectus	Table of Contents; Outside Back Cover Page

3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summary of the Prospectus; The Risks You Face

4.	Use of Proceeds	Use of Proceeds

5.	Determination of Offering Price	Cover Page; Investing in the Fund

6.	Dilution	*

7.	Selling Security Holders	*

8.	Plan of Distribution	Investing in the Fund

9.	Description of Securities to be Registered	Cover Page; Redemptions; The Limited Partnership Agreement

10.	Interests of Named Experts and Counsel	Legal Matters

11.	Information With Respect to the Registrant

Summary of the Prospectus; The Risks You Face; Commodity Markets; Trading Policies; Financial Statements; The General Partner; The Advisors; Conflicts of Interest; Fees and Expenses of the Fund; The Limited Partnership Agreement

12.	Disclosure of Commission Position on Indemnification for Securities Act Liability	The Limited Partnership Agreement

* Not applicable

The information in this prospectus and disclosure document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus and disclosure statement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated February 14, 2003

PART ONE: DISCLOSURE DOCUMENT

25,000-300,000 Units of Limited Partnership Interest

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

The Fund

Citigroup Diversified Futures Fund L.P. is a limited partnership that will speculatively trade commodity interests including futures, options on futures and forward contracts.

The Fund’s general partner, Smith Barney Futures Management LLC, will allocate the Fund’s assets to professional commodity trading advisors and has selected Drury Capital, Inc., Graham Capital Management, L.P., John W. Henry & Company, Inc. and Willowbridge Associates Inc. as the Fund’s initial advisors.

The Offering

Salomon Smith Barney Inc. is the selling agent. It is not required to sell any specific number of units but will use its best efforts to sell the units offered. The minimum number of units that are required to be sold in order for the Fund to begin trading is 25,000 ($25,000,000). The maximum number of units that the Fund is authorized to sell is 300,000. During the initial offering period, the units will be sold at $1,000 per unit. Subsequently, the units will be sold at month-end net asset value. No underwriting commissions are charged. Salomon Smith Barney may pay underwriting commissions out of its own funds of up to $50 per unit.

The initial offering period begins on the date of this prospectus and ends 120 days later, unless the general partner ends the period earlier or extends it for up to an additional 30 days. If 25,000 units are not sold during the initial offering period, your subscription will be returned to you within four business days. After the initial offering period, units will be continuously offered. Subscription funds will be held on your behalf in an escrow account until they are returned to you or invested in the Fund.

Minimum Investment

First time investors: $5,000 for initial investments $1,000 or more for additional investments	Employee benefit plans including Individual Retirement Accounts: $2,000 for initial investments $1,000 or more for additional investments

The Risks

These are speculative securities. Before you decide to invest, read this entire prospectus carefully and consider “The Risks You Face” on page 8.

•	The Fund is speculative and its performance may be volatile.

•	Commodity interest trading is highly leveraged. A small change in the market price of a contract can produce major losses for the Fund.

•	You could lose all of your investment in the Fund.

•	Substantial expenses may not be offset by trading profits and interest income. At its minimum size of $25,000,000, the Fund must generate trading profits of 9.81% per year to break-even.

•	Your ability to redeem units is limited and no market exists for the units. You may only redeem units after an initial three-month holding period and then only on a monthly basis.

•	Conflicts of interest exist in the management of the Fund from, among other reasons, the affiliation between the general partner and Salomon Smith Barney; control of other accounts by the advisors; and other activities of Salomon Smith Barney. These conflicts may adversely affect the performance of the Fund.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund is not registered under the Investment Company Act of 1940, as amended.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus and Disclosure Document is [            ], 2003

COMMODITIES FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 23.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8-14.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

Until                     , 2003 (90 days after the date hereof), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SMITH BARNEY FUTURES MANAGEMENT LLC

General Partner

388 Greenwich Street

New York, New York 10013

(212) 723-5424

i

Page
Enforcing Your Rights as a Limited Partner	97
Money Laundering Prevention	97
Subscription Agreement —Execution Copy	Back Cover

CITIGROUP DIVERSIFIED FUTURES FUND L.P.
Structure and Principal Participants

CITIGROUP INC.
SALOMON SMITH BARNEY HOLDINGS INC.
SELLING AGENT COMMODITY BROKER Salomon Smith Barney Inc.
GENERAL PARTNER
Smith Barney Futures Management LLC
Selling Agreement Brokerage Agreement
FUND
Citigroup Diversified Futures Fund L.P.
General Partnership Interest
Limited Partnership Interest
Other commodity pools operated by Smith Barney Futures Management LLC[1]
LIMITED PARTNERS
Management Agreements
COMMODITY TRADING ADVISORS
1) Drury Capital, Inc.
2) Graham Capital Management, L.P.
3) John W. Henry & Company, Inc.
4) Willowbridge Associates Inc.

(1) The commodity pools currently operated by the general partner appear on page 29. The general partner performs the same administrative functions for all the pools it operates or manages.

SUMMARY OF THE PROSPECTUS

Citigroup Diversified Futures Fund L.P. aims to achieve substantial capital appreciation and permit you to diversify a traditionally structured stock and bond portfolio.

Diversification of a portfolio with an investment that produces independent, positive results tends to improve the overall return of the portfolio while reducing its volatility.

The Fund will attempt to accomplish its objectives through speculative trading in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals. The Fund may employ futures, options on futures and forward contracts in those markets.

Futures contracts to be entered into by the Fund are contracts made on an organized exchange which provide generally for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments in standard amounts at a specified date, time and place.

Options are contracts giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option. Options may be traded on exchanges or privately negotiated. The Fund will trade only exchange-traded options.

Forward contracts are contracts for the purchase and sale of a commodity for delivery at a future date. Forward contracts are not traded on an exchange and contain terms and conditions specifically negotiated by the parties. The Fund intends to enter into forward contracts on foreign currencies.

The Fund may also engage in trading in spot and swap contracts. Spot contracts are cash market transactions in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Swap contracts generally involve an exchange of a stream of payments between the contracting parties. Swap and spot contracts are not uniform and are not exchange-traded.

The markets and contracts traded by the Fund are referred to collectively as “commodity interests” in this document. Exchange-traded futures and options are regulated by the Commodity Futures Trading Commission. Forward, spot and swap contracts are not regulated and do not receive the benefits of Commodity Futures Trading Commission regulation afforded to exchange-traded instruments.

Smith Barney Futures Management LLC is the Fund’s general partner. Drury Capital, Inc., Graham Capital Management, L.P., John W. Henry & Company, Inc. and Willowbridge Associates Inc. are its initial trading advisors. All of the Fund’s assets will be deposited with Salomon Smith Barney, the Fund’s commodity broker.

The Fund’s address is: c/o Smith Barney Futures Management LLC, 388 Greenwich Street, New York, New York 10013.

The Commodity Futures Trading Commission, the U.S. government agency that regulates the futures markets and the National Futures Association, a self-regulatory membership organization, are referred to throughout this document as “CFTC” and “NFA,” respectively.

Investing in the Fund

Investment Minimums

The minimum initial investment is $5,000, unless you are investing for an IRA or other employee benefit plan account, in which case the minimum is $2,000. Investments above the minimum and subsequent investments must be in $1,000 increments.

Is an investment in the Fund suitable for you?

You should consider investing in the Fund if you are interested in its potential to produce, over the long-term, returns that are generally independent of the returns of stocks and bonds and you are prepared to risk the loss of all of your investment.

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment nor is it suitable for all investors. The Fund is not suitable for investors seeking consistent returns, income or tax benefits.

The Fund is offered as a diversification opportunity for an investor’s entire portfolio and therefore an investment in the Fund should represent only a limited portion of an investor’s overall portfolio.

At a minimum you must have:

(1)	a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

(2)	a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. See Exhibit C for suitability requirements.

Your Salomon Smith Barney financial consultant can assist you in deciding whether an investment in the Fund is suitable for you.

How to Invest

•	Read this prospectus carefully and discuss with your financial consultant any questions you have about the Fund.

•	If you decide to invest, please complete and sign the subscription agreement on the last page.

•	The Fund will accept subscriptions throughout the initial and continuous offering periods. The offering can be terminated by the general partner at any time. The initial offering period begins on the date of this prospectus and ends 120 days later, unless the general partner ends the period earlier or extends it for up to an additional 30 days. You may buy units for $1,000 each during the initial offering period. If 25,000 units are not sold during the initial offering period, your subscription will be returned to you within four business days. Your subscription amount will be held on your behalf in an escrow account until it is returned to you or invested in the Fund.

•	During the continuous offering, you may buy units and partial units at the beginning of any month in which units are offered. The number of units you receive will be based on the net asset value of the units on the purchase date. The net asset value per unit is determined by dividing the total net asset value of the Fund by the number of units issued. Net asset value is all of the Fund’s assets including the market value of commodity interest contracts less brokerage and advisory fees and all other liabilities of the Fund. You must submit your signed subscription agreement and your subscription amount at least five days before the end of the prior month.

•	You must have a Salomon Smith Barney customer securities account to buy units.

•	Interest earned while subscriptions are in the escrow account will be credited to your Salomon Smith Barney securities account.

Summary of Risks You Should Consider Before Investing in the Fund

Investment in the Fund is speculative and involves a high degree of risk. You should be aware of the following risks:

•	The trading of commodity interests is speculative, volatile and involves a high degree of leverage. You could lose all of your investment.

•	The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and produces returns that are independent from stock and bond market returns.

•	The advisors’ trading strategies may not perform as they have performed in the past. The advisors have from time to time incurred substantial losses in trading on behalf of clients.

•	Regardless of its trading performance, the Fund will incur fees and expenses, including brokerage and management fees. Substantial incentive fees may be paid to one or more of the trading advisors even if the Fund experiences a net loss for the full year.

•	Your ability to redeem units is limited and no market exists for the units. You may only redeem units after an initial three-month holding period and then only on a monthly basis.

•	The Fund is subject to numerous conflicts of interest including those that arise from the facts that:

(1)	the general partner and commodity broker are affiliates;

(2)	each of the trading advisors, the commodity broker and their principals and affiliates may trade in commodity interests for their own accounts; and

(3)	your Salomon Smith Barney financial consultant will receive ongoing compensation for providing services to your account.

See pages 8 through 14 for a complete description of risks of this investment.

Investment Factors You Should Consider Before Investing in the Fund

•	The Fund will trade a diversified portfolio of commodity interests in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals.

•	The general partner has selected multiple advisors who use proprietary trading systems for the Fund in an attempt to make profits and protect against losses.

•	The Fund may diversify a stock and bond portfolio by producing positive returns that are independent of stock and bond markets. Due to its trading in global futures markets and the ability of the advisors to take both long and short positions with equal ease, the Fund may produce independent returns. The potential result of these independent returns would be to improve the return of the overall portfolio and lower its volatility.

•	As an investor in the Fund you will have the advantage of highly leveraged trading in a limited liability structure which ensures that you will not be individually subject to margin calls or demands for cash with respect to the Fund’s account. While it is possible in theory to lose your entire investment, the general partner has more than 20 years of experience in managing commodity pools and carefully monitors pre-established loss limits for each pool.

•	Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Other commodity funds typically also earn interest on cash balances. Small individual commodity trading accounts often do not earn interest.

•	The Fund provides you with services designed to simplify the administrative details involved in engaging directly in commodity interest transactions, such as posting margin (the good faith deposit needed to maintain a futures contract position) and responding to margin calls (requests from the commodity broker for additional margin amounts), monitoring positions and tracking performance daily.

General Partner

Smith Barney Futures Management LLC manages the Fund. Its duties include, among others, selecting, monitoring and terminating advisors and allocating assets among them. In making allocations, the general partner considers past performance, trading style, volatility, markets traded and fee requirements. The general partner and its predecessor firms were incorporated in 1979 and have sponsored or supervised cumulative assets of over $2 billion in the past 20 years. As of December 31, 2002, the general partner acted as general partner or trading manager to 22 other active pools: nine public, ten private and three offshore pools with assets of approximately $1.2 billion.

Trading Advisors for the Fund

The Fund will initially employ four advisors to trade the Fund’s assets. Each advisor will initially be allocated 25% of the Fund’s assets. Thus, the Fund initially will be deemed to be a multi-advisor pool under CFTC rules. Each of the advisors has developed and employs proprietary strategies.

Drury, Graham, JWH® and Willowbridge will generally use computerized, trend-following trading strategies based on technical, rather than fundamental analysis of market prices.

Technical analysis focuses primarily on statistical research of past market prices. Trend-following analysis uses mathematical models that generate trading signals based on the technical analysis of past market prices. Fundamental analysis applies the theory that prices are primarily determined by the economic forces of supply and demand. Future advisors may employ fundamental analysis.

When used below, “notional funds” means the difference between the nominal size of an account as agreed between the advisor and the client and the actual amount of funds held in the client’s account at the commodity broker.

Drury Capital, Inc.

Drury Capital, Inc. has been registered as a commodity trading advisor since August 1992. Mr. Bernard Drury founded Drury to trade a fundamentally oriented grain trading program. In 1997, Mr. Drury began trading client assets in the Drury Diversified Trend-Following Program, a stand-alone technical trend-following system which Drury will trade for the Fund. The program is built on elements of trend-following and diversification. The program emphasizes diversification by trading metals, agricultural products, foreign exchange, stock index futures, energy products, financial instruments and tropical products (softs). As of December 31, 2002, Drury managed approximately $139 million (including “notional funds”) in total assets. All such assets are managed in the Diversified Trend-Following Program.

Graham Capital Management, L.P.

Graham Capital Management, L.P. became registered as a commodity trading advisor and a commodity pool operator in July 1994. Graham will trade its K4 Program at 150% Leverage for the Fund. The strategies to be utilized are systematic and primarily long-term in nature and are intended to exploit directional moves in over 70 markets over time, with an acceptable degree of risk and volatility. The K4 Program at 150% Leverage trades in financials including currencies, interest rates and stock indices and nonfinancials including energy, metals and agricultural products. As of December 31, 2002, Graham managed approximately $392 million in its K4 Program at 150% Leverage and approximately $2.0 billion (including “notional funds”) in total assets.

John W. Henry & Company, Inc.

John W. Henry & Company, Inc. has been registered as a commodity trading advisor since 1982. JWH will utilize its GlobalAnalytics® Program in its management of the assets allocated to it by the Fund. The GlobalAnalytics Program uses JWH’s five-phase investment style which is a combination of JWH’s two-phase style (a position is maintained, long or short, in a market at all times) and JWH’s three-phase style (positions are taken when trends are identified, but the program may take a neutral stance or liquidate open positions in non- trending markets). The program invests in a broad spectrum of worldwide financial and non-financial markets, including interest rate, non-U.S. stock index, currency, metals, energy and agricultural contracts. As of December 31, 2002, JWH managed approximately $40 million in its GlobalAnalytics Program and approximately $1.3 billion in total assets.

Willowbridge Associates Inc.

Willowbridge Associates Inc. has been registered as a commodity pool operator and a commodity trading advisor since 1988. Willowbridge will utilize its Select Investment Program using the Argo Trading System for assets allocated to it by the Fund. The Select Investment Program using the Argo Trading System is akin to a systematic technical charting system that uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. Its focus is primarily on major long-term price moves. It is intended that Argo’s positions will generally be held from 20 to 30 trading days. The Argo Trading System trades a diversified portfolio of commodity interests in agricultural commodities, energy, precious metals, financial instruments and foreign currency markets. As of December 31, 2002, Willowbridge managed approximately $336 million (including “notional funds”) in its Argo Trading System and approximately $675 million (including “notional funds”) in total assets.

Fees and Expenses of the Fund

The Fund will pay substantial fees and expenses that must be offset by trading gains and interest income in order to avoid depletion of the Fund’s assets.

Type of Fee or Expense	Amount
Advisory Fees
Management fees	2% per year of allocated net assets payable monthly to each advisor.

Quarterly incentive fees	20% of new trading profits earned by each advisor for the Fund in each calendar quarter, which are trading profits net of expenses, other than initial organizational and offering expenses.
Trading Fees
Brokerage fee	5.5% per year of net assets payable monthly (0.46% per month) to Salomon Smith Barney.

Transaction fees	Actual transaction fees estimated at 0.40% of net assets per year (includes floor brokerage, NFA, exchange, clearing and give-up fees).
Other Operating Expenses
Reimbursement of offering and organizational expenses of the initial offering period	Actual expenses estimated at $650,000 together with interest reimbursed to Salomon Smith Barney in 36 monthly installments.

Expenses of the continuous offering

Actual expenses estimated at $300,000 per year. At the Fund’s initial minimum size of $25 million, this would equal 1.20% of the Fund’s net assets; at a Fund size of $300 million, this would equal 0.10% of net assets.

Ongoing expenses: periodic legal, accounting, filing and reporting fees

Actual expenses estimated at $150,000 per year. At the Fund’s initial minimum size of $25 million, this would equal 0.60% of the Fund’s net assets; at a Fund size of $300 million, this would equal 0.05% of net assets.

Break-even Threshold

At the Fund’s initial minimum size of $25,000,000, an investment of $5,000 must earn profits of $490.27 (9.81%) in order to “break-even” at the end of one year of trading.

Redemptions

You may redeem your units as of the end of any month after a three-month initial holding period. You must give notice to the general partner at least 10 days before the end of the month in which you wish to redeem. Because the net asset value of your units can vary significantly from day to day, you cannot know the redemption value of your investment at the time you submit your request to redeem. The Fund will not redeem or may delay redemption of units, if the Fund does not have enough cash available to pay the redemption or if a limited partner would own fewer than three units after redemption.

An Investment in the Fund Should Be Considered at Least a Two-Year Commitment

The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. Therefore, you should plan to hold units for long enough to have a realistic opportunity for a number of sustained price movements to develop. The general partner believes you should consider your investment in units to be at least a two-year commitment.

Distributions

The general partner does not currently intend to make any distributions.

The Fund does not intend to pay dividends. If the Fund is profitable, you will earn money on your investment through appreciation in the value of your units.

U.S. Federal Income Tax Aspects

If you are a U.S. taxpayer, you will be taxed each year on interest income earned and any gains recognized by the Fund. If you are a non-U.S. taxpayer, you generally should not be subject to U.S. tax on the Fund’s income and gains, but you may be subject to tax on the Fund’s income and gains in your home jurisdiction. Because the general partner does not intend to make distributions, you will not have cash income from the Fund to pay your taxes unless you redeem units.

See “Income Tax Aspects” for a more complete discussion.

THE RISKS YOU FACE

Investment in the Fund is speculative. The Fund’s performance may be volatile. You should not invest in units unless you can afford to lose all of your investment.

Commodity Trading Risks

You may lose all of your investment.

Commodity markets are highly volatile and can be without sustained movements of prices in one direction, up or down, for extended periods. Such movements may be referred to as trends. The profitability of the Fund will depend to a great extent on:

•	the periodic occurrence of sustained price movements of at least some of the contracts traded by the Fund’s advisors;

•	the ability of the advisors to analyze the commodity markets; and

•	the ability of the advisors to enter a market while a trend in one direction exists and exit that market with a profit.

Participation in a market that is either volatile or trendless could produce substantial losses for the Fund. Failure of the advisors to identify trends or to exit a market position after a trend matures could also produce substantial losses. The result of these conditions or failures could be the loss of all of your investment.

As a result of leverage, small changes in the price of the Fund’s positions may result in major losses.

Good faith or margin deposits normally required in commodity futures trading may range from 1% to 25% of the face value of the contract. Based on the advisors’ past trading, between 10% and 30% of the Fund’s assets may be committed to margin. As a result of this leverage, a small change in the market price of a contract can produce major losses for the Fund. For example, $3,000 in margin may be required to hold one U.S. Treasury Bond contract with a face value of $100,000. Thus, a $3,000 or three percent (3%) decrease in the value of that contract would cause a total loss of the margin deposit. The Fund’s trading policies provide that no advisor may commit more than 66 2/3% of allocated assets to margin.

Investing in units might not provide the desired diversification of your overall portfolio.

One of the objectives of the Fund is to add an element of diversification to a traditional stock and bond portfolio. Studies show that diversifying a portfolio with investments that produce independent, positive results tends to improve the overall return of the portfolio while reducing its volatility. Even if an investment in the Fund reduces your portfolio’s volatility, the overall performance of your portfolio may be negative or flat.

While the Fund’s performance may be largely independent of the general stock and bond markets, there is no assurance that it will be consistently independent or non-correlated. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets.

Moreover, investors’ existing portfolios and individual risk tolerances may differ so that the result of non-independent performance and/or negative performance on individual portfolios will vary.

You must not consider the Fund to be a hedge against losses in your core stock and bond portfolios. You should consider whether diversification in itself or the diversification provided by the Fund is worthwhile even if the Fund is profitable.

Illiquid markets could make it impossible for the Fund’s advisors to realize profits or limit losses.

When the volume of buy and sell orders in a market is small relative to the size of an order that an advisor wants to execute for the Fund, it

is more difficult to execute the order at the desired price or to quickly exit a losing position. Despite the availability of trade information and price quotes, the Fund’s advisors may not be able to execute trades at or near quoted prices in low volume markets. This applies to both exchange-traded and non-exchange-traded contracts. Although the Fund’s advisors will generally purchase and sell actively traded contracts, we cannot assure you that orders will be executed at or near the desired price.

Factors that can contribute to market illiquidity for exchange-traded contracts include:

•	exchange-imposed price fluctuation limits;

•	limits on the number of contracts speculative traders may hold in most physical commodity markets; and

•	market disruptions.

The general partner expects that non-exchange traded contracts will be traded for commodity interests for which there is generally a liquid underlying market. Such markets, however, may experience periods of illiquidity and are also subject to market disruptions.

The Fund’s advisors already manage sizable assets in the commodity markets, and they have encountered illiquid situations in the past. It is therefore probable that the Fund will encounter illiquid situations. It is impossible to quantify the frequency or magnitude of these risks, however, especially because the conditions often occur unexpectedly.

Foreign exchanges are less regulated than U.S. markets and trading is subject to exchange rate, market practice and political risks.

The Fund may trade in commodity contracts on exchanges located outside the U.S. The general partner estimates that five to 15 percent of the Fund’s assets may be used to margin positions traded on non-U.S. exchanges at any point in time.

Commodity exchanges and commodity futures and options trading in the U.S. are subject to regulation under the Commodity Exchange Act by the CFTC. The function of the CFTC is to implement the objectives of the Commodity Exchange Act of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Although the CFTC permits U.S. persons to trade futures and options on futures on non-U.S. exchanges, non-U.S. exchanges are not regulated by the CFTC. Therefore, the Fund will not receive any benefit of U.S. government regulation for these trading activities.

Trading on foreign exchanges involves some risks that trading on U.S. exchanges does not, such as:

•	lack of investor protection regulation

The rights of the Fund in the event of the insolvency or bankruptcy of a non-U.S. market or broker are likely to differ from rights that the Fund would have in the U.S. and these rights may be more limited than in the case of failures of U.S. markets or brokers.

•	possible governmental intervention

A foreign government might halt trading in a market and/or take possession of the Fund’s assets maintained in its country in which case the assets might never be recovered. The general partner might have little or no notice that such events were happening. In such circumstances, the general partner might not be able to obtain the Fund’s assets.

•	relatively new markets

Some foreign exchanges on which the Fund trades may be in developmental stages so that prior price histories may not be indicative of current price patterns.

•	exchange-rate exposure

The Fund will be valued in U.S. dollars. Contracts on foreign exchanges are usually traded in the local currency. The Fund’s assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency. Changes in the value of the local currency relative to the U.S. dollar could cause losses to the Fund even if the contract traded is profitable.

Forward foreign currency and spot contracts are not regulated and are subject to credit risk.

The Fund will trade forward contracts in foreign currencies with regulated institutions such as Salomon Smith Barney (or an affiliate) as counterparty and may engage in spot commodity transactions (transactions in physical commodities). These contracts, unlike futures contracts and options on futures to be traded by the Fund, are not regulated by the CFTC. Therefore, the Fund will not receive any benefit of CFTC regulation for these trading activities.

Furthermore, these transactions are not exchange-traded so that generally no clearinghouse or exchange stands ready to meet the obligations of the contract. Thus, the Fund faces the risk that its counterparties may not perform their obligations. This risk may cause some or all of the Fund’s gains to be unrealized.

Purchasing and writing options could result in trading losses.

The Fund may trade exchange-traded commodity options. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option may lose the entire premium paid for the option. The writer or seller of an option has unlimited risk. An option writer collects a premium and risks losing the difference between the premium received and the price it would have to pay to obtain the underlying commodity or futures contract if the option buyer exercises its option. The advisors currently do not trade options extensively, but may do so in the future.

Swaps are subject to credit risks.

The Fund may engage in swap transactions in energy, agricultural and base and precious metal products, currencies and interest rates. Unlike futures and options on futures contracts and commodities, swap contracts are not traded on nor generally cleared by an exchange or clearinghouse. Like forward foreign currency and spot contracts, the Fund will be subject to the risk of counterparty default on its swaps. Since swaps do not generally involve the delivery of underlying assets or principal, any loss would be limited to the net amount of payments required by contract. In some swap transactions, the counterparty may require the Fund to deposit collateral to support the Fund’s obligation under the swap agreement. If the counterparty to such a swap defaults, the Fund would lose the net amount of payments that the Fund is contractually entitled to receive and could lose, in addition, any collateral deposits made with the counterparty. The advisors currently do not intend to trade swaps on behalf of the Fund but may decide to do so in the future.

See “Commodity Markets” in Part Two of this document for additional information.

Trading Advisor Risks

Past performance is no assurance of future results.

The Fund’s initial advisors base their trading decisions on technical analysis of market prices. Future advisors to the Fund may employ fundamental analysis of a variety of economic, political and financial factors. Neither technical nor fundamental analysis takes into account unanticipated world events that may cause losses to the Fund. In addition, the Fund’s advisors may alter their strategies from time to time. Therefore, their performance results in the future may materially differ from their prior trading records. The addition of the Fund’s account may also substantially increase the total amount of assets each advisor manages. Somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. In any event, past performance does not assure future results.

Descriptions of advisors’ strategies may not be applicable in the future.

Any advisor may make material changes to the trading strategy it uses in trading the Fund’s account with the consent of the general partner, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be useful. The general partner does not anticipate that this will occur frequently, if at all. You will be informed of any changes to an advisor’s strategy that the general partner deems to be material, however, you may not be notified until after a change occurs.

Non-material changes may be made by the advisors without the consent of the general partner. These changes may nevertheless affect the Fund’s performance.

Speculative position and trading limits may reduce profitability.

The CFTC and U.S. exchanges have established “speculative position limits” on the maximum net long or net short position which any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. The trading instructions of an advisor may have to be modified and positions held by the Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions.

Fund performance may be hindered by increased competition for positions.

Assets in managed futures have grown from an estimated $500 million in 1980 to over $45 billion in 2002. This increase has occurred primarily among trend-following advisors like the advisors to the Fund. Further, because they trade independently, the advisors to the Fund may take similar positions contemporaneously. These factors mean increased trading competition. Since futures are traded in an auction-like market, the more competition there is for the same contracts, the more difficult it is for the Fund’s advisors to obtain the best prices for the Fund. The advisors are required to use an allocation methodology that is fair to all of their customers.

You will not have access to the Fund’s positions and must rely on the general partner to monitor the advisors.

As a limited partner, you will not have access to the Fund’s trading positions. Consequently, you will not know whether the Fund’s advisors are adhering to the Fund’s trading policies and must rely on the ability of the general partner to monitor trading and protect your investment.

Fund Structure and Organization Risks

The Fund will pay substantial fees and expenses regardless of profitability.

The Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. In addition, it is possible that the Fund could pay substantial incentive fees to one or more of the advisors in a year in which it had no net trading profits or in which it actually lost money. Furthermore, it is possible that the advisors could take positions opposite each other, compounding transaction fees for little benefit to the Fund as a whole.

A $5,000 investment would have to increase between 9.81% (based upon the Fund’s initial minimum size of $25 million) and 7.16% (based upon a $300 million Fund size) in one year of trading operations, that is, between $490.27 and $357.76, to equal $5,000 upon redemption at the end of that year. The Fund’s trading profits and interest income must equal or exceed its trading losses and expenses to avoid depletion or exhaustion of its assets.

See “Fees and Expenses of the Fund.”

Conflicts of interest exist.

Conflicts of interest exist in the structure and operation of the Fund’s business. These conflicts include:

(1)	the general partner and Salomon Smith Barney, the Fund’s commodity broker, are affiliates and brokerage fees have not been set at arm’s length;

(2)	each of the Fund’s advisors, the Fund’s commodity broker and their principals or affiliates may trade for their own accounts or for clients and may take competing positions or positions opposite or ahead of those taken for the Fund; and

(3)	your financial consultant will receive ongoing compensation for providing services to your account and therefore has a conflict of interest in advising you when and whether to purchase or redeem units.

No specific policies regarding conflicts of interest, however, will be adopted by the Fund.

See “Conflicts of Interest.”

Your ability to redeem or transfer units is limited.

You may only redeem your units as of the end of each month after an initial holding period of three months. You will not know the value of your redemption prior to the time you submit your request to redeem your units. No public market for the Fund’s units exists. You may transfer your units with notice to the general partner. A transferee cannot, however, become a limited partner without the general partner’s approval.

You will not participate in management of the Fund’s business.

You are not permitted to participate in the management or control of the Fund or the conduct of its business. You will have limited voting rights with respect to the Fund’s affairs. You must rely upon the fiduciary responsibility and judgment of the general partner to manage the Fund’s affairs in the best interests of the limited partners.

Expiration or termination of management agreements with the advisors could increase fees paid to advisors.

The management agreement with each advisor expires each year on June 30. An advisor may not agree to renew its agreement on the same terms and new advisors may not agree to similar terms. In the event that a new advisor is selected, it will be paid incentive fees on new trading profits it generates without regard to trading losses generated by the prior advisor. The advisory fees payable by the Fund could increase according to the terms of a new management agreement or if a new advisor were selected.

The Fund may terminate before you achieve your investment objective.

Unforeseen circumstances, including substantial losses or withdrawal of the Fund’s general partner, could cause the Fund to terminate prior to its stated termination date of December 31, 2022. Early termination of the Fund could disrupt your overall investment portfolio plan resulting in the loss of all of your investment. The Fund will terminate if its net asset value per unit falls below $400 as of the end of any trading day.

The offering of units has not been subject to independent review or review on your behalf.

One law firm represents the Fund, the general partner and the commodity broker. The Fund’s advisors are each represented by themselves or their own legal counsel. You do not have legal counsel representing you as a limited partner in connection with the Fund. Accordingly, you should consult your legal, tax and financial advisors regarding the desirability of investing in the Fund.

You cannot determine the expected results of this Fund from the performance history of other funds operated by the general partner.

The Fund has not yet begun trading. The general partner operates 22 other active public, private and offshore pools as of December 31, 2002;

however, the performance of this Fund will likely differ from the performance of the other funds. The general partner has not before employed the same combination of advisors for any other fund, although Graham, JWH and Willowbridge currently manage other funds for the general partner.

Furthermore, while the trading strategies used by Graham, JWH and Willowbridge for this Fund are the same as those employed for existing funds operated by the general partner, the strategies used for this Fund and the others may vary in the future. Therefore, the performance of the Fund will likely be different from the performance of other funds operated by the general partner.

Tax and Other Regulatory Risks

Your tax liability may exceed cash distributions.

The general partner does not currently intend to distribute cash to limited partners. Cash will be distributed to you at the sole discretion of the general partner. You will be subject to income tax on your share of the Fund’s income and gains each year, however, whether or not any cash has been distributed. The only way for you to obtain income earned on your investment is to redeem units. After the end of a three-month holding period, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income, income on swaps and gain on some foreign futures contracts are ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Non-U.S. investors may face exchange risk and local tax consequences.

Non-U.S. investors should note that units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of their investment to decrease or to increase. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

A further discussion of tax issues appears under “Income Tax Aspects.”

You will not have the protections provided to regulated mutual funds.

The Fund is not a registered securities investment company or “mutual fund,” subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

Deregistration of the commodity pool operator and commodity trading advisors could disrupt operations.

The general partner is a registered commodity pool operator and each of the advisors is a registered commodity trading advisor. If the CFTC were to terminate, suspend, revoke or not renew the registration of the general partner, the general partner would withdraw as general partner of the Fund. The limited partners would then determine whether to select a replacement general partner or to dissolve the Fund. If the CFTC were to terminate, suspend, revoke or not renew the registrations of any of the advisors, the general partner would terminate the management agreement with that advisor. The general partner could reallocate the Fund’s assets managed by that advisor to the other advisors or appoint a new advisor. No action is currently pending or threatened against the general partner or any of the advisors.

Regulatory changes could restrict the Fund’s operations.

Federal agencies including the SEC, the CFTC and the Federal Reserve Bank regulate certain activities of the Fund, the general partner and the advisors. Regulatory changes could adversely affect the Fund by restricting its markets or activities, limiting its trading and/or increasing the taxes to which investors are subject. The general partner is not aware of any pending or threatened regulatory developments that might adversely affect the Fund; however, adverse regulatory initiatives could develop suddenly and without notice.

POTENTIAL BENEFITS OF INVESTING IN

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

Multi-advisor trading

The general partner has selected four advisors who will utilize different proprietary trading systems for the Fund. As a result, profits earned by one advisor may offset losses incurred by other advisors during the same time period. Losses, however, may entirely offset profits in the same manner.

Ability to establish long or short positions with equal ease

Unlike traditional portfolios that hold predominantly long positions, the Fund’s advisors can take both long and short positions with equal ease. For example, there is no requirement in futures to sell short only on a price up-tick as there is in U.S. stock exchange trading. Nor is the Fund required to hold securities or set aside cash or cash equivalents to cover short positions as registered investment companies must do. Thus the Fund can participate in declining markets as well as rising markets.

Professional management

Smith Barney Futures Management LLC, the general partner, has used a rigorous due diligence process to select the four advisors that will initially trade on behalf of the Fund. The general partner believes that the advisors’ trading styles, markets traded and risk control techniques complement one another. Each initial advisor has a minimum of five years’ experience managing client money. As of December 31, 2002, the aggregate funds under management by the advisors in commodity interest accounts were $4.1 billion (including “notional funds”).

Global market investing with limited exchange rate risk

Based on prior trading by the Fund’s initial advisors, five to 15 percent of the Fund’s assets may be used for trading contracts on non-U.S. exchanges. Substantially all of these contracts are denominated in non-U.S. currencies. The advisors are able to convert foreign currency balances for non-U.S. contracts to U.S. dollars at least monthly in highly liquid markets at competitive prices. Thus, the Fund’s overall risk associated with the conversion to and from foreign currency is limited.

The percentage allocated to trading non-U.S. contracts is subject to change by the advisors. The advisors may change the weightings within their existing portfolios at their discretion.

Diversification within a single investment

The advisors in the Fund trade a broad range of global markets, including foreign currencies, U.S. and international interest rates and stock indices, precious and base metals and agricultural and energy products.

Risk of default from trading partners is limited

Based on the advisors’ past trading, the general partner estimates that approximately 80% to 90% of the Fund’s trading will be in futures contracts on regulated exchanges. In futures trading, risk is limited by the use of clearinghouses to the exchanges, which take the other side of every customer’s futures contract and stand ready to meet the obligations of the futures contract. The clearinghouse, as counterparty to every customer, facilitates trades between buyers and sellers who remain anonymous to one another. The credit risk that either the buyer or the seller will default on a futures obligation is therefore limited.

Approximately 10% to 20% of the Fund’s trading, however, may be in foreign exchange forward and spot contracts as well as swap contracts none of which is traded on an exchange. For these trades, the Fund is subject to credit risk of the counterparty defaulting. In order to reduce this risk, the Fund intends to contract with Salomon Smith Barney and other well-capitalized institutions.

Transparency and monitoring

The Fund’s commodity broker, Salomon Smith Barney, is an affiliate of the general partner, Smith Barney Futures Management. This allows the general partner to view the Fund’s trades executed through Salomon Smith Barney during the trading day and maintain an ongoing monitoring process. An unaffiliated general partner would be able to view those positions only as of the end of the trading day. In a fund that invests in other funds rather than trading directly, the general partner has little or no knowledge of the underlying funds’ positions.

Limited liability

If you traded commodities on your own, you would be subject to margin calls. There would also be potential for unlimited loss in excess of the amount of your initial cash investment. As an investor in the Fund, you will not be subject to margin calls or to demands for cash in excess of your initial investment.

You will, however, be subject to ongoing taxes on your investment in the Fund. Therefore, your total losses, including taxes paid on profits earned, could exceed your initial investment.

Low minimum investment and potentially lower advisor and brokerage fees

Neither the Fund’s advisors nor Salomon Smith Barney accept commodity accounts for $5,000. In addition, brokerage and advisor fees associated with the Fund may be lower than what you would pay if you opened an account with one of the Fund’s trading advisors using Salomon Smith Barney as commodity broker. Typically, the Fund’s advisors require minimum investment amounts in excess of $1,000,000 in order to open an individual account. These accounts may pay higher management and incentive fees to the advisors than those charged by the Fund. In addition, brokerage fees and services for an individual managed account must be individually negotiated. Brokerage fees for individual accounts may exceed those paid by the Fund.

Interest Income

Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Salomon Smith Barney will retain 20% of any interest earned on Treasury bills purchased.

Administrative Convenience

In addition to execution and clearing, the Fund will receive several administrative services from Salomon Smith Barney, including account reconciliation, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports.

A daily estimate of the Fund’s net asset value per unit and the value of your investment is available on the Internet if you subscribe to Salomon Smith Barney Access®. The general partner also issues monthly and annual reports to investors as well as information necessary for completing individual federal tax returns.

CONFLICTS OF INTEREST

The general partner, the commodity broker, the advisors and their affiliates will seek to avoid conflicts of interest if feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Fund. No specific policies regarding conflicts of interest, however, will be adopted by the Fund. The general partner is bound by its fiduciary duties as a general partner to resolve all conflicts in the best interest of the limited partners.

Relationship Between the General Partner and the Commodity Broker

The general partner is an affiliate of Salomon Smith Barney, the commodity broker for the Fund. As a result of this affiliation, the following conflicts arise:

•	The affiliation between the general partner and Salomon Smith Barney creates a potential conflict in that fees paid to Salomon Smith Barney have not been set by “arm’s-length” negotiation, and the general partner has no incentive to replace Salomon Smith Barney. The brokerage fees to be paid by the Fund are similar to those paid by other publicly offered funds to affiliated and unaffiliated brokers.

•	The general partner, in its sole discretion, determines whether any distributions will be made. To the extent that profits are retained by the Fund rather than distributed, net assets and therefore the amount of fees paid to the general partner’s affiliate, Salomon Smith Barney, will increase. In addition, the amount of cash in segregated accounts at banks that extend overdraft privileges to Salomon Smith Barney may be greater to the extent that profits are retained.

•	Your financial consultant has a financial incentive to recommend that you purchase and not redeem units even when it is not in your best interest to remain invested in the Fund because he or she will receive ongoing compensation for providing services to your account.

Accounts of Salomon Smith Barney, the General Partner and Their Affiliates

Salomon Smith Barney and its officers, directors and employees may trade commodity contracts for their own accounts. Salomon Smith Barney is a futures commission merchant and effects transactions in commodity contracts for its customers. The general partner over the last five years has sponsored and established more than 30 commodity pools and may sponsor or establish other commodity pools and manage individual accounts. Conflicts that arise from trading these accounts include:

•	Salomon Smith Barney, as the Fund’s broker, could effect transactions for the Fund in which the other parties to the transactions are its officers, directors or employees or its customers, including other funds sponsored by the general partner.

•	These persons might unknowingly compete with the Fund in entering into contracts.

The records of any such trading will not be available for inspection by limited partners. Neither will the general partner have access to such records, except for those of accounts that it operates or manages. CFTC regulations require that Salomon Smith Barney transmit to the floor each futures or options order received from the Fund executable at or near the market price before any competing order for any of its own proprietary accounts. Transactions in forward, spot and swap contracts are not governed by any similar regulations.

Control of Other Accounts by the Advisors

The advisors manage and operate the accounts of clients other than the Fund, including other commodity pools and intend to manage and operate other accounts in the future. Graham, JWH and Willowbridge act as advisors to other pools operated by the general partner. Drury has not before traded pool accounts operated by the general partner. In addition, the advisors and their principals and affiliates may trade for their own accounts. Conflicts that arise from this trading include:

•	The advisors or their principals or affiliates may sometimes take positions in their proprietary accounts that are opposite or ahead of the Fund. Trading ahead of the Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for the Fund.

•	The advisors may have financial incentives to favor other accounts over the Fund. The advisors (other than Drury) currently trade other client accounts that pay higher advisory fees than the Fund. Accounts managed by the advisors in the future may pay higher fees as well.

•	Other individual and pooled accounts traded by the advisors will compete with the Fund and the advisors may compete with each other, in entering into and liquidating contracts for the Fund. When similar orders are entered at the same time, the prices at which the Fund’s trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the advisor may be unable to liquidate winning or losing positions without incurring additional losses. Each advisor is required to use an allocation methodology that is fair to all of its customers. Each advisor attempts to minimize the impact of different prices received on orders.

•	An advisor for the Fund may be required to revise trading orders as a result of the aggregation for speculative position limit purposes of all accounts traded, owned or controlled by that advisor. The more assets the advisor has under management, the more likely the advisor is to be constrained by position limits. In this case, the advisor will modify its orders in a manner that will not disproportionately affect the Fund.

As a limited partner, you will not have access to the trading records of the other accounts managed by the advisors through Salomon Smith Barney nor the records of trading accounts managed by the advisors at other commodity brokers. The general partner, however, does have access to the trading accounts managed by the Fund’s advisors on behalf of other funds for which it acts as general partner or trading manager. The general partner will not have access to the accounts traded by the advisors at other commodity brokers or on behalf of other general partners or trading managers.

Other Activities of Salomon Smith Barney

Salomon Smith Barney maintains a commodity research department that makes trading recommendations on a daily basis. These trading recommendations may include transactions that are similar or opposed to transactions of the Fund. The trading records of such recommendations will not be made available to you.

FEES AND EXPENSES OF THE FUND

Type of Fee or Expense	Amount
Advisory Fees

Management Fees	2% per year of allocated net assets payable monthly to each advisor.

Quarterly Incentive fees	20% of new trading profits earned by each advisor for the Fund in each calendar quarter, which are trading profits net of expenses, other than initial organizational and offering expenses.

Trading Fees

Brokerage fee	5.5% per year of net assets payable monthly (0.46% per month) to Salomon Smith Barney (up to 36.66% of which will be paid to financial consultants who have sold units in this offering).

Transaction fees	Actual transaction fees estimated at 0.40% of net assets per year (includes floor brokerage, NFA, exchange, clearing and give-up fees).

Other Operating Expenses

Offering and organizational expenses of the initial offering period	Actual expenses estimated at $650,000 together with interest reimbursed to Salomon Smith Barney in 36 monthly installments.

Expenses of the continuous offering

Actual expenses estimated at $300,000 per year. At the Fund’s initial minimum size of $25 million, this would equal 1.20% of net assets; at a Fund size of $300 million, this would equal 0.10% of net assets.

Ongoing Expenses: periodic legal, accounting, filing and reporting fees

Actual expenses estimated at $150,000 per year. At the Fund’s initial minimum size of $25 million, this would equal 0.60% of net assets; at a Fund size of $300 million, this would equal 0.05% of net assets.

Discussion of Fees

All fees are calculated by the general partner.

Advisors

Management Fees

Management fees are based on net assets allocated to the advisors. Net asset value or net assets of the Fund, is the total assets of the Fund, including all cash, Treasury bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Fund, determined in accordance with generally accepted accounting principles.

In calculating the management fee, net assets are increased by the advisor’s current monthly incentive fee accrual and any allocable redemption or distribution as of the end of such month. In addition, ongoing expenses will be attributed to each advisor based on the advisor’s proportionate share of the Fund’s net assets. Ongoing expenses attributed to each advisor will not include initial organizational and offering expenses, management fees of any other advisor to the Fund or expenses of litigation not involving the activities of the advisor on behalf of the Fund.

Incentive Fees

The quarterly incentive fees payable to the advisors will be accrued on a monthly basis and paid as of March 31, June 30, September 30 and December 31 of each year. The first incentive fee will be based on new trading profits earned from the commencement of trading through the end of the first full calendar quarter after trading commences. From that point on, incentive fees will be based on new trading profits earned during each calendar quarter (or shorter period in the case of an earlier termination of an advisor).

New trading profits are the excess, if any, of net assets managed by the advisor at the end of the calendar quarter over the higher of:

(1)	Net assets allocated to the advisor at the date trading commences, or

(2)	Net assets managed by the advisor at the end of the highest previous calendar quarter.

New trading profits are further adjusted to eliminate the effect of various non-trade-related activities on net assets. These activities may include new capital contributions, redemptions, reallocations or capital distributions, initial organizational and offering expenses and interest or other income earned on the Fund’s assets.

If any incentive fee is paid to an advisor and that advisor incurs a net loss for any subsequent period, the advisor will retain the amount previously paid. The advisor, however, will not be paid additional incentive fees until the advisor recovers the net loss incurred and earns additional new trading profits for the Fund. If net assets allocated to the advisor are reduced due to net redemptions, distributions or reallocations, any loss that the advisor must recover before another incentive fee is paid will be proportionately reduced.

Commodity Broker

Brokerage Fee

Salomon Smith Barney, as the Fund’s commodity broker, clears and may execute all trades for the Fund. The Fund has agreed to pay Salomon Smith Barney a brokerage fee equal to 5.5% per year of net assets allocated to the advisors (0.46% payable monthly). In calculating the brokerage fee, net assets equals the equity maintained in cash and cash equivalents at the end of the month plus unrealized gain (loss) on open positions (commodity interest contracts that have not been closed) and accrued interest income for the month.

Based on the recent trading history of the advisors, the fee that the Fund will pay is estimated to equal $54 per round-turn transaction. The Fund’s brokerage fee may be substantially higher than the fees that Salomon Smith Barney charges certain other institutional customers. Brokerage fees will be paid for the life of the Fund although the rate and amount paid per month may change.

The Fund will enter into spot and forward transactions and may enter into swap transactions with Salomon Smith Barney or an affiliate as principal at prices quoted by Salomon Smith Barney that reflect a price differential or spread between the bid and the ask prices. The differential includes anticipated profits and costs to Salomon Smith Barney as dealer, but does not include a mark-up. All trades with Salomon Smith Barney or one of its affiliates will be at competitive market prices. Thus, the price quoted to the Fund will be less than or equal to the price quoted to any other Salomon Smith Barney account for the same spot, forward or swap transaction.

The Fund may also enter into spot, forward and swap transactions with dealers unaffiliated with Salomon Smith Barney whose price quotes include a spread. Such unaffiliated dealers also may charge a mark-up and/or commissions. The spread plus any mark-up or commissions are in addition to the monthly brokerage fee paid to Salomon Smith Barney.

Salomon Smith Barney will pay a portion of its brokerage fees (up to 32%) to its financial consultants who sell units in the offering if they are registered with the CFTC as associated persons and if they provide continuing services to unit purchasers.

Interest Income

All of the Fund’s assets are deposited in commodity trading accounts with Salomon Smith Barney and will be maintained in cash or in U.S. government securities as described below and segregated as customer funds, as required by CFTC regulations.

Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day U.S. Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Salomon Smith Barney will retain 20% of any interest earned on the Treasury bills purchased.

Salomon Smith Barney will deposit the Fund’s cash in segregated bank accounts. The banks do not pay interest on these accounts. Salomon Smith Barney has obtained overdraft privileges with the banks that hold the Fund’s cash deposits. As a result of these overdraft privileges, Salomon Smith Barney may be able to reduce its other short-term borrowings, which generally carry a higher interest rate than a 30-day or 90-day U.S. Treasury bill yield. There is no benefit to the Fund as a result of Salomon Smith Barney’s privileges.

Interest on cash balances will be paid on the average daily equity maintained in cash in the Fund’s account during each month (i.e., the sum of the daily cash balances in such accounts divided by the number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by Salomon Smith Barney based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined.

Reimbursements

The Fund will pay or reimburse Salomon Smith Barney for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Fund’s trading. These fees and charges are paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the exact amount of such fees, based on the recent trading history of the advisors, the Fund estimates these fees at 0.40% of net assets per year.

Salomon Smith Barney will initially pay the organizational and offering expenses of the initial offering period. These expenses include legal and accounting fees, marketing and printing expenses, escrow charges and filing, registration and recording fees and are estimated at $650,000. These expenses (plus interest at the prime rate quoted by JPMorgan Chase & Co.) will be reimbursed by the Fund in 36 monthly installments beginning with the month in which trading begins.

Other

The Fund will pay ongoing legal, accounting, filing, reporting and data processing fees and the expenses of the continuous offering to unaffiliated vendors. These expenses were negotiated at arm’s length and are estimated to be $450,000 per year as detailed below. At the Fund’s initial minimum size of $25 million, this would equal 1.80% of the Fund’s net assets per year; at a Fund size of $300 million, this would equal 0.15% of net assets per year.

Legal Expenses	$40,000
Accounting Expenses	$60,000
Other Expenses (such as filing and reporting fees)	$50,000
Continuous Offering Expenses	$300,000
Total	$450,000

The Fund will also pay any extraordinary expenses. The general partner will bear any and all other general and administrative expenses of the Fund.

Caps on Fees

The Fund expects to pay the fees outlined above. The limited partnership agreement and/or guidelines of state securities regulators, however, limit the fees that may be paid by the Fund.

Aggregate annual fees and expenses as described in the following sentence may not exceed 6% of net assets per year ( 1/2 of 1% per month). This cap does not cover incentive fees, commodity brokerage fees, legal and accounting services or extraordinary expenses, but does include management fees and customary and routine administrative expenses of the Fund as well as periodic filing and reporting fees. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the Fund’s aggregate fees and expenses are reduced below 6% annually.

The Fund’s brokerage fees may not exceed 14% of annual net assets or 80% of published retail rates. This cap includes brokerage fees and NFA, exchange, floor brokerage, give-up, user and clearing fees. Net assets for purposes of this limitation excludes Fund assets not directly related to trading activity. Under its current fee structure, the Fund is estimated to pay less than 6% of net assets per year for brokerage and related transactional fees. Such fees may change in the future.

Offering and organizational expenses may not exceed 15% of aggregate subscriptions.

In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions or fees on transactions for the Fund, as well as the payment by any broker of rebates or give-ups to any advisor. This provision does not affect the payment of the fees and expenses described above.

Break-even Analysis

In order to “break-even” at the end of one year of trading, each $5,000 you invest must earn profits of $490.27 (at the Fund’s initial minimum size of $25 million) or $357.76 (at a Fund size of $300 million). The estimated fees and expenses that determine these amounts, which are shown below, have been calculated in the sequence that will be used by the Fund. Therefore, each item of income and the related percentage of selling price per unit reflects the Fund’s effective cost structure.

	Estimated Fund Size
	$25,000,000	$300,000,000
Minimum Investment	$5,000.00	$5,000.00

	Dollar Amount	Percentage	Dollar Amount	Percentage
Advisor’s Management Fee (1)	$92.27	1.85%	$94.76	1.90%
Advisor’s Incentive Fee (2)	$11.50	0.23%	$1.00	0.02%
Brokerage Fees	$277.60	5.55%	$277.60	5.55%
Transaction Fees	$20.10	0.40%	$20.10	0.40%
Initial Offering and Organizational Expenses	$46.00	0.92%	$4.00	0.08%
Operating Expenses	$90.00	1.80%	$7.50	0.15%

Total Fees	$537.47	10.75%	$404.96	8.10%
Interest Income (3)	($47.20)	(0.94)%	($47.20)	(0.94)%

Amount of Trading Income Required for the Partnership’s Net Asset Value per Unit at the End of One Year to Equal the Selling Price per Unit	$490.27		$357.76

Percentage of Selling Price per Unit		9.81%		7.16%

(1)	The Fund will pay its advisors monthly management fees at an annual rate of 2% of net assets.
(2)	The Fund will pay each advisor an incentive fee of 20% of new trading profits earned each calendar quarter. Incentive fees are calculated based on new trading profits after deducting all of the Fund’s expenses allocated to the advisor other than initial organizational and offering expenses.
(3)	Interest income was estimated at an annual rate of 1.18% on 80% of the Fund’s assets maintained in cash.

See “Fees and Expenses of the Fund” at page 19.

TRADING POLICIES

The Fund will attempt to achieve its objectives through speculative trading in a diverse portfolio of commodity interests. The Fund does not intend to act as a dealer. The Fund will follow the trading policies set forth below:

1.  The Fund will invest its assets only in commodity interests that the advisors believe are traded in sufficient volume to permit ease of taking and liquidating positions.

2.  No advisor will initiate additional positions in any commodity interest if these positions result in aggregate positions requiring a margin of more than 66 2/3% of assets allocated to that advisor. Forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange. Swap contracts will be deemed to have margin requirements equivalent to the collateral deposits, if any, made with the swap counterparties.

3.  The Fund will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

4.  The Fund will not utilize borrowings, except short-term borrowings, if the Fund takes delivery of any cash commodities. Neither the deposit of margin with the commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing.

5.  From time to time, trading strategies such as spreads or straddles may be employed on behalf of the Fund. “Spreads” or “straddles” involve the simultaneous buying and selling of contracts on the same commodity but with different delivery dates or markets. The trader of these contracts expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

6.  The Fund will not permit the churning of its commodity trading accounts.

The general partner may alter trading policies Nos. 1, 2 and 5 without approval by the limited partners if the general partner determines that the change is in the Fund’s best interest. These determinations will be based upon factors deemed relevant by the general partner based on contemporaneous market conditions, including the performance of various futures markets, advisors and the risks associated with modified trading policies. You will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Fund in accordance with the Fund’s partnership agreement.

For additional discussion of the trading policies and your rights, see “Reports to Limited Partners” on page 96.

THE GENERAL PARTNER

Background

Smith Barney Futures Management LLC is the general partner of the Fund. It is a limited liability company that is, like Salomon Smith Barney, wholly-owned by Salomon Smith Barney Holdings Inc. The general partner changed its form of organization from a corporation to a Delaware limited liability company effective October 1, 1999. Salomon Smith Barney Holdings, Inc. is a wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), a publicly held company whose shares are listed on the New York Stock Exchange and that is engaged in various financial service and other businesses. The general partner is the surviving corporation of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.

The general partner is a commodity pool operator and commodity trading advisor and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc., which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the general partner are located at 388 Greenwich Street—7th floor, New York, New York 10013; telephone (212) 723-5424.

Principals

The officers and directors of the general partner are David J. Vogel (President and Director), Steven J. Keltz (Secretary and Director), Daniel R. McAuliffe, Jr. (Director and Chief Financial Officer), Shelley Ullman (Senior Vice President and Director) and Maureen O’Toole (Senior Vice President and Director). Each director and officer is subject to reappointment annually.

Mr. Vogel, age 58, is a Managing Director of Salomon Smith Barney and of Citigroup Alternative Investments and has been a Director of the general partner since August 2, 1993. In May 1996, he was appointed President of the general partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of Shearson Lehman Brothers Inc. (“SLB”). Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August 1988). Mr. Vogel is currently a Director of the Managed Funds Association and the Institute for Financial Markets. Mr. Vogel is also a past chairman of the Futures Industry Association, a past Director of Comex Clearing Corporation and the Comex Exchange and a past Governor of the Chicago Mercantile Exchange.

Mr. Keltz, age 51, is an Associate General Counsel in the Law Department of Salomon Smith Barney. He became Secretary and Director of the general partner on August 2, 1993. He has been a Director of Salomon Smith Barney since October 1995. From October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager-Futures and an Associate General Counsel for Paine Webber Incorporated from 1985 through September 1988.

Mr. McAuliffe, age 53, is a Director of Salomon Smith Barney and of Citigroup Alternative Investments. He became a Director of the general partner in April 1994 and the Chief Financial Officer of the general partner in August 2001. From 1986 through 1997 he was responsible for the marketing and sales of managed futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Funds Association.

Ms. Ullman, age 43, is a Director of Salomon Smith Barney’s Futures Division and a Senior Vice President and Director of the general partner (since May 1997 and April 1994, respectively). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the general partner, with responsibility for execution, administration, operations and performance analysis for managed futures funds and accounts.

Ms. O’Toole, age 45, is a Managing Director of Citigroup Alternative Investments and a Senior Vice President and Director of the general partner (since May 1997 and August 2001, respectively). Ms. O’Toole is National Sales Director for Citigroup Alternative Investments products distributed by Salomon Smith Barney. Prior to joining Salomon Smith Barney in March 1993, Ms. O’Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O’Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division.

Legal Actions

There have been no material administrative, civil or criminal actions within the past five years against the general partner or any of its individual principals and no such actions are currently pending.

Investment by General Partner

The limited partnership agreement requires the general partner to maintain a cash investment in the Fund at least equal to the greater of (1) an amount that will entitle the general partner to an interest of at least 1% in each material item of Fund income, gain, loss, deduction or credit and (2) the greater of (a) 1% of capital contributions or (b) $25,000. The general partner shares in profits and losses of the Fund in proportion to its share of Fund capital.

In order to form the partnership, the general partner and Mr. David Vogel each contributed $1,000 for one unit of partnership interest. Upon commencement of trading operations, Mr. Vogel’s unit may be redeemed by the Fund. Neither the general partner nor the advisors nor any of their principals owns any other beneficial interest in the Fund although they are not precluded from purchasing units in the future. The general partner, Salomon Smith Barney and their principals and employees may purchase units equal in price to less than 10% of the total contributions to the Fund.

Business and Practices of General Partner

The general partner employs a team of approximately 15 professionals whose primary emphasis is on attempting to maintain quality control among the advisors to the funds operated or managed by the general partner. The general partner receives no compensation for 14 of these funds. For seven of the funds, the general partner receives fees ranging from 0.25% to 1.0% of net assets per year. For one, the general partner receives a 5% performance based fee. A full-time staff of due diligence professionals use state-of-the-art technology and on-site evaluations to monitor new and existing futures money managers. The accounting and operations staff provide processing of trading activity and reporting to limited partners and regulatory authorities. The general partner also includes staff involved in marketing and sales support.

In selecting advisors for the Fund, the general partner will consider past performance, trading style, volatility of markets traded and fee requirements. Each current advisor has a minimum of five years of performance, and the general partner believes each has a trading style that blends well with the other advisors. Each of the advisors will be responsible only for trading the assets of the Fund allocated to it. Each advisor will trade independently of the others.

The general partner has an extensive track record in the managed futures industry and ranks among the top tier of similar general partners in terms of money under management (based upon data collected from Barclay Institutional Report, published by the Barclay Trading Group, a managed futures industry publisher).

Over the past 20 years, the general partner and its predecessor firms have sponsored and established more than 50 commodity pools and programs with aggregate assets in excess of $2 billion. As of December 31, 2002, the general partner acted as general partner or trading manager to 22 other active public, private and offshore pools with assets of approximately $1.2 billion. The performance of the public and private pools (other than certain exempt accounts) operated by the general partner through December 31, 2002 appears beginning on page 29.

Duties of the General Partner

The general partner administers the business and affairs of the Fund including the Fund’s relationships with its advisors. Duties relating to the advisors include:

•	selection, appointment and termination of the trading advisors;

•	negotiation of the advisory agreements;

•	allocations and reallocations of assets among the trading advisors;

•	monitoring the activity of the trading advisors; and

•	due diligence examinations of the trading advisors.

In addition, the general partner will prepare the books and records and will provide the administrative and compliance services that are required by law or regulation from time to time in connection with operation of the Fund. These services include the preparation of required books and records and reports to limited partners, government agencies and regulators; computation of net asset value; calculation of fees; effecting subscriptions, redemptions and limited partner communications; and preparation of offering documents and sales literature.

The provisions in the limited partnership agreement relating to the fiduciary duty of the general partner are discussed under “The Limited Partnership Agreement — Fiduciary Responsibility of the General Partner.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Fund was formed on December 3, 2002 under the laws of the State of New York. To date, its only transactions have been the preparation of this offering and capital contributions of $1,000 by the general partner and $1,000 by one limited partner. The Fund has not begun trading. Therefore, the financial statement of the Fund included in the prospectus is not indicative of future operating results. These results will depend in large part upon the commodity markets in general, the advisors’ performance, changes in interest rates and the amount of subscriptions and redemptions. Because of the nature of these factors and their interaction, it is impossible to predict future operating results, financial position and cash flow.

Due to the highly leveraged nature of commodity interest trading, small price movements may result in substantial losses. In order to provide some protection against a material decline in liquidity caused by trading losses, the Fund adheres to its trading policies. By enforcing the trading policies, the general partner will attempt to minimize market risk. The general partner will monitor and attempt to minimize the Fund’s credit risk by permitting the Fund to contract only with Salomon Smith Barney and other dealers in forward, spot and swap transactions that the general partner believes are well-capitalized.

The Fund’s advisors will make all trading decisions on behalf of the Fund. Salomon Smith Barney will clear and may execute all trades for the Fund. The general partner will monitor the Fund’s positions and performance daily to ensure compliance with the Fund’s trading policies. The Fund’s performance results will be reported to you monthly along with a discussion of the Fund’s trading activities. You as an investor, however, will not have access to the Fund’s positions.

Critical Accounting Policies – Valuation of the Fund’s positions

The general partner believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. The Fund’s spot and forward foreign currency contracts will also be valued at published daily settlement prices or at dealers’ quotes. Swap contracts generally will be valued by reference to published settlement prices or dealers’ quotes in related markets or other measures of fair value deemed appropriate by the general partner. The Fund does not intend to trade swaps to a significant degree. Thus, the general partner expects that under normal circumstances substantially all of the Fund’s assets will be valued by objective measures and without difficulty.

Performance History of the Fund

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Other Pools Operated by the General Partner

Smith Barney Futures Management LLC offers other pools that have one or more than one trading advisor but whose performance may differ from the Fund’s. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1 and 2 below set forth the performance of the other pools that the general partner has operated during the past five years.

Table 1 sets forth the performance of commodity pools that the general partner currently operates for the period January 1998 through December 31, 2002. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 1998 through December 31, 2002, which have ceased trading operations as of December 31, 2002.

The general partner performs the same administrative duties for each of the pools that it operates. Generally, for the pools to be profitable, the advisors’ programs must work well with movements in interest rates, prices of underlying commodities and foreign exchange rates. Trendless and volatile markets are not conducive to the programs employed by advisors to the general partner’s funds. Such conditions tend to lead to losses. As of December 31, 2002, each fund operated or managed by the general partner had a net asset value in excess of its initial offering amount except Salomon Smith Barney Equity Plus Futures Fund (“Equity Plus”). This situation is attributable to the failure of the trading system employed by the advisor to that fund to speculate profitably over the period tabulated, in part because Equity Plus allocates a portion of its assets to long S&P 500 futures contracts.

There is no assurance that a combination of factors that produced positive results in the past will do so again in the future. Please see “The Risks You Face – Commodity Trading Risks” beginning on page 8 for a discussion of the market factors that can result in substantial losses.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table 1

Capsule Performance of Other Pools Currently Operated by

Smith Barney Futures Management LLC

for the Period January 1998 Through December 31, 2002

					Largest Monthly Percentage Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool	Type of Pool	Inception of Trading	Aggregate Subscriptions $ (000)	Current Total NAV $ (000)	Percent (%)	Date	Percent (%)	Time Period	1998	1999	2000	2001	2002

Shearson Select Advisors Futures Fund	P	Jul-87	50,507	4,059	18.47	(Nov-01)	46.24	(Jul-99 to Sep-00)	4.10	(21.03)	7.03	1.58	39.24
Hutton Investors Futures Fund II	P, A	Jul-87	30,304	19,487	14.91	(Nov-01)	33.07	(Jul-99 to Sep-00)	11.52	(12.43)	10.89	1.45	32.54
Shearson Mid-West Futures Fund	1	Dec-91	60,804	26,642	15.53	(Nov-01)	46.07	(Oct-98 to Sep-00)	3.55	(21.12)	0.09	(3.05)	31.72
Smith Barney Global Markets Futures Fund	1,A	Aug-93	20,226	6,221	10.72	(Nov-01)	18.22	(Nov-01 to Apr-02)	21.58	(7.24)	14.71	2.06	23.02

Smith Barney Diversified Futures Fund	P, A	Jan-94	257,058	68,062	10.68	(Nov-01)	27.14	(May-99 to Apr-02)	7.65	(6.77)	(6.85)	(4.34)	22.15
Smith Barney Mid-West Futures Fund II	1	Sep-94	104,308	27,822	15.52	(Nov-01)	46.19	(Oct-98 to Sep-00)	3.13	(21.08)	(0.42)	(3.11)	31.68
Smith Barney Tidewater Futures Fund(i)	1	Jul-95	34,397	16,426	20.63	(Nov-01)	38.20	(Apr-01 to Apr-02*)	19.92	0.97	8.75	(20.04)	22.27
Smith Barney Principal Plus Futures Fund	P, 2,A	Nov-95	37,507	12,040	3.60	(Oct-99)	19.84	(Oct-98 to Jul-00)	8.97	(9.74)	(0.91)	7.36	9,36
Smith Barney Diversified Futures Fund II	P, A	Jan-96	161,874	65,978	13.02	(Nov-01)	27.40	(May-99 to Apr-00)	8.48	(15.87)	10.44	(7.74)	19.69

Smith Barney Principal Plus Futures Fund II	P, 2,A	Aug-96	22,581	14,773	7.90	(Oct-99)	17.78	(Oct-98 to Jul-00)	15.42	(9.81)	9.74	4.34	9.59
Smith Barney Westport Futures Fund	P	Aug-97	135,672	84,643	15.38	(Nov-01)	29.78	(Jul-99 to Sep-00)	8.22	(11.89)	16.29	(2.20)	27.48
Smith Barney Potomac Futures Fund(i)	1	Oct-97	62,451	54,863	10.57	(Nov-01)	16.51	(Nov 01 to Apr-02)	8.36	4.34	7.98	(0.42)	11.38
Smith Barney AAA Futures Fund	1	Mar-98	125,566	169,833	19.13	(Jul-00)	35.73	(Jun-99 to Jul-00)	18.44	(4.11)	24.01	34.74	36.45

Salomon Smith Barney Global Diversified Futures Fund	P, A	Feb-99	99,847	49,392	6.12	(Nov-01)	14.56	(May-99 to Jul-00)	—	(4.36)	5.74	4.06	12.21
Salomon Smith Barney Orion Futures Fund(i)	1,A	Jun-99	69,408	62,153	11.56	(Jul-99)	33.64	(Jun-99 to Jul-00)	—	(24.00)	18.87	5.38	21.90
Salomon Smith Barney Diversified 2000 Futures Fund	P, A	Jun-00	157,290	156,860	12.09	(Nov-01)	21.70	(Nov 01 to Apr-02)	—	—	6.15	(3.53)	13.01
Salomon Smith Barney Equity Plus Futures Fund	1	Jun-01	13,893	6,520	9.37	(Sep-02)	23.43	(Jun 01 to Sept-02*)	—	—	—	(6.73)	(17.14)

Salomon Smith Barney Fairfield Futures Fund	1	Jun-02	56,793	58,405	6.39	(Oct-02)	8.37	(Oct-02 to Nov-02*)	—	—	—	—	47.99
Salomon Smith Barney AAA Energy Fund II	1	Jul-02	125,222	124,643	1.72	(Jul-02)	3.07	(Jul 02 to Aug 02)	—	—	—	—	7.89

Notes follow Table 2

*	Indicates the pool is in a current draw-down. See Notes following Table 2.

Note (i) — During the period March 1, 1999 (or inception where applicable) through March 31, 2001, SFG Global Investments, Inc. was the general partner and commodity pool operator and Smith Barney Futures Management LLC was the trading manager for these pools. On April 1, 2001, Smith Barney Futures Management LLC was re-elected as general partner.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

3 — Multi-Advisor

A— More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table 2

Capsule Performance of Other Pools Previously Operated by Smith Barney Futures Management LLC

for the Period January 1998 Through December 31, 2002 and Which Have Ceased Trading Operations as of December 31, 2002

						Largest Monthly Percent Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool	Type of Pool	Inception of Trading	Termination Date	Aggregate Subscriptions $ (000)	NAV Before Termination $ (000)	Percent (%)	Date	(%)	Time Period	1998	1999	2000	2001	2002

Smith Barney Newport Futures Fund	1	Dec-96	Oct-98	26,110	7,897	17.43	(Mar-98)	65.58	(Mar-97 to Oct-98*)	(54.09)	—	—	—	—
F-1000 Futures Fund Series VIII	P, 2,A	Aug-92	Nov-98	36,000	7,679	2.21	(Apr-98)	2.82	(Jan-98 to June-98)	6.28	—	—	—	—
F-1000 Futures Fund Series IX	P, 2,A	Mar-93	May-99	24,005	4,857	1.53	(Mar-99)	3.41	(Aug-97 to Apr-98)	7.12	(0.96)	—	—	—

Smith Barney Great Lakes Futures Fund	1	Jan-97	Dec-99	10,102	9,543	6.49	(Oct-99)	11.82	(Mar-97 to Apr-98)	1.81	(7.01)	—	—	—
F-1000 Futures Fund Michigan Series I	1,2,A	May-94	May-00	10,697	12,750	3.14	(May-99)	12.40	(Oct-98 to Apr-00*)	10.13	(7.59)	(1.55)	—	—
F-1000 Futures Fund Michigan Series II	1,2,A	Jun-95	May-00	20,490	24,002	3.77	(Nov-98)	15.51	(Oct-98 to Mar-00*)	9.65	(10.02)	(1.65)	—	—
SB/Michigan Futures Fund	1,A	Jul-96	May-00	11,591	14,414	8.67	(Apr-98)	11.77	(Aug-97 to Jul-98)	12.06	(2.34)	3.98	—	—
Smith Barney International Currency Fund	P, A	Mar-92	Oct-01	32,312	515	7.80	(Feb-01)	45.44	(Sep-98 to Feb-01*)	0.25	(10.71)	(21.32)	(11.56)	—
Salomon Smith Barney Riverton Futures Fund	1	Feb-98	Aug-02	14,506	691	17.59	(Nov-01)	47.33	(Oct-98 to Oct-00*)	(3.24)	(20.31)	4.31	(15.34)	(1.47)

Notes follow Table

*  Indicates the pool was in a current draw-down at termination. See Notes following Table.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

A — More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the Regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO TABLES 1 AND 2

POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT LLC

(a)	“Draw-Down” is defined as losses experienced by a pool over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month’s ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down or was in a current draw-down at the termination date, the month of the lowest net asset value of such draw-down is marked by an (*) asterisk.

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

THE ADVISORS

The general partner has selected Drury, Graham, JWH and Willowbridge as the Fund’s initial trading advisors. Each advisor will manage the Fund’s assets in accordance with its trading policies. Each advisor will initially be allocated 25% of the Fund’s assets. The general partner may modify these allocations at any time in its sole discretion. Future allocations to the advisors or additional advisors will be made at the discretion of the general partner.

Based on historical trading patterns of the advisors, approximately 60% of the Fund’s initial portfolio is expected to be concentrated in the global financial futures markets, including contracts on U.S. and international interest rates and global stock market indices and foreign currency contracts. Approximately 40% of the Fund’s initial portfolio is expected to be in other futures markets, including energy, metals and agricultural products. This portfolio concentration may change in the future as allocations to the existing advisors change, advisors are removed or change strategies and new advisors are added to the Fund. The Fund does not currently intend to trade security futures (futures contracts on single securities or narrow-based indices of securities) but may do so in the future.

Sectors and Contracts Traded by Advisors

Approximate Market Sector Distribution

Weighted by Initial Advisor Allocation

For the period January 1, 2002 through December 31, 2002

The market sector distribution is based on the advisors’ allocation of risk exposure weighted by the initial allocation of the Fund’s assets to each advisor. The allocation of risk exposure in the pie chart represents the aggregate average risk exposures of the advisors for the period January 1, 2002 through December 31, 2002. The general partner calculated the risk exposures using accounts traded pursuant to each advisor’s program to be traded for the Fund that clear at Salomon Smith Barney. Each advisor has represented to the general partner that such accounts are representative of the advisor’s program as a whole. The Fund’s portfolio may not be traded according to this distribution as markets present varying opportunities and the advisors adjust their trading programs accordingly. The individual allocations of risk exposure for each advisor (that make up the aggregate) appear in their respective sections below.

As of December 31, 2002, the advisors monitored and may trade futures and other derivative contracts in the following markets. Markets monitored and traded may change in the future.

Long-Term Interest Rates

U.S.

Treasury 5-yr Notes

Treasury 10 yr Notes

Treasury 30 yr Bonds

Europe

German 2-yr Schatz

German 5-yr Bobl

German 10 yr Bund

UK 10-yr Long Gilt

Asia/Pacific

Australian 3-Year Bond

Australian 10-Year Bond

Japanese 10-Year Government Bond

Short-Term Interest Rates

U.S.

Eurodollar

Europe

Short Sterling

Euroswiss

Euribor

Asia/Pacific

Euroyen

Australian Banks Bills

Stock Indices

S&P 500 Index

Dow Jones Index

NASDAQ 100

DJ Euro Stoxx 50 Index

FTSE (UK)

DAX (Germany)

CAC-40 (France)

Ibex (Spain)

All Ordinaries Index (Australia)

Hang Seng Index (Hong Kong)

Nikkei Index (Japan)

TOPIX (Japan)

Currency Cross Rates

British Pound/Canadian Dollar

British Pound/Japanese Yen

British Pound/Swiss Franc

Euro/Australian Dollar

Euro/Swedish Krona

Euro/Canadian Dollar

Euro/Japanese Yen

Euro/British Pound

Euro/New Zealand Dollar

Swiss Franc/Swedish Krona

Canadian Dollar/Japanese Yen

Canadian Dollar/Swiss Franc

Australian Dollar/Japanese Yen

Currencies

U.S./Americas

Dollar Index

Canadian Dollar

Mexican Peso

Europe

British Pound

Euro

Swiss Franc

Asia/Pacific

Australian Dollar

Japanese Yen

New Zealand Dollar

South Korean Won

Africa

South African Rand

Agriculture

Grains/Oilseed

Soybeans

Soybean Oil

Soybean Meal

Corn

Wheat

Oats

Softs

Coffee

Cocoa

Sugar

Orange Juice

Cotton

Livestock

Lean Hogs

Live Cattle

Pork Bellies

Energy

Crude Oil (West Texas Intermediate)

Brent Crude Oil

Gas Oil

Natural Gas

Heating Oil

Unleaded Gasoline

Metals

Precious

Gold

Silver

Base

Aluminum

Copper

Lead

Nickel

Zinc

Advisor Descriptions

The following advisor descriptions include background information, information concerning each advisor’s trading strategy and the performance record for each advisor. You should note that the summaries of trading strategies were prepared by each advisor and may emphasize different aspects of each advisor’s trading. Consequently, comparison and analysis of the strategies may prove difficult or impossible. Since each advisor’s trading strategies are proprietary and confidential, their descriptions here are general in nature. The general partner, however, has evaluated the merits of each advisor’s trading strategies and results in the course of its due diligence process. The investment objective of each of the advisors’ programs is capital appreciation through speculative trading. The advisors utilize different strategies among their programs in attempting to achieve this objective.

There have been no material administrative, civil or criminal actions within the past five years against any advisor or its principals and no such actions are currently pending.

Actual performance records for each advisor are presented as one or more Tables A in each advisor’s section.

Table B-1 for each advisor presents the performance of each program to be traded for the Fund for the period January 1998 (or inception of the program) through December 31, 2002, adjusted to take into account the brokerage, management and incentive fees and other expenses (including expenses of the initial offering) to be paid by the Fund and interest to be earned by the Fund (i.e., Table B-1 shows pro forma results).

Table C appears in the statement of additional information at page 130 and was prepared by the general partner. It presents a hypothetical composite of the advisors’ actual monthly rates of return for the programs to be traded for the Fund. Table C also presents a hypothetical composite of the pro forma rates of return for those programs. Table C is presented for the period June 1999 through December 2002, the common period of time during which all advisor programs that will be traded for the fund have traded.

As required by CFTC regulations, the rates of return presented are net of all fees, charges and other payments made by accounts presented.

As of December 31, 2002, the aggregate funds under management by the advisors in commodity interest accounts were $3.8 billion (excluding notional funds) and $4.1 billion (including “notional funds”).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Drury Capital, Inc.

Background

Drury Capital, Inc. (“Drury”), an Illinois corporation, has been registered as a commodity trading advisor and commodity pool operator (originally as a sole proprietorship) with the NFA since August 1992 and is a member of the NFA in such capacities. As of December 31, 2002, Drury had approximately $139 million (including “notional funds”) under management. Drury’s main business office is located at One Palmer Square, Suite 311, Princeton, New Jersey 08542. Its telephone number is (609) 252-1230.

Management

Bernard V. Drury, 46, President and Chief Executive Officer. Mr. Drury is the developer of the trading methodology for Drury. He has been an active participant in the futures markets since 1978. Before developing the trend-following methodology of the Diversified Trend-Following Program, Mr. Drury worked as an analyst and trader in the grain markets and worked for Goldman Sachs Princeton from September 1997 to March 1999. Since September 1978, Mr. Drury had been a fundamentally-oriented grain trader who initially undertook trend-following research in order to enhance his grain trading skills. The results of this research led to the establishment of the Diversified Trend-Following Program, a stand-alone technical trend-following system. Mr. Drury received a B.A. in Russian, cum laude, from Dartmouth College and an M.B.A. from the University of Chicago in 1993.

Thomas J. McCabe, 38, CPA, Vice President and Chief Operating Officer. Mr. McCabe oversees operations, administration and client relations for Drury. Prior to joining Drury in May 2002, Mr. McCabe spent 12 years with Princeton University’s Investment Office, rising to the level of Assistant Director. From August 1986 to August 1989, Mr. McCabe was employed as a Senior Auditor with Deloitte & Touche LLP. Mr. McCabe has also served as an accountant, tax advisor and business advisor for several prominent commodity trading advisors, including Drury, since May 1993. Mr. McCabe holds a B.S. in Commerce, magna cum laude, and an M.B.A. in Finance, magna cum laude, from Rider University.

Trading Program

Drury will trade its Diversified Trend-Following Program on behalf of the Fund. The Diversified Trend-Following Program is systematic and technical. Drury may exercise judgment regarding liquidity issues. Systematic traders rely primarily on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation.

The Diversified Trend-Following Program utilizes a mathematical algorithm to analyze technical rather than fundamental data in order to generate trading signals. When analyzing such data, the algorithm evaluates short-term and long-term data as well as behavioral aspects of each market. The resulting signals are executed using proprietary rules to account for market liquidity and volatility. A strict money management discipline is in place, the goal of which is to maximize return while minimizing volatility.

The Diversified Trend-Following Program is built on elements of trend-following and diversification. The program emphasizes diversification by trading metals, agricultural products, foreign exchange, stock indices, energy products, financial instruments and tropical products (softs).

The Diversified Trend-Following Program trades 30 portfolio instruments and is generally positioned in 18 of these instruments at any point in time. Positions can be short as well as long. The Diversified Trend-Following Program has no market or sector bias, as Drury believes that each instrument can produce long-term profits through the application of independent technical analysis and risk management.

The amount of funds normally committed as margin is generally 15% to 20% of net assets in accounts traded by Drury. Under certain circumstances, the amount committed to margin may be substantially higher.

For the period January 1, 2002 through December 31, 2002, the average allocation of risk exposure for the Diversified Trend-Following Program was:

Foreign Exchange	12%
Interest Rates	24%
Stock Indices	15%
Agriculture	22%
Metals	19%
Energy	8%

Drury’s trading methods are proprietary and confidential, and as a result, the foregoing description is not intended to be exhaustive. The trading strategy utilized by Drury for an account using the Diversified Trend-Following Program may differ from strategies used with respect to other client accounts managed by Drury or for proprietary accounts.

Past Performance of Drury

The composite rates of return shown are not representative of any rate of return actually achieved by any single account represented in the records. Different accounts, even though traded according to the same strategy or program, can have varying investment results. Different results can occur among accounts for a variety of reasons, such as: (i) procedures governing timing for the start of trading and means of moving toward full portfolio commitment for new accounts; (ii) the period during which accounts are active; (iii) leverage employed; (iv) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a strategy or program; (v) the amount of interest income earned by an account, which will depend on the rates paid by a clearing broker on account cash and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (vi) the amount of management fees, incentive fees and any loss carryforwards (from the program shown or other programs currently or previously offered by Drury); (vii) the amount of brokerage commissions; (viii) the timing of orders to open or close positions; (ix) the market conditions, which in part determine the quality of trade executions; and (x) trading instructions and restrictions of the client. Additionally, the program used (although all accounts may be traded in accordance with the same program, such program may be modified periodically as a result of ongoing research and development by Drury) may have an effect on performance results.

Notwithstanding these material differences among accounts, Drury believes the composites remain valid representations of the accounts included therein.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Drury’s Diversified Trend- Following Program for the period January 1998 through December 31, 2002.

Table B-1 presents the pro forma composite performance results of the Diversified Trend- Following Program for the period January 1998 through December 2002, adjusted for fees, expenses and interest income applicable to the Fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Drury Capital, Inc.

Diversified Trend-Following Program

January 1998 Through December 31, 2002

	Percentage monthly rate of return

	2002	2001	2000	1999	1998

January	0.52	(6.20)	(5.58)	0.06	7.84
February	(1.32)	4.95	0.35	6.05	6.11
March	(2.05)	15.48	(1.59)	(2.82)	6.60
April	(3.68)	(4.19)	11.91	4.46	(5.46)
May	(5.13)	2.41	1.14	(5.56)	7.78
June	11.62	4.97	(4.41)	(0.36)	2.20
July	4.82	(3.66)	1.49	(4.43)	(1.38)
August	3.75	2.03	4.92	8.54	19.34
September	4.35	6.23	(1.70)	(3.59)	(5.22)
October	(9.42)	3.82	3.26	(1.24)	(2.74)
November	(5.97)	(9.34)	6.33	5.20	4.25
December	10.15	4.82	(0.12)	4.88	2.46

Annual (or Period) Rate of Return	5.49%	20.63%	15.81%	10.46%	47.20%

Compound Average Annual Rate of Return (1/98-12/31/02)	19.10%

Inception of Trading by CTA:	October 1992
Inception of Trading in Program:	May 1997
Number of Open Accounts as of December 31, 2002:	8
Aggregate Assets (Excluding "Notional" Equity) in all Programs:	$111,415,772	(12/02)
Aggregate Assets (Including "Notional" Equity) in all Programs:	$138,978,514	(12/02)
Aggregate Assets (Excluding "Notional" Equity) in Program:	$111,415,772	(12/02)
Aggregate Assets (Including "Notional" Equity) in Program:	$138,978,514	(12/02)
Largest Monthly Draw-Down:	12.44%	(10/02)
Largest Peak-to-Valley Draw-Down:	18.57%	(11/01-5/02)

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Drury Table A-1

In the accompanying performance summary, Drury has adopted the “Fully-Funded Subset” method for computing rate of return and performance disclosure, pursuant to an advisory (the “Fully Funded Subset Advisory”) published by the CFTC. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meets two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Drury has performed these tests for the periods presented.

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) for each month is calculated by dividing net performance of the Fully- Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully Funded Subset method.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described above) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Additional Footnote With Respect to Rates of Return on Table A-1

The rates of return for the period January 1998 to March 1998 in Table A-1 do not reflect the application of incentive fees because a client was permitted to carry over losses from a closed account that had been traded pursuant to Drury’s Agricultural Program, which eliminated or reduced the incentive fees that Drury would otherwise have charged to that client during that period. The rates of return reported for that period, therefore, would have been lower if incentive fees had been charged to that account.

Table B-1

Drury Capital, Inc.

Pro Forma Performance

Diversified Trend-Following Program

January 1998 Through December 31, 2002

	Percentage monthly rate of return

	2002	2001	2000	1999	1998

January	(0.01)	(7.10)	(6.27)	(0.55)	6.15
February	(2.00)	4.81	(0.12)	5.08	4.80
March	(2.71)	14.88	(2.13)	(3.52)	6.01
April	(4.47)	(5.86)	11.65	3.90	(5.61)
May	(5.74)	2.28	0.61	(5.93)	7.70
June	11.58	5.25	(5.28)	(0.97)	2.08
July	5.43	(5.10)	1.54	(5.03)	(1.96)
August	4.00	2.06	5.03	8.15	18.34
September	3.85	6.34	(2.46)	(4.39)	(5.49)
October	(12.19)	3.51	2.80	(1.84)	(3.52)
November	(7.40)	(11.29)	6.05	5.14	4.03
December	10.73	5.45	(0.60)	4.59	1.71

Annual (or Period) Rate of Return	(1.80)%	13.05%	9.89%	3.44%	36.99%

Compound Average Annual Rate of Return (1/98-12/31/02)					11.57%

Largest Monthly Draw-Down:	12.19%	(10/02)
Largest Peak-to-Valley Draw-Down:	19.70%	(11/01-5/02)

Notes appear at page 40.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Tables B-1 for all Advisors

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor’s composite performance record for the program or portfolio that will be traded for the Fund in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management and incentive fees and other expenses that will be paid by the Fund, as opposed to the brokerage commissions and management and incentive fees and other expenses that they did in fact pay and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each Table B-1 based upon an assumed average Fund size of $25 million. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Fund and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1.	Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the “Base Amount”) and (b) multiplying the result by 0.46% (an annual rate of 5.5%), plus estimated NFA, exchange, “give-up” and floor brokerage fees.

2.	Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1%.

3.	Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two (“Average Equity”) and multiplying the result by 0.15% (an annual rate of 1.80%). In addition, an adjustment was made for the expenses of the initial offering period in accordance with the terms set forth in this prospectus.

4.

Pro forma quarterly incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial offering) and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund’s incentive fee will be paid as of the end of each calendar quarter. The pro forma reflects such end of quarter payments, if earned.

5.	Pro forma interest income has been calculated by: (a) taking the Average Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B-1. Such rates may differ from both the 30-day Treasury bill rates that will be used to calculate Fund interest income on amounts maintained in cash and the rates of 90-day Treasury bills that Salomon Smith Barney may purchase for the Fund. The application of historical rates may compare more closely to the interest income reflected in the advisors’ performance tables which was most likely earned at the then prevailing interest rates of a particular time period. Although Salomon Smith Barney may place up to all of the Fund’s assets in 90-day Treasury bills, the 30-day rate has been used in Table B-1 because it results in a more conservative interest income estimate.

6.	Pro forma monthly rate of return (“Pro Forma Monthly ROR”) equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

7.	Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is, each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period’s Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period (where applicable) presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

Additional Notes to Tables B-1 for all Advisors

1.	“Draw-Down” is defined as losses experienced by a program over a specified period of time.

2.	“Largest Monthly Draw-Down” is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

3.	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative pro forma percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month’s composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated.

Graham Capital Management, L.P.

Background

Graham Capital Management, L.P. (“Graham”) was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the NFA on July 27, 1994.

As of December 31, 2002, Graham has over 50 employees and manages assets of approximately $2.0 billion. Graham maintains its only business office at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902. Graham’s telephone number is (203) 975-5700.

Management

Kenneth G. Tropin, 49, is the Chairman, founder and a principal of Graham. As Chairman of Graham, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed Graham’s core trading programs.

Prior to organizing Graham in 1994, Mr. Tropin served as the President, the Chief Executive Officer and a Director of John W. Henry & Company, Inc. from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at Dean Witter Reynolds. He joined Dean Witter Reynolds from Shearson in February 1982 to run the Managed Futures Department and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter Management Corp., an affiliate of Dean Witter Financial Services Inc., which functions as the general partner to and manager of Dean Witter futures funds.

In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association. Mr. Tropin was elected Chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed President of Dean Witter Futures and Currency Management Inc., an affiliate of Dean Witter Financial Services Inc. that functions as a commodity trading advisor in the futures and foreign exchange markets. As President, Mr. Tropin was responsible for the development and management of its proprietary trading programs.

As President and Chief Executive Officer of John W. Henry & Company, Inc., Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Futures Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Trading Advisors.

Michael S. Rulle Jr., 52, is the President and a Principal of Graham. As President of Graham, Mr. Rulle is responsible for the day-to-day management of Graham’s business. Prior to joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the U.S. broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk

Committee. His business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm’s Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class and he received his bachelor’s degree from Hobart College in 1972 with a concentration in political science.

Paul Sedlack, 41, is the Chief Operating Officer, the General Counsel and a principal of Graham. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Thomas P. Schneider, 41, is an Executive Vice President, the Chief Trader and a principal of Graham. Mr. Schneider joined Graham in 1994. He is responsible for managing Graham’s systematic and discretionary futures trading operations, including order execution, formulating policies and procedures and developing and maintaining relationships with independent executing brokers and futures commission merchants.

Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and principal of ELM, responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution and for maintaining and developing relationships with over 15 futures commission merchants on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider has been an NFA arbitrator since 1989 and has served on the Managed Futures Association’s Trading and Markets Committee.

Robert G. Griffith, 49, is an Executive Vice President, the Director of Research, the Chief Technology Officer and a principal of Graham and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day to day administration of Graham’s trading systems and the management of Graham’s database of price information on more than 100 markets. Prior to joining Graham in 1994, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

Daniel G. Rizzuto is a Senior Vice President and the Director of Business Development of Graham. Prior to joining Graham in 2000, Mr. Rizzuto was the director of product development and administration at West Side Advisors, a hedge fund that focuses on fixed income strategies. Mr. Rizzuto has extensive experience working with institutional investors and structuring products designed to meet their specific performance objectives. He also has worked extensively on analyses of investment performance and risk attribution. From 1987 to 1997, Mr. Rizzuto served as an associate director at Bear Stearns Investment Advisors and within the strategies group of Bear Stearns’ Financial Analytics and Structured Transactions Department. Mr. Rizzuto received an M.B.A. in Finance from Fordham University in 1994 and a B.S. from Fairfield University in 1987.

Anthony Bryla, CPA is the Chief Financial Officer and a principal of Graham and is responsible for the management of all accounting and finance activities at Graham. Mr. Bryla, 42, is in charge of the daily and monthly performance reporting, company accounting, treasury functions, as well as policies and procedures. Prior to joining Graham in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp. where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of Certified Public Accountants and graduated from Rutgers University with a B.A. in Business Administration in 1982.

Kevin O’Connor, 44, is a Senior Vice President, Senior Trader and principal of Graham. Mr. O’Connor is a senior member of the trading staff responsible for executing futures trades in accordance with Graham’s systems and works closely with Mr. Schneider in managing the firm’s daily futures trading operations. Prior to joining Graham, from June 1992 until June 1995, Mr. O’Connor was a Vice President and Controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992 Mr. O’Connor was a Controller and Senior Trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O’Connor graduated from Providence College in 1980 with a B.S. in Accounting.

Brian Aldershof, Ph.D., CFA is the Risk Manager, a Vice President and a quantitative research analyst of Graham with significant expertise in mathematics and statistics. Prior to joining Graham in 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof’s research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his M.S. (1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College where he completed a double major in Mathematics and Psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research.

Fred J. Levin, 60, is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Trading Methods

Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in exchange for physical transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham at times will trade certain instruments, such as forward foreign currency contracts, as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties. With the prior approval of the general partner, Graham may in the future engage in swap transactions on behalf of the Fund.

Systematic Trading

Graham’s trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham’s systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

Graham’s core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

In addition to Graham’s core trading systems, Graham has developed various trading systems that are not true trend-following systems. The Graham Selective Trading Program, which was developed in 1997, relies in part on a pattern recognition model based on volatility.

Discretionary Trading

The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham’s systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. One of the significant advantages Graham’s traders benefit from is Graham’s experience in systematic trading and trend identification. This experience has proven helpful in enabling the Discretionary Trading Group to take advantage of significant market trends when they occur and, equally important, the Discretionary Trading Group has the potential to profit from trend reversals as well. Additionally, Graham makes available extensive technical and fundamental research resources to the Discretionary Trading Group in an effort to improve its competitive performance edge over time.

Trading Programs

Graham will trade the Fund’s assets allocated to it in accordance with its K4 Program at 150% Leverage, as described below. Graham also offers the K4 Program at a standard leverage level. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for the accounts traded by Graham. Thus, Graham expects aggregate margin for all positions held in the Fund’s account traded by Graham with its K4 Program at 150% leverage over time to average about 20% to 30% of the account’s net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility.

In extraordinary market conditions Graham may reduce leverage and portfolio risk if it believes that it is in the best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s actions will enhance performance.

Subject to the prior approval of the general partner, Graham may, at any time, trade all or a portion of the Fund’s assets allocated to it pursuant to one or more of Graham’s other programs and at an increased or reduced rate of leverage.

K4 Program at 150% Leverage

The K4 Program at 150% Leverage was developed in 1998 and commenced trading operations in January 1999. The K4 Program at 150% Leverage uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program at 150% Leverage will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades.

The K4 Program at 150% Leverage trades in approximately 65 markets. For the period January 1, 2002 through December 31, 2002, the average allocation of risk exposure for the K4 Program at 150% Leverage was:

Foreign Exchange	29%
Interest Rates	28%
Stock Indices	15%
Agriculture	8%
Metals	10%
Energy	10%

The K4 Program at 150% Leverage will normally maintain a neutral position in 50% of the markets in the portfolio.

Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to attempt to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

Global Diversified Program

The Global Diversified Program utilizes multiple computerized trading models designed to participate in potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

The strategies that are utilized are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program

The Graham Selective Trading Program was developed in 1997 and utilizes a completely different trading system than other Graham programs. The Graham Selective Trading Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model. In general, the Graham Selective Trading Program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position.

The Graham Selective Trading Program trades in approximately 55 markets. Due to the extremely selective criteria of the Graham

Selective Trading model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

Discretionary Trading Group Program

Unlike Graham’s systematic trading programs, which are based almost entirely on computerized mathematical models, Graham’s Discretionary Trading Group determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the Discretionary Trading Group may involve a short or long-term time horizon. Technical data considered by the Discretionary Trading Group include price patterns, volatility, trading volumes and level of open interest.

The Discretionary Trading Group Program trades worldwide in fixed income, equity, foreign exchange and commodity markets. The Discretionary Trading Group Program may take long or short positions in futures, forwards, options and other financial instruments.

In addition to the these programs, Graham currently trades the following futures programs: the Proprietary Matrix Program and the Fed Policy Program.

Past Performance of Graham

The composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the futures commission merchant on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management and incentive fees paid to Graham and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

References to total assets managed by Graham in a particular program or overall or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management. Since notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Graham’s K4 Program at 150% Leverage for the period June 1999 (inception of client trading) through December 31, 2002.

Table A-2 reflects the composite capsule performance results of all accounts traded according to Graham’s K4 Program at Standard Leverage for the period January 1999 (inception of client trading) through December 31, 2002.

Table A-3 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Graham for the time periods indicated on the table.

Table B-1 presents the pro forma composite performance results of the K4 Program at 150% Leverage for the period June 1999 through December 31, 2002, adjusted for fees, expenses and interest income applicable to the Fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

Graham Capital Management, L.P.

K4 Program at 150% Leverage

June 1999 (Inception of Client Trading) Through December 31, 2002

	Percentage monthly rate of return

	2002	2001	2000	1999

January	1.59	2.72	2.62	—
February	(1.73)	7.49	(6.61)	—
March	(1.48)	12.96	1.94	—
April	(9.59)	(10.15)	0.98	—
May	5.46	2.61	(3.63)	—
June	15.32	(0.77)	(5.39)	2.70
July	17.43	(5.34)	—	(2.21)
August	7.48	6.12	—	4.63
September	8.66	19.91	—	1.20
October	(6.09)	10.32	—	(5.55)
November	(1.88)	(8.82)	—	0.82
December	8.37	3.54	—	7.60

Annual (or Period) Rate of Return	48.10%	43.13%	(10.05)%	8.96%

Inception of Trading by CTA:	February 1995
Inception of Trading in Program:	June 1999
Number of Open Accounts as of December 31, 2002:	11
Aggregate Assets in all Programs:	$2,019,891,000	(12/02)
Aggregate Assets in Program:	$392,007,000	(12/02)
Largest Monthly Draw-Down:	10.15%	(4/01)
Largest Peak-to-Valley Draw-Down:	16.35%	(11/01-4/02)

Notes follow Table A-3

During the time period July 2000 through December 2000, no accounts were traded according to Graham’s K4 Program at 150% Leverage.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Graham Capital Management, L.P.

K4 Program at Standard Leverage

January 1999 (Inception of Client Trading) Through December 31, 2002

	2002	2001	2000	1999

January	1.01	2.37	1.94	0.82
February	(1.14)	5.01	(4.73)	0.08
March	(0.82)	9.08	1.75	(3.53)
April	(6.41)	(7.16)	1.04	1.73
May.	3.10	1.57	(2.27)	1.59
June.	9.17	(0.49)	(3.89)	2.01
July	11.12	(4.07)	0.71	(2.51)
August.	5.38	4.36	2.40	3.84
September	5.81	13.87	0.99	1.14
October	(3.90)	7.54	1.44	(3.99)
November	(1.07)	(5.99)	7.41	0.09
December	5.44	2.15	9.37	6.23

Annual (or Period) Rate of Return	29.58%	29.56%	16.39%	7.25%

Compound Average Annual Rate of Return (1/99-12/31/02)	20.32%

Inception of Trading by CTA:	February 2, 1995
Inception of Trading in Program:	January 4, 1999
Number of Open Accounts as of December 31, 2002:	8
Aggregate Assets in all Programs:	$2,019,891,000	(12/02)
Aggregate Assets in Program:	$479,355,000	(12/02)
Largest Monthly Draw-Down:	7.16%	(4/01)
Largest Peak-to-Valley Draw-Down:	11.54%	(11/01-4	/02)

Notes follow Table A-3

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-3

Other Trading Programs Directed by Graham Capital Management, L.P.

For the Period January 1998 Through December 31, 2002

Name of Program	Inception of Trading Program	Number of Open Accounts	Aggregate Assets in Program December 31, 2002	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2002	2001		2000		1999		1998

Global Diversified Program Standard Leverage	Feb-95	10	$347,220,000	10.12%	(11/01)	16.40%	(11/01-4/02)	18.41	7.02		15.83		5.12		12.20

Global Diversified Program—150% Leverage	May-97	9	$220,638,000	15.77%	(11/01)	24.27%	(11/01-4/02)	32.54	12.16		24.33		6.17		17.00

Graham Selective Trading Program Standard Leverage	Jan-98	2	$100,433,000	15.60%	(11/01)	21.41%	(11/01-4/02)	30.11	0.55		7.07		0.91		25.86

Discretionary Trading Group Standard Leverage	Jan-99	1	$22,868,000	2.22%	(8/99)	4.18%	(6/99-8/99)	13.58	15.55		8.20		(1.03)		—

Proprietary Matrix Program	Jun-99	1	$278,262,000	11.16%	(11/01)	15.71%	(11/01-4/02)	28.10	6.77		15.94		2.90		—
													(7 months	)
Fed Policy Program	Aug-00	5	$322,394,000	3.41%	(1/02)	3.41%	(1/02-1/02)	17.90	16.88		2.51		—		—
											(5 months	)
Non-Trend Based Program Standard Leverage	Jan-99	N/A-Closed	N/A-Closed	5.01%	(10/99)	9.52%	(1/01-6/01)	—	(9.54)		11.86		0.46		—
									(6 months	)
Non-Trend Based Program 150% Leverage	Jun-99	N/A-Closed	N/A-Closed	8.42%	(10/99)	14.33%	(6/99-10/99)	—	(12.95)		21.01		(9.67)		—
									(6 months	)			(7 months	)
International Financial Program	Jan-96	N/A-Closed	N/A-Closed	8.41%	(6/98)	18.07%	(4/98-6/98)	—	—		—		—		8.15

Natural Resource Program	Sep-96	N/A-Closed	N/A-Closed	4.54%	(10/98)	8.27%	(5/98-10/98)	—	—		—		—		4.71

Aggregate assets in all Graham programs were approximately $2.0 billion as of December 31, 2002.

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Graham Tables A-1, A-2 and A-3

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in a program composite in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in a program composite during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing net income for the month by net asset value as of the beginning of the month (including contributions made at the start of the month). For purposes of the Monthly ROR calculation, the net asset value may include certain accounts that were either completely or partially funded with notional equity. In months where asset changes are made mid-month, rates of return are calculated pursuant to the Compounded Rate of Return Method. Rate of return under this method is calculated by dividing the accounting period, i.e., the month, into smaller periods and compounding the rate of return for such sub-period.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

(f)	“Inception of Trading by CTA” is the date on which Graham began trading client accounts.

(g)	“Inception of Trading Program” is the date on which Graham began trading client accounts pursuant to the program shown.

(h)	“Aggregate Assets in all Programs” is the aggregate amount of assets in accounts under the management of Graham as of December 31, 2002, and includes client funds and notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management.

(i)	“Aggregate Assets in Program” is the aggregate amount of assets in the program specified as of December 31, 2002, and included client funds and notional equity.

Additional Footnote for Qualified Eligible Person Accounts

Graham advises exempt accounts for Qualified Eligible Persons. The performance of certain of these accounts is not included in the composite performance records.

Table B-1

Graham Capital Management, L.P.

Pro Forma Performance

K4 Program at 150% Leverage

June 1999 Through December 31, 2002

	Percentage monthly rate of return

	2002	2001	2000	1999

January	0.91	1.94	2.45	—
February	(2.25)	6.74	(7.54)	—
March	(2.74)	11.72	1.75	—
April	(10.11)	(10.85)	1.01	—
May	5.05	1.79	(4.26)	—
June	13.90	(0.47)	(5.72)	2.50
July	16.39	(6.06)	0.27	(3.00)
August	7.23	5.61	2.09	5.02
September	8.19	16.77	0.61	0.95
October	(6.66)	9.05	1.03	(6.67)
November	(2.83)	(8.20)	7.34	0.78
December	8.07	2.49	7.71	8.21

Annual (or Period) Rate of Return	36.57%	30.50%	5.72%	7.28%

Compound Average Annual Rate of Return (6/99-12/31/02)				21.70%

Largest Monthly Draw-Down:	10.85%	(4/01)
Largest Peak-to-Valley Draw-Down:	18.86%	(11/01-4/02)

During the time period July 2000 through December 2000, no accounts were traded according to Graham’s K4 Program at 150% Leverage. For pro forma purposes, Graham’s K4 Program at Standard Leverage was used as the basis for the pro forma adjustments in the above capsule. See Graham Tables A-1 and A-2 for the actual performance of each program.

Notes appear at page 40.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

John W. Henry & Company, Inc.

Background

John W. Henry & Company, Inc. (“JWH”) specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term trends.

JWH, a Florida corporation, began managing assets in 1981 as a sole proprietorship and was incorporated in 1982. JWH’s offices are located at 301 Yamato Road, Suite 2200, Boca Raton, Florida, telephone (561) 241-0018.

The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. JWH is registered with the CFTC as a commodity trading advisor. JWH is a member of the NFA and the Futures Industry Association and is a sustaining member of the Managed Funds Association. “JWH” is the registered trademark of John W. Henry & Company, Inc.

JWH will trade its JWH GlobalAnalytics® Family of Programs (“GlobalAnalytics”) on behalf of the Fund.

Investment Philosophy and Methodology

Since the firm’s inception, the JWH investment philosophy has been based on the premise that market prices, rather than market fundamentals, are the key aggregators of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex, but discernable ways. This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit. JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified. JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points. Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH’s understanding of the nature of markets is based on the hypothesis that investors’ expectations adjust at different times and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH’s investment decision process has been designed to analyze and exploit these trends. JWH believes that changes in market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over or under reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument— including fundamental, political or psychological factors—eventually will be reflected in the price of that commodity or instrument. The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

JWH believes that the price adjustment process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

Trend Detection.    JWH’s research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. There is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to detect. JWH believes that these trend signals can be found through the use of systematic extraction methods. Since the firm’s founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by Mr. Henry, led to the initial development of disciplined systematic quantitative models. JWH’s computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH’s investment process.

JWH believes that price is the combination of the signal plus “noise,” where the signal is the trend information and the “noise” is market volatility. Prices are an aggregate of market information, but “noisy” price signals have to be filtered to discover an underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH’s trading models seek to identify signals by separating short-term market noise from relevant information—and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are inactive for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH investment decisions reflect the JWH trading models’ assessment of the market itself, not an emotional response to recent economic or political data.

JWH models do not follow singular movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity.

Risk Management.    Given the noisy nature of price data, all market signals may not lead to profitable trades. Hence, significant emphasis is placed on risk management techniques to minimize the losses of any particular trade on the portfolio as a whole. Stop-losses are used to balance the potential loss in any trade with the opportunity for profit. Depending on the model used, risk may be managed through variable position size or risk levels for any market. Additionally, modern portfolio techniques are used to construct the overall portfolio for a given program. These techniques will account for the volatility and correlation among markets as well as behavior during specific market extremes. Portfolio adjustments will be made to account for systematic changes in the relationships across markets. Portfolios are managed to meet long term risk and volatility tolerance.

Potential Capital Preservation.    JWH’s overall objective is to provide absolute returns. JWH is an absolute return manager, insofar as it does not manage against a natural benchmark. Relative return managers, such as most traditional equity or fixed income managers, are measured on how they perform relative to some pre-determined benchmark. For these managers, this is a natural course of events, as the benchmark is a readily available alternative to the active management provided. JWH has no such investment benchmark, so its aim is to achieve returns in all market conditions and is thus considered an absolute return manager. In markets with short-term volatility or where no trends exist – conditions which can result in flat or negative performance—JWH strives to preserve capital. Some of the JWH programs may take a neutral position (exit a market) rather than risk trading capital. While there can be no guarantee against losses, the JWH trading discipline is designed to preserve capital while waiting for opportunities where programs can generate profits over longer periods of time. Risk management on a market basis accounts for volatility and the fact that markets may turn against the prevailing trend. While JWH is looking for longer-term trends, the preservation of capital is paramount. If a predetermined amount of capital is lost, positions will be closed regardless of fundamental market conditions.

Disciplined Investment Process.    JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unswayed by judgmental bias. See “Discretionary Aspects” below.

Disciplined Adaptation to Changing Market Conditions.    JWH maintains an absolute commitment to consistent portfolio construction and program integrity. JWH has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be made over time. Moreover, over the years, JWH has not changed the basic methodologies that identify signals in the markets. JWH believes that its long-term track record has benefited from its adherence to its models during and after periods of negative returns.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets—all of which depend on professional experience and market knowledge. These changes are made as warranted by JWH’s research findings and in the context of JWH’s underlying principles.

Research.    Working in a collaborative effort with JWH’s traders and the Investment Policy Committee, the firm’s Research Department looks to improve the overall performance of investment models through analysis of the dynamic elements of the investment process. Research also refines risk management techniques and monitors capacity. It examines potential profit opportunities in markets not currently traded by JWH programs and in new instruments as they become available. See “Program Modifications” and “Oversight of Trading Policies” below.

Trade Placement.    JWH’s traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade’s fulfillment and are recorded and reviewed for strict adherence to procedures.

Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

Depending on market conditions order size and other factors, traders may decide to execute a trade using a particular order type, which may include “market price,” “market-at-discretion” or “market limit.” Whether entering or exiting the markets, JWH trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

Investment Programs.    JWH investment programs have different combinations of style, timing and market characteristics. Investment style differences are primarily based on the number of directional phases that investment programs use for markets—long, short or neutral —and how position sizes are determined, whether static or dynamic. Timing—whether trends are recognized over a short to very long term period—is a distinguishing characteristic of JWH investment programs. JWH investment programs can also be distinguished by the markets they trade.

While some characteristics may overlap, each investment program has a distinctive combination of style, timing and markets. This does not mean that one program will have higher returns than another or that a certain set of characteristics is preferable for one type of market. At times, an investment program may, for certain markets, use a style different from its primary style.

Commencement of Trading.    Each new account will encounter a startup period during which it may incur certain risks related to the initial investment of assets. In an effort to manage such risk, JWH has developed procedures governing the appropriate timing for the commencement of trading and the appropriate means of moving toward full portfolio commitment for new accounts. JWH, at its discretion, may delay the actual start of trading for an account for an extended period of time or adjust position size in relation to account equity in certain markets or in an entire investment program. The firm may also invest a new account more slowly than it would a more mature account. These procedures may be modified from time to time and no assurance is given that they will be successful in moving an account toward full portfolio commitment without substantial losses which might have been avoided or foregoing substantial profits which might have been achieved, by other means of initiating investment in the markets.

Duration of Positions Held.    JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual and some positions have been held for more than one year. Losing positions are generally reversed or eliminated relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.

Discretionary Aspects.    JWH at its sole discretion may override computer-generated signals and may at times use discretion in applying its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events. Subjective aspects in JWH’s application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions and reallocations, contracts and contract months traded and effective trade execution.

Program Modifications.    Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm’s investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program or a change in position size in relation to account equity. JWH’s research on these and other issues has resulted in investment program modifications from time to time that have decreased from previous levels the overall volatility of its investment programs while maintaining the potential for generating attractive performance returns. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets which historically have demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. The Fund will generally not be informed of such changes.

Oversight of Trading Policies.    The JWH IPC is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The IPC provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH’s investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles and new product and market strategies. Composition of the IPC and participation in its discussions and decisions by non-members, may vary over time. Mr. Henry participates in all IPC meetings and decisions. The IPC does not make day-to-day trading decisions.

Position Size.    Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH’s investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in certain markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors that may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for client accounts. JWH reserves the right to alter, at its sole discretion and without notification to the Fund, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption and Reallocation of the Fund’s Assets to JWH.    JWH attempts to reduce the impact of changes in its allocation of the Fund’s assets generally by adjusting positions as near as possible to the close of business on the last trading date of the month. In JWH’s sole discretion, based on its determination of liquidity and other market conditions, JWH may (i) begin adjusting positions earlier in the day on the last trading day of the month; (ii) begin adjusting positions before the last trading day of the month based on anticipated allocation changes; or (iii) delay adjusting positions until the first (or in some circumstances a later) business day of the next month. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Forward Foreign Currency Transactions.    In connection with JWH’s trading in forward foreign currency contracts, the Fund will enter into agreements with Bank of America pursuant to which Bank of America will act as a forward foreign currency counterparty or will arrange transactions with other counterparties, primarily major money center banks. The transactions that the Fund enters into with Bank of America, or through Bank of America with other counterparties on behalf of the Fund, will be given up to Salomon Smith Barney. Bank of America will charge a mark-up on each foreign currency transaction which will be in addition to the monthly brokerage fee paid to Salomon Smith Barney.

Physical and Cash Commodities.    JWH may in the future trade in physical or cash commodities for immediate or deferred delivery, including metals, when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on daily price movements of cash, swap or forward transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

Equity Drawdowns.    Historically, only 30% to 40% of all trades made pursuant to JWH’s programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value that JWH has experienced since inception in any single program on a composite basis was nearly 60%. You should understand that similar or greater drawdowns are possible in the future.

Legal Concerns

Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to other organizations they serve and they are required to act in the best interest of those organizations, even if those actions are adverse to the interest of JWH and its clients.

Mr. Henry devotes a substantial portion of his business time to ventures unrelated to JWH and futures trading and from time to time certain JWH staff members may provide support services for those other business ventures. Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures.

JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions in their own accounts that are the same as or opposite to the Fund’s positions, due to testing a new quantitative model or investment program, an allocation system and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH and Mr. Henry may on occasion receive better fills than the Fund’s account. Records for these accounts will not be made available to the Fund.

Employees of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts. However, such employees may invest in investment vehicles that trade futures, options on futures or forward contracts and are managed by an independent trader and in The JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of these accounts will not be made available to the Fund.

The JWH Organization

JWH employs approximately 55 employees who are grouped into departments with the following functions: Administration, Compliance, Corporate Finance, Human Resources, Information Technology, Investment Support, Investor Services and Marketing, Research and Trading.

Principals of JWH

Mr. John W. Henry, 53, is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited and JWH Investment Management, Inc., all affiliates of JWH. Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm and discusses trading activities with trading supervisors. JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and used by JWH in managing client accounts. Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts. Mr. Henry has served on the Boards of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors and the Managed Futures Trade Association and has served on the Nominating Committee of the NFA. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and issues regarding a potential merger. Since the beginning of 1987, he has devoted and will continue to devote, a substantial amount of time to business other than JWH and its affiliates. From January, 1999 until February, 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Since February, 2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC, which owns the Boston Red Sox baseball team, New England Sports Network and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the businesses of the LLC, dealing with professional management of the Red Sox (including its president and chief executive officer) and of the other LLC entities.

Mr. Mark H. Mitchell, 53, is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. Before joining JWH in January 1994, he was a partner at Chapman and Cutler in Chicago, where he headed the law firm’s futures law practice from 1983 to 1993. He also served as general counsel of the Managed Funds Association and general counsel of the National Association of Futures Trading Association. Mr. Mitchell is currently a director of the Managed Funds Association and a member of the NFA CPO/CTA Advisory Committee. In addition, he has served as a member of the NFA Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, the Managed Funds Association Government Relations Committee and the Executive Committee of the Futures Industry Association Law and Compliance Division. In 1985, Mr. Mitchell received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an AB with honors from Dartmouth College and a JD from the University of

California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

Dr. Mark S. Rzepczynski, 45, is the president and chief investment officer of JWH and a member of the JWH Investment Policy Committee. He is responsible for the day-to-day management of the firm. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited and JWH Investment Management, Inc., all affiliates of JWH. He was Senior Vice President, Research and Trading, at JWH from May 1998 through December 2001. Before joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski currently serves on the Board of Directors of the Futures Industry Association. Dr. Rzepczynski has a B.A. (cum laude) Honors in Economics from Loyola University of Chicago and an M.A. and Ph.D. in Economics from Brown University.

Mr. Paul Braica, 39, is a senior vice president and chief financial officer. He is also a principal of Westport Capital Management Corporation, JWH Investment Management, Inc., Global Capital Management Limited and JWH Securities, Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management, and administration. Before joining JWH, he was employed with Ernst & Young LLP as an auditor from December 1994 to March 1996. Mr. Braica received a BA in Economics from Gettysburg College, a MBA from Rutgers University and a MS in Taxation from Seton Hall University and was certified as a CPA by the State of New York in 1989.

Mr. David M. Kozak, 54, is a senior vice president, general counsel and secretary to JWH. He is also a principal of JWH Investment Management, Inc. and Westport Capital Management Corporation. Before joining JWH in September 1995, he had been a partner since 1989 at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management. Mr. Kozak is chairman of the Managed Funds Association’s Government Relations Committee. He is also a member of the NFA’s Membership Committee and of the Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules. He currently serves as chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. Mr. Kozak formerly served as the secretary and a director of the Managed Funds Association, as well as having been a member of the Managed Funds Association’s Executive Committee. He received a B.A. from Lake Forest College, a M.A. from The University of Chicago and a J.D. from Loyola University of Chicago.

Mr. Kenneth S. Webster, CPA, 37, is senior vice president, operations responsible for the day-to-day management of the investment support department, including all aspects of operations and performance reporting. He is also a principal of Westport Capital Management Corporation and Global Capital Management Limited. Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility in the investment support department. He has played an instrumental role in the development and implementation of support systems for JWH and its affiliates. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994, where he was responsible for directing the financial and operational activities of the firm. Mr. Webster received a BBA in Accounting from Pace University.

Mr. Kevin S. Koshi, 39, is a senior vice president, proprietary trading and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments. Mr. Koshi joined JWH in 1988 as a professional in the finance department and since 1990 has held positions of increasing responsibility in the trading department. He received a BS in Finance from California State University at Long Beach.

Mr. Matthew J. Driscoll, 36, is a senior vice president, trading, chief trader and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures; he has played a major role in the development of JWH’s 24-hour trading operation. He attended Pace University.

Mr. Edwin B. Twist, 52, is a member of the JWH Board of Directors. He is also a principal of JWH Investment Management, Inc. Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects.

Mr. Julius A. Staniewicz, 44, is a vice president, senior strategist and manager of research and a member of the JWH Investment Policy Committee. Since joining JWH in March 1992, Mr. Staniewicz has held positions of increasing responsibility at the firm. These include long term strategic planning in the areas of trading and investment strategies and business development. Mr. Staniewicz received a B.A. in Economics from Cornell University.

The following lists the additional principals of JWH: Mr. Andrew D. Willard, 56, vice president, information technology; Mr. William S. Dinon, 44, vice president of sales and manager of retail distribution; Mr. Ted A. Parkhill, 37, vice president, marketing and Ms. Wendy B. Goodyear, 40, vice president, investor services.

Investment Programs

JWH programs are aggregated in four groups:

•	Broadly Diversified
•	Financial
•	Foreign Exchange
•	Multiple Style

JWH employs four trading styles in its programs:

• Two-phase:	Always maintains a position, either long or short in a market.
• Three-phase:	Takes a position when trends are identified but may take a neutral stance or liquidate open positions in non-trending markets.
• Three-phase Forex:	A variation of the three-phase style which incorporates specialized intra-day volatility filters.
• Five-phase:	Uses a combination of two-phase and three-phase investment styles that invests in both long- and short-term price trends.

Broadly Diversified Programs

The GlobalAnalytics program was introduced in June 1997 as the firm’s most broadly diversified investment program. JWH will trade the GlobalAnalytics program on behalf of the Fund. GlobalAnalytics is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate or long-term price movements, GlobalAnalytics invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets, including interest rate, non-U.S. stock index, currency, metals, energy and agricultural contracts. GlobalAnalytics uses JWH’s five-phase investment style which is a combination of JWH’s two-phase style (a position is maintained, long or short, in a market at all times) and JWH’s three-phase style (positions are taken when trends are identified, but the program may take a neutral stance or liquidate open positions in non-trending markets).

For the period January 1, 2002 through December 31, 2002, the average allocation of risk exposure for the GlobalAnalytics program was:

Foreign Exchange	18%
Interest Rates	35%
Stock Indices	8%
Agriculture	14%
Metals	7%
Energy	18%

The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets including interest rate, global stock index, currency, metals, energy and agricultural contracts. This program uses the two-phase investment style. In 1992, a broad research effort was initiated to enhance the risk-reward ratios of the Original Investment Program without changing its trading philosophy. Global markets were added; sector allocations were shifted, with increased weighting given to financial markets; and some contracts were removed from the program. Beginning in October 1995, the position size in relation to account equity in this program was reduced 25%. The quantitative model underlying the program was not changed.

The Global Diversified Portfolio seeks to capitalize on intermediate-term movements in a broad spectrum of worldwide financial and non-financial markets, including interest rate, non-U.S. stock index, currency, metals, energy and agricultural contracts. This program uses the three-phase investment style.

Financial Programs

The Financial and Metals Portfolio is JWH’s second longest running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, non-U.S. stock indices and metals. This program uses the three-phase investment style. Beginning in August 1992, the position size in relation to account equity in this program was reduced approximately 50%. Since the changes were implemented in 1992, the Financial and Metals Portfolio has experienced lower volatility. The quantitative model underlying the program was not changed.

The Global Financial & Energy Portfolio seeks to identify and capitalize on long-term price movements in five worldwide market sectors: interest rates, global stock indices, currencies, metals and energies. This program uses the two-phase investment style. Beginning in April 1995, the position size in relation to account equity in this program was reduced 50%. Since the change was implemented in 1995, the Global Financial & Energy Portfolio has experienced lower volatility. In 1997, the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed.

The Worldwide Bond Program seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries. This program uses the three-phase investment style. Beginning in March 2000, the position size in relation to account equity was increased approximately 25% and increased an additional 20% commencing in June 2000. These two changes represent an overall position size increase of 50% since March 2000. The quantitative model underlying the program was not changed.

Foreign Exchange Programs

The G-7 Currency Portfolio seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France and Italy now are executed in the euro. This program uses the three-phase forex investment style. Beginning in May 1998, the position size in relation to account equity in this program was increased approximately 50%. The quantitative model underlying the program was not changed.

The International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar or non-dollar cross rates. This program uses the three-phase forex investment style.

The Dollar Program seeks to identify and capitalize on intermediate-term price movements in the currency markets, trading major currencies against the U.S. dollar. This program uses the three-phase investment style. Due to the limited number of markets traded in the Dollar Program, it may be less diversified than other JWH foreign exchange programs.

Multiple Style Programs

Multiple style programs involve the selection and allocation of assets among some or all of JWH’s investment programs and models on a discretionary basis. The Strategic Allocation Program and the Currency Strategic Allocation Program are the multiple style programs currently offered by JWH.

The Strategic Allocation Program is JWH’s largest program. Its objective is capital appreciation with the reduction of the volatility and risk of loss that typically would be associated with an investment in any one JWH investment program. JWH currently operates eleven investment programs, two of which are multiple style programs and any or all of the other nine programs may be included in SAP. The allocation of SAP’s assets among the investment programs, as well as the selection of the programs used for SAP, is at the discretion of the Investment Policy Committee (IPC). While JWH’s individual investment programs are technical, trend-following programs, the selection of programs as well as the allocation of assets among the programs in SAP, are entirely discretionary. Generally, the maximum allocation to an individual program will not exceed 25% of an account’s assets. The IPC monitors and adjusts on an ongoing basis the position size in relation to account equity at which SAP trades. Factors which may affect the decision to adjust position size include: ongoing program and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure and subjective evaluation of general market conditions. Position size in relation to account equity can range from 50% to 150% of standard trading levels.

The Currency Strategic Allocation Program accesses JWH currency programs as well as the models for individual foreign exchange markets within JWH’s non-currency programs to trade a broadly diversified portfolio of world currencies. Its objective is capital appreciation with the reduction of the volatility and loss that typically would be associated with an investment in any one JWH currency-only program. JWH currently operates three currency-only programs and trades currencies in seven other investment programs; any and all of the currency programs or trading models used in diversified and financial programs may be employed or combined in CSAP to determine initiating and closing trade signals. The risk allocation of CSAP among individual currency programs, as well as the selection of the models derived from JWH’s non-currency programs, employed within a market, are dynamic and may change at the discretion of the IPC. The selection of and mix of programs or models used to generate signals within and across markets as well as the allocation of risk exposure among the programs, models and markets in CSAP is entirely discretionary. Because CSAP is a sector program, the timing and methods employed for allocation changes may not match allocation changes to the Strategic Allocation Program. JWH is under no obligation to include any particular currency model or market or employ a specific investment program in CSAP. The maximum exposure to any one currency market will be 30% of the program. The IPC also monitors and may adjust on an ongoing basis the position size in relation to equity at which CSAP trades. Factors which may affect the decisions to adjust position size include: ongoing model and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure and subjective evaluation of general market conditions. Position size in relation to account equity can range from 50% to 200% of standard CSAP trading levels as set annually by the IPC.

Closed Investment Programs

Information with respect to JWH’s closed investment programs will be provided to any limited partner upon request to the general partner.

Past Performance of JWH

Table A-1 sets forth the composite capsule performance results of all accounts traded according to the GlobalAnalytics Program for the period January 1998 through December 31, 2002.

Table A-2 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated on the table.

Table A-3 reflects the composite capsule performance results of JWH’s Exclusive Fund Accounts during the periods indicted on the table.

Table B-1 presents the pro forma results of the GlobalAnalytics Program for the period January 1998 through December 2002, adjusted for fees, expenses and interest income applicable to the Fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

John W. Henry & Company, Inc.

GlobalAnalytics® Program

January 1998 Through December 31, 2002

	Percentage monthly rate of return

				(See Note (i) below)
	2002	2001	2000	1999	1998

January.	(0.90)	0.44	0.29	(1.89)	(1.75)
February	(5.58)	0.99	(0.07)	3.95	(1.11)
March	0.38	6.59	(4.88)	(3.89)	4.70
April	(2.63)	(8.15)	(0.82)	3.67	(4.88)
May.	2.62	(0.77)	6.83	2.64	5.80
June.	14.90	(2.42)	(1.21)	3.00	(1.92)
July	8.31	(1.08)	(2.30)	(2.56)	0.59
August.	5.65	1.14	6.18	(0.73)	12.39
September	6.67	2.38	(2.60)	(0.98)	8.17
October	(7.33)	6.13	5.31	(9.20)	(0.34)
November	(7.68)	(10.45)	5.33	3.53	(5.61)
December	12.12	3.06	9.73	2.04	4.77

Annual (or Period) Rate of Return.	26.26%	(3.53)%	22.69%	(1.29)%	21.02%

Compound Average Annual Rate of Return (1/98-12/31/02)					12.29%

Inception of Trading by CTA:	October 1982
Inception of Trading in Program:	June 1997
Number of Open Accounts as of December 31, 2002:	2
Aggregate Assets in all Programs:	$1,267,269,034	(12/02)
Aggregate Assets in Program:	$ 40,056,923	(12/02)
Largest Monthly Draw-Down:	10.5%	(11/01)
Largest Peak-to-Valley Draw-Down:	20.5%	(4/01-4/02)

Notes follow Table A-3.

(i)	In order to provide a continuous performance record for the JWH GlobalAnalytics® Family of Programs for the period May 8, 1998 to December 31, 1999, performance information from the GlobalAnalytics® Exclusive Fund Accounts (“EFAs”) (also provided on Table A–3) was included in the above capsule. These accounts are currently traded as part of JWH’s Strategic Allocation Program and, during that time period, were the only accounts traded pursuant to the GlobalAnalytics® Program. For the period from May 8, 1998 to September 18, 1998, the EFAs were traded at a degree of leverage of approximately 111% of the standard trading size, which was not available to clients who invested in this program individually. An account trading the Global Analytics® Program would be trading at 100% of the standard trading size.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Other Trading Programs Directed by John W. Henry & Company, Inc.

For the Period January 1998 Through December 31, 2002

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program December 31, 2002	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2002		2001	2000		1999	1998

Original Investment Program	Oct-82	6	$78,648,718	15.8%	(4/01)	39.7%	(5/99-3/02)	21.5		(16.8)	3.4		(10.7)	10.8

Global Diversified Portfolio	Jun-88	1	$13,393,086	21.4%	(11/01)	32.8%	(8/99-10/00)	43.3		(7.6)	16.4		(11.9)	23.5

JWH GlobalAnalytics®99	Mar-99	1	$14,505,314	9.6%	(11/01)	16.3%	(7/99-4/00)	24.9		(2.8)	(2.9)		(7.5)	—
										(9/27-12/31)	(9 Months	)	(10 Months )
Financial and Metals Portfolio	Oct-84	14	$255,534,176	18.5%	(11/01)	47.9%	(10/98-9/00)	45.1		7.1	13.0		(18.7)	7.2

Global Financial and Energy Portfolio	Jun-94	2	$10,127,388	10.8%	(11/01)	26.6%	(7/99-9/00)	10.5		(4.2)	25.0		1.4	9.9

Worldwide Bond Program (i)	Jul-96	0	$0	2.8%	(4/98)	4.4%	(2/98-5/98)	—		—	—		—	(0.4)
														(5 Months )
International Foreign Exchange Program	Aug-86	4	$130,972,871	8.0%	(9/98)	19.0%	(9/98-10/99)	18.7		28.8	16.5		(5.1)	13.9

G-7 Currency Portfolio	Feb-91	3	$27,793,557	12.2%	(3/02)	29.3%	(6/01-3/02)	13.3		0.2	8.1		20.7	(4.8)

Dollar Program (i)	Jul-96	0	$0	3.6%	(2/98)	5.4%	(1/98-5/98)	—		—	—		—	(5.0)
														(5 Months )
Strategic Allocation Program	Jul-96	10	$690,943,687	15.5%	(11/01)	21.7%	(7/99-9/00)	30.9		(1.1)	20.3		(1.5)	17.0

Currency Strategic Allocation Program	Nov-02	1	$5,293,314	4.0%	(11/02)	4.0%	(11/02-11/02)	5.9		—	—		—	—
								(2 Months	)
World Financial Perspective	Apr-87	N/A-Closed	N/A-Closed	10.8%	(6/01)	30.7%	(5/99-7/00)	(5.9)		(10.7)	4.9		(1.6)	7.2
								(5 Months	)
International Currency and Bond Portfolio	Jan-93	N/A-Closed	N/A-Closed	12.7%	(9/00)	28.5%	(7/99-9/00)	—		1.9	5.6		2.3	16.1
										(6 Months )

JWH began trading client capital in October 1982. Aggregate assets in all JWH programs were approximately $1.3 billion as of December 31, 2002.

(i)	In order to provide a continuous performance record for the Dollar Program and the Worldwide Bond Program from May 8, 1998, performance information of the Exclusive Fund Accounts is provided on Table A-3. These accounts (the “Exclusive Fund Accounts”) are currently traded as part of JWH’s Strategic Allocation Program (“SAP”) and, for the time periods indicated, were the only accounts traded in those programs. All accounts investing in SAP are subject to various discretionary trading adjustments including the selection of programs, ongoing allocations and reallocations of assets among the individual program components, as well as periodic adjustments to the position size in relation to account equity. For the period May 8, 1998 through September 18, 1998, and since February 4, 2000, these accounts traded at a degree of leverage that was not available to clients who invested in these programs individually.

Notes follow Table A-3

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-3

John W. Henry & Company, Inc.

Exclusive Fund Accounts

May 1998 Through December 31, 2002

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program December 31, 2002	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Rate of Return (Computed on a Compounded Monthly Basis)
								2002	2001	2000	1999	1998

Worldwide Bond Program Exclusive	May-98	10	$33,760,713	17.6%	(11/01)	26.2%	(8/99-10/00)	36.1	0.8	2.9	(6.1)	25.9
												(8 Months)
Dollar Program Exclusive	May-98	10	$25,031,526	10.5%	(10/01)	23.1%	(8/02-11/02)	44.4	1.5	20.0	9.0	2.7
												(8 Months)

Table A-3 (Continued)

John W. Henry & Company, Inc.

Performance for JWH GlobalAnalytics® Family of Programs

Exclusive Fund Account

May 1998 Through December 31, 1999

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program December 31, 1999	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Rate of Return (Computed on a Compounded Monthly Basis)
								1999	1998

JWH GlobalAnalytics® Family of Programs Exclusive	May-98	2	$95,019,512	9.2%	(10/99)	13.1%	(7/99-10/99)	(1.3)	25.5
								(12 Months)	(8 Months)

JWH began trading client capital in October 1992. Aggregate assets in all JWH programs were approximately $1.3 billion as of December 31, 2002.

Notes follow Table. Also, see note (i) on Table A-1 and note (i) on Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to JWH Tables A-1, A-2 and A-3

Composite Performance Presentation

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

An investor should note that the composite performance presentations include individual accounts, which even though traded according to the same investment program may have materially different rates of return. The reasons for these material differences among accounts may include: a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) client trading restrictions, including futures vs. forward contracts and contract months; d) trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions; j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH uses the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i)-(iii) is satisfied in the review, then the results within the designated range are deemed “materially the same” or “not materially different.” The parameters (i)-(iii) determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i)-(iii) is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH’s current minimum account size, JWH’s policy is to provide separate performance information when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

The calculation of management and incentive fees is subject to variation due to the agreed upon definitions contained in each account’s advisory agreement. Management fees historically ranged from 0% to 6% of assets under management; incentive fees ranged from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.

Position Size in Relation to Account Equity

During the periods covered by the performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently used may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

Original	Investment Program—reduced 25% commencing in October 1995
Financial	and Metals Portfolio—reduced 50% commencing in August 1992
Global	Financial & Energy Portfolio—reduced 50% commencing in April 1995
G-7	Currency Portfolio—increased 50% commencing in May 1998

Worldwide Bond Program — increased 25% commencing in March 2000 and increased an additional 20% commencing in June 2000. These changes represent an overall position size increase of 50% since March 2000. Dollar Program—increased 25% commencing in July 2001.

Composite Performance Accounting Methods

From the beginning of the performance records shown, JWH accrued incentive fees. Interest income, management fees, commissions, and other expenses were reflected on a cash basis (with the exception of the programs specifically noted below) until August 1998, when the accrual method was fully adopted for all programs not already utilizing that method. The recording of specified items on a cash basis before August 1998, should not, for most months, be materially different from presenting rates of return on an accrual basis; any differences in rates of return are immaterial to the overall performance record. JWH reflected all items of net performance on an accrual basis for the G-7 Currency Program, Worldwide Bond Program, Dollar Program, and JWH GlobalAnalytics® Family of Programs for the entire period shown, and for the Strategic Allocation Program from September 1997. Beginning September 1, 1998, all JWH programs utilized the full accrual basis of accounting.

Definition of Capsule Terms

Number of Open Accounts is the number of accounts directed by JWH pursuant to the investment program shown as of December 31, 2002.

Assets Under Management in a program is the aggregate amount of total equity, excluding “notional” equity under management, unless otherwise noted, of JWH in the investment programs shown as of December 31, 2002.

Largest Monthly Drawdown is the largest monthly loss experienced by any single account during the last five year and year to date period in the relevant investment program in any calendar month. “Loss” for these purposes is calculated on the basis of the loss experienced, expressed as a percentage of total equity (including “notional” equity) in the account. Largest monthly drawdown information includes the month and year of such drawdown.

Largest Peak-to-Valley Drawdown is the largest percentage decline by any single account during the last five year and year to date period in the relevant investment program (after eliminating the effect of additions and withdrawals) from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month end, expressed as a percentage of the total equity (including “notional” equity) in the account.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year-to-date.

Compounded Annualized Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance records and then one (1) is subtracted.

Monthly Rates of Return are daily compounded monthly rates of return in the investment program. The daily compounded monthly rate of return is calculated by compounding the daily rates of return over the number of days in the month. For example, each of the daily rates of return in hundredths is added to one (1) and the result is multiplied by the previous day’s daily rate of return similarly expressed. One (1) is then subtracted from the product. The daily rates of return are calculated by dividing the day’s net performance by the sum of the beginning equity, plus additions minus withdrawals for the day. Before September 1998, Monthly Rates of Return were calculated by dividing net performance by the sum of the beginning equity, plus additions minus withdrawals in the investment program for the month. For such purposes all additions and withdrawals were treated as if they had been made on the first day of the month, even if, in fact, they occurred later. From December 1991 through August 1998, if additions and withdrawals were material to an investment program’s performance, they were time weighted. If time weighting was materially misleading, then the only accounts traded method was used. As of September 1998, time weighting is no longer relevant as the monthly rates of return are daily compounded monthly rates of return.

Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial & Energy Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

Additional Notes

JWH GlobalAnalytics® 99. In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics® Family of Programs methodology. Due to the size of the account, it may have different results than the other accounts using this same methodology. As a result, performance for this account is shown separately through September 2000. As of October 2000, the account increased its size to a level sufficient to trade in JWH GlobalAnalytics®. A new account was added to JWH GlobalAnalytics® 99 on September 27, 2001.

Strategic Allocation Program. From inception to May 7, 1998, the performance of the individual investment program components are also included in the composite performance of each individual investment program.

Table B-1

John W. Henry & Company, Inc.

Pro Forma Performance

GlobalAnalytics® Program

January 1998 Through December 31, 2002

	Percentage Monthly Rate of Return

	2002	2001	2000	1999	1998

January	(1.24)	(0.29)	(0.01)	(2.51)	(2.50)
February	(5.82)	0.60	(0.55)	3.77	(1.52)
March .	0.15	5.93	(5.15)	(4.63)	3.96
April	(2.94)	(9.03)	(1.19)	3.20	(5.53)
May	2.19	(1.29)	6.24	2.54	5.20
June	14.54	(2.96)	(1.65)	2.73	(2.42)
July	8.85	(1.70)	(2.49)	(3.12)	(0.02)
August	5.50	0.77	5.31	(1.23)	11.44
September	6.41	2.10	(3.01)	(1.69)	7.22
October	(7.63)	5.65	4.86	(9.72)	(0.97)
November	(7.61)	(11.20)	5.81	3.08	(6.04)
December	12.11	2.49	8.69	1.53	4.31

Annual (or Period) Rate of Return	23.73%	(9.96)%	16.96%	(6.78)%	12.24%

Compound Average Annual Rate of Return (1/98-12/31/02)					6.39%

Largest Monthly Draw-Down:	11.20%	(11/01)
Largest Peak-to-Valley Draw-Down:	23.38%	(4/01-4/02)

During the period May 8, 1998 through December 31, 1999, the only accounts traded according to JWH’s GlobalAnalytics® Program were those that were part of JWH’s Exclusive Fund Accounts program (“EFA”). The performance of those accounts was used as a basis for the pro forma capsule above. The EFA accounts are traded as part of JWH’s Strategic Allocation Program.

For the period from May 8, 1998 through September 18, 1998, the EFA accounts were traded at a degree of leverage of approximately 111% of the standard trading size, which was not available to clients who invested in the GlobalAnalytics® program individually. The pro forma rates of return during that time period were based upon 111% of the standard trading size.

Notes appear at page 40.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Willowbridge Associates Inc.

Background

Willowbridge Associates Inc. (“Willowbridge”) is a Delaware corporation organized on January 29, 1988. Willowbridge’s main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536 and its telephone number is (609) 936-1100. Since May 3, 1988, Willowbridge has been registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor and a member of the NFA.

Management

Philip L. Yang, 43, has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc., Union Spring Asset Management, Inc. and Limerick Financial Corporation, each of which is affiliated with Willowbridge. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation (now known as Caxton Associates, LLC), a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets and later as Director of Commodity Trading. Mr. Yang obtained a bachelor’s degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master’s degree from the Wharton School of the University of Pennsylvania. He co-authored with Richard G. Faux, Jr. “Managed Futures: The Convergence with Hedge Funds,” a chapter in Evaluating and Implementing Hedge Fund Strategies, a book published in 1999 by Euromoney Publications.

Michael Y. Gan, 44, has been the Executive Vice President of Willowbridge since September 1, 1992. Mr. Gan is registered as an associated person of Willowbridge. He is individually registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc. and Union Spring Asset Management, Inc. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to October 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with a M.B.A. in Finance.

Richard G. Faux, Jr., 65, has been Executive Director of Willowbridge since April 1995. He is registered as an associated person and a principal of Willowbridge. He is also Executive Director, an associated person and a principal of Doublewood, Inc. and President, a director, a principal and an associated person of Union Spring Asset Management, Inc. Mr. Faux oversees administration at Willowbridge. Mr. Faux co-founded MC Baldwin Financial Company in 1989 and served as its Co-Chief Executive until April 1995, at which time MC Baldwin was an international trading manager which developed futures funds for its partner, Mitsubishi Corporation and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Previously, he spent four years at

Thomson McKinnon Securities, Inc. where he helped develop futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.

James J. O’Donnell, 52, is Senior Vice President of Willowbridge. He is registered as a principal of Willowbridge. He is also Managing Director and a principal of Doublewood, Inc. and Managing Director and a principal of Union Spring Asset Management, Inc. He oversees Willowbridge’s computer and information needs, including trading information systems, accounting information systems, automating certain operational and compliance activities and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O’Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O’Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O’Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September 1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.

Steven R. Crane, 35, is Senior Vice President, Secretary and Controller of Willowbridge. He is registered as a principal of Willowbridge. He is also Secretary and a principal of Doublewood, Inc., Secretary, Managing Director, director and a principal of Union Spring Asset Management, Inc. and Vice President, Secretary, Treasurer, director and a principal of Limerick Financial Corporation. He oversees the accounting and financial reporting for Willowbridge and also oversees operations and compliance at Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation from April 1992 to April 1993 as a Senior Accountant. From September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated magna cum laude from North Carolina State University with a B.A. in accounting.

Edward T. Dunne, 59, is Managing Director of Willowbridge. He is registered as a principal of Willowbridge. He is also Managing Director and a principal of Doublewood, Inc. Mr. Dunne is Managing Director, director and a principal of Union Spring Asset Management, Inc. From March 1992 to February 1998, Mr. Dunne was a shareholder and managing director of Nordek Associates, Inc., a commodity pool operator and commodity trading advisory firm. From August 1995 to January 1998, Mr. Dunne was a director of Star Asset Management Limited, a Bermuda trading company. In addition, from November 1993 to May 1994, Mr. Dunne was a managing director for the Alpha Global Proprietary Trading Division of Alpha Investment Management, Inc. From September 1987 to December 1993, he was a managing director of UBS Securities LLC. From July 1986 to August 1987, he served as an executive vice president of Mosely Securities Corporation. After receiving his degree from Norwich University and a commission as an officer in the U.S. Army, Mr. Dunne continued his education at New York University’s Graduate School of Public Administration. Mr. Dunne also attended the New England School of Law. In addition, Mr. Dunne has attended the Securities Industry Institute at the University of Pennsylvania’s Wharton School of Business.

Virginia M. Loebel, 42, is Director of Banking and Brokerage Relations at Willowbridge, Doublewood, Inc. and Union Spring Asset Management, Inc. From August 1992 to April 1999, Ms. Loebel was employed by Union Bank of Switzerland with credit and relationship management responsibility for major U.S. investment banks. Her last position with Union Bank of Switzerland was a Managing Director in charge of domestic managed funds and investment bank credit relationships with total credit facilities in excess of $20 billion. From August 1985 to August 1992, Ms. Loebel was a Vice President at Citibank in Investment Banking and Managed Funds. Ms. Loebel completed the credit training program at Bankers Trust Company, where she was employed from February 1983 to August 1985. Ms. Loebel graduated cum laude from Villanova University with a B.S. in Finance and Economics.

Trading Programs and Methods

Willowbridge will trade the Fund’s assets allocated to it in accordance with its Select Investment Program using the Argo Trading System.

The Argo Trading System, which commenced trading in 1988, is a computerized technical trading system. It is not a trend-following system, but does ride a trend when the opportunity arises. Argo uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. In effect, Argo is more akin to a systematic technical charting system, as opposed to most computer systems which are based on pure trend-following calculations.

The Select Investment Program using the Argo Trading System is based on general technical trading principles that over time have repeatedly shown their validity as price movement forecasters. It applies these principles to a diversified portfolio of commodities and currencies. Given that the system is based on general principles, the system parameters used are the same for all items in the portfolio and are not optimized.

Argo determines, on a daily basis, whether to be long, short or flat the various commodities in its portfolio.

Pattern recognition, support/resistance levels and counter-trend liquidations are defined as follows:

Pattern recognition is the ability to identify patterns that appear to have acted as precursors of price advances or declines in the past.

A support level is a previous low—a price level under the market where buying interest is sufficiently strong to overcome selling pressure.

A resistance level is a previous high—a price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

A counter-trend liquidation is the closing out of a position after a significant price move on the assumption that the market is due for a correction.

For the period January 1, 2002 through December 31, 2002, the average allocation of risk exposure for the Argo Trading System was:

Foreign Exchange	22%
Interest Rates	28%
Stock Indices	0%
Agriculture	17%
Metals	7%
Energy	26%

It is intended that approximately 15% to 40% of the assets under management pursuant to the Argo Trading System normally will be committed as margin for commodity interest trading, but from time to time, the percentage of assets committed may be substantially more or less. Positions are generally held from 20 to 30 trading days.

Risk is managed in the Argo Trading System on a market by market level as well as on an overall portfolio level. On the market level, risk is managed primarily by utilizing proprietary volatility filters. When these filters detect a certain excessive level of volatility in the markets traded, they will signal that the system should no longer be trading in the markets in which the filters have detected excessive volatility. In this way, the system does not participate in markets in which there are extremes in market action. On the portfolio level, risk is managed by utilizing a proprietary portfolio cutback rule. When cumulative profits have reached a certain level, this rule determines that positions should be halved across the entire portfolio. In this way, risk is reduced while allowing the system to continue to participate in the markets, albeit at a reduced level. After the portfolio has been traded at half, the rule will then determine when to increase positions to again trade at the full level.

Pursuant to a licensing agreement between Caxton Associates, LLC and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the trading system it will employ on behalf of the Fund, among others. The licensing agreement will continue until December 31, 2011 and shall be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days’

notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in other extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge’s trading.

Past Performance of Willowbridge

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same strategy or program, can have varying investment results. The reasons for this are numerous material differences among accounts: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) leverage employed; (d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a strategy or program; (e) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (f) the amount of management and incentive fees and the amount of brokerage commissions; (g) the timing of orders to open or close positions; (h) the market conditions, which in part determine the quality of trade executions; and (i) trading instructions and restrictions of the client.

Notwithstanding these material differences among accounts, Willowbridge believes that the composites remain valid representations of the accounts included therein.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Willowbridge’s Select Investment Program using the Argo Trading System for the period January 1998 through December 31, 2002.

Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Willowbridge for the time periods indicated on the table.

Table B-1 presents the pro forma performance results of the Argo Trading System for the period January 1998 through December 2002, adjusted for fees, expenses and interest income applicable to the Fund.

THE INFORMATION SET FORTH BELOW IN TABLES A-1 AND A-2 HAS NOT BEEN AUDITED BUT IN THE OPINION OF WILLOWBRIDGE PRESENTS ACCURATELY THE PERFORMANCE OF THE ACCOUNTS SHOWN FOR THE PERIODS INDICATED.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

Willowbridge Associates Inc.

Argo Trading System

January 1, 1998 Through December 31, 2002

	Percentage monthly rate of return

	2002	2001	2000	1999	1998

January	2.31	2.14	(8.67)	(2.04)	10.25
February	(7.73)	(1.72)	(9.26)	8.07	(3.35)
March	2.38	3.47	0.91	(3.80)	(1.52)
April	(6.30)	(2.30)	(0.80)	5.12	(13.27)
May	3.06	10.54	1.38	(3.77)	1.04
June	23.84	(2.65)	2.48	11.62	(10.18)
July	5.03	(4.89)	(20.97)	4.29	5.74
August	4.67	8.51	36.06	(1.05)	24.18
September	6.11	6.23	(7.83)	3.85	16.98
October	(6.07)	4.76	(5.46)	(17.78)	1.41
November	(5.02)	(16.98)	12.28	7.31	(1.96)
December	7.08	6.30	32.31	0.63	(0.65)

Annual (or Period) Rate of Return	28.79%	10.68%	19.97%	9.42%	25.31%

Compound Average Annual Rate of Return (1/98-12/31/02)	18.58%

Inception of Client Account Trading by CTA:	August 1988
Inception of Client Account Trading in Program:	August 1988
Number of Open Accounts as of December 31, 2002:	20
Aggregate Assets (Excluding “Notional” Equity) in all Programs:	$377,429,240	(12/02)
Aggregate Assets (Including “Notional” Equity) in all Programs:	$674,588,787	(12/02)
Aggregate Assets (Excluding “Notional” Equity) in Program:	$267,684,002	(12/02)
Aggregate Assets (Including “Notional” Equity) in Program:	$336,278,306	(12/02)
Largest Monthly Draw-Down:	28.69%	(7/00)
Largest Peak-to-Valley Draw-Down:	41.45%	(10/99-7/00)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Other Trading Programs Directed by Willowbridge Associates Inc.

For the Period January 1998 Through December 31, 2002

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program December 31, 2002 (Excluding Notional Funds)	Aggregate Assets in Program December 31, 2002 (Including Notional Funds)	Largest Monthly Draw-Down	Largest Peak-to-Valley Draw-Down	Percentage Rate of Return (Computed on a Compounded Monthly Basis)
							2002	2001	2000	1999	1998

Vulcan Trading System	Aug-88	5	$20,227,395	$62,227,395	33.41% (2/02)	53.45% (1/01-2/02)	19.67	(23.85)	56.08	(18.92)	19.80

Titan Trading System	Aug-88	2	$276,313	$42,390,087	35.66% (9/00)	65.94% (10/99-9/00)	32.90	0.65	(20.38)	4.55	34.30

Rex Trading System	Aug-88	1	$–0–	$1,713,891	22.56% (11/01)	79.74% (9/90-7/98)	6.89	(5.42)	(10.56)	22.39	10.36

Siren Trading System	Jan-91	1	$–0–	$42,000,000	15.15% (9/00)	35.30% (2/00-11/01)	25.02	(10.20)	(13.81)	9.82	(12.36)

XLIM Trading Approach	Aug-88	2	$46,531,247	$46,531,247	37.78% (4/00)	78.42% (3/99-8/00)	62.10	92.42	(20.95)	11.17	54.38

Currency Investment Program	May-91	1	$–0–	$14,111,407	9.50% (4/01)	18.36% (4/01-3/02)	12.53	(7.72)	8.50	(2.04)	(0.91)

Primary Investment Program	Jan-93	4	$41,367,558	$84,993,729	23.18% (11/01)	35.18% (8/99-7/00)	46.52	(11.71)	22.05	(0.63)	30.81

Vat Investment Program	Nov-97	1	$–0–	$42,000,000	16.93% (11/01)	42.12% (8/99-9/00)	39.90	(0.41)	3.90	1.70	46.02

Base Metal Arbitrage	May-99	1	$1,342,725	$2,342,725	14.74% (6/99)	24.01% (5/99-6/99)	28.62	10.66	73.38	22.11	—
										(8 months)
MTECH Trading Approach	Jan-91	N/A-Closed	N/A-Closed	N/A-Closed	30.09% (2/00)	55.49% (4/97-7/98)	—	—	(43.01)	(3.21)	30.39
									(8 months)
CFM Investment Program	Jan-93	N/A-Closed	N/A-Closed	N/A-Closed	27.54% (2/00)	65.16% (1/00-5/00)	—	—	(56.99)	19.17	56.56
									(7 months)

Aggregate assets in all Willowbridge programs was approximately $377 million (excluding notional funds) and $675 million (including notional funds) as of December 31, 2002.

Notes	follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Willowbridge Tables A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in the trading program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in the trading program during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

For purposes of the largest peak-to-valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated using the Fully-Funded Subset Method, pursuant to an Advisory published by the Commodity Futures Trading Commission. To qualify for use of the Fully-Funded Subset Method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. In each capsule, rate of return for the Fully- Funded Subset is computed by dividing the sum of the net performance, i.e., for each of the accounts, for the Fully-Funded Subset, by the sum of the actual funds-based beginning net asset values for the Fully-Funded Subset.

Brokerage commissions charged to accounts in the capsules may vary, but generally do not exceed $25 per round turn. Not all accounts in the composite capsules are charged a management fee or earn interest income. Monthly or quarterly management fees range from 0% to 3% per annum and quarterly or annual incentive fees range from 10% to 30%. In reviewing its accounts to determine the worst draw-down figures for any account included in the composite capsules, Willowbridge has excluded accounts in any month during which the account has (i) been opened or closed, (ii) experienced material additions or withdrawals, or (iii) been phased in or out of trading a full portfolio, in order to obtain representative figures.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Additional Footnote for Exempt Accounts

Willowbridge advises exempt accounts for Qualified Eligible Persons as well as certain other accounts exempt from disclosure. The performance of certain of these accounts is not included in the composite performance records.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table B-1

Willowbridge Associates Inc.

Pro Forma Performance

Argo Trading System

January 1, 1998 Through December 31, 2002

	Percentage monthly rate of return

	2002	2001	2000	1999	1998

January	1.77	2.03	(8.65)	(2.61)	7.82
February	(7.91)	(2.17)	(9.83)	8.48	(2.98)
March	2.08	3.47	2.09	(4.59)	(1.50)
April	(6.83)	(2.63)	(1.17)	5.44	(13.53)
May	2.96	10.24	0.70	(4.74)	0.38
June	24.05	(2.65)	2.11	11.71	(10.33)
July	4.19	(5.14)	(21.46)	3.71	4.92
August	3.86	8.34	35.53	(1.33)	23.78
September .	5.27	5.73	(8.21)	3.40	14.76
October	(6.42)	4.00	(5.84)	(18.50)	0.95
November	(5.52)	(17.36)	12.08	6.93	(2.65)
December	6.46	5.79	33.83	0.15	(1.22)

Annual (or Period) Rate of Return	22.07%	6.62%	17.93%	4.45%	16.03%

Compound Average Annual Rate of Return (1/98-12/31/02)					13.22%

Largest Monthly Draw-Down:	21.46%	(7/00)
Largest Peak-to-Valley Draw-Down:	41.42%	(10/99-7/00)

Notes appear at page 40.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Management Agreements

General

The management agreement with each advisor provides that the advisor has sole discretion in determining the investment of the assets allocated to it subject to the Fund’s trading policies. Each agreement continues in effect until June 30 and is renewable by the general partner for additional one-year periods upon 30 days’ prior notice to the advisor.

Termination

Each agreement can be terminated by the general partner at any month-end upon 30 days’ notice to the advisor.

Each agreement may be terminated by the general partner immediately upon 30 days’ notice if:

(1)	the net asset value per unit of the Fund declines to $400 or less as of the close of any business day,

(2)	the net assets allocated to an advisor (adjusted for redemptions, reallocations and withdrawals) decline by 50% or more as of the end of a trading day from its previous highest value,

(3)	a majority of the outstanding units vote to terminate the agreement,

(4)	the advisor fails to comply with the terms of the agreement,

(5)	the general partner, acting in good faith, reasonably determines that the performance of the advisor requires termination of the agreement, or

(6)	the general partner reasonably believes that the application of speculative position limits will substantially adversely affect the Fund’s performance.

The general partner may immediately terminate each management agreement if:

(1)	the advisor’s controlling principal (or principals) dies, becomes incapacitated or is otherwise not managing the trading programs of the advisor,

(2)	the advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt or

(3)	the advisor’s registration with the CFTC or membership in NFA is suspended or terminated.

Each advisor may terminate its management agreement upon 30 days’ notice to the general partner if:

(1)	the Fund’s trading policies are changed in a way that the advisor reasonably believes will adversely affect the performance of its trading strategies,

(2)	any time after June 30, 2003, or

(3)	the general partner or Fund fails to comply with the terms of the agreement.

Each advisor may immediately terminate its management agreement if the general partner’s registration as a commodity pool operator or its membership in the NFA is terminated or suspended.

Certain of the management agreements also permit termination by the advisor based on decreased allocations, forced liquidations and failure of the general partner to consent to changes in the advisor’s strategies.

Other Clients and Accounts of the Advisor

Under each management agreement, the advisor and its principals may advise other clients and accounts and may use the same or different trading strategies as those utilized for the Fund. The advisor, however, agrees that these services will not affect its capacity to render services to the Fund contemplated by the management agreement. Further, if the advisor is required to modify orders to comply with speculative position limits, the advisor will not modify orders in a manner that will substantially disproportionately affect the Fund as compared to its other accounts. In addition, the advisor will not knowingly or deliberately use trading strategies for the Fund that are inferior to those used for any other client or account. The advisor will not favor any other account over the Fund in any way, although the performance of the advisor’s other accounts may differ from the Fund’s performance due to differences, including program selected, the proportion of funds used as margin in the markets, brokerage commissions, management and incentive fees and changes in the advisor’s trading methodology.

Indemnification

The Fund and the general partner will indemnify each advisor for any loss suffered by the advisor in connection with the management of the Fund’s assets, if the advisor, in good faith, determined that such course of conduct was in the best interests of the Fund and the advisor’s conduct did not involve negligence, intentional misconduct or a breach of fiduciary duty. Indemnification will generally require an independent legal opinion regarding the advisor’s standard of conduct.

THE COMMODITY BROKER

Salomon Smith Barney Inc., a New York corporation, acts as the Fund’s selling agent and commodity broker. Its principal office is located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-6000. Salomon Smith Barney is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant and is a member of the NFA, the NASD Inc. and major securities exchanges, including the New York Stock Exchange. Salomon Smith Barney has approximately 500 offices across the United States and more than 12,400 financial consultants who provide services to more than 7.4 million client accounts with assets of nearly $1 trillion.

All of the Fund’s futures and options on futures trades will be cleared through Salomon Smith Barney. Salomon Smith Barney provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

Brokerage Agreement

The Fund has entered into a commodity brokerage agreement with Salomon Smith Barney providing that:

•	Salomon Smith Barney is authorized to purchase and sell futures and other contracts for the Fund’s account in accordance with the instructions of the advisors;

•	Salomon Smith Barney is authorized to purchase and sell futures and other contracts for the Fund’s account in accordance with the instructions of the advisors;

•	Salomon Smith Barney will provide bookkeeping and clerical assistance to the Fund and the general partner;

•	Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Salomon Smith Barney will retain 20% of any interest earned on the Treasury bills purchased;

•	the Fund will promptly pay all margin requirements and trading losses;

•	either party may terminate the agreement upon notice; and

•	the Fund will indemnify Salomon Smith Barney for losses incurred in connection with the Fund’s account provided that Salomon Smith Barney acted in good faith and in the best interests of the Fund and provided that Salomon Smith Barney’s actions did not constitute negligence, misconduct or breach of fiduciary duty.

Other brokers selected by the advisors may be used to execute some orders and then “give-up” the trades to the commodity broker for clearing. In addition, Salomon Smith Barney may select other brokers, dealers or banks to execute forward contracts, swap contracts and foreign futures contracts.

Salomon Smith Barney pays a portion of its brokerage fee to its financial consultants, who provide ongoing services to investors including:

•	answering questions regarding daily net asset value, monthly statements, annual reports and tax information;

•	advising investors as to whether and when to redeem units or purchase additional units; and

•	providing general servicing of accounts.

Litigation

There have been no material administrative, civil or criminal actions within the past five years against Salomon Smith Barney or any of its individual principals and no such actions are currently pending, except as follows.

In December 1996, a complaint seeking unspecified monetary damages was filed by Orange County, California against numerous brokerage firms, including Salomon Smith Barney, in the U.S. Bankruptcy Court for the Central District of California (County of Orange et al. v. Bear Stearns & Co. Inc. et al.). The complaint alleged, among other things, that the brokerage firms recommended and sold unsuitable securities to Orange County. Smith Barney and the remaining brokerage firms settled with Orange County in mid 1999. Salomon Smith Barney paid $1,333,333 to settle this matter.

In June 1998, complaints were filed in the U.S. District Court for the Eastern District of Louisiana in two actions (Board of Liquidations, City Debt of the City of New Orleans v. Smith Barney Inc. et ano. and The City of New Orleans v. Smith Barney Inc. et ano.), in which the City of New Orleans seeks a determination that Smith Barney Inc. and another underwriter will be responsible for any damages that the City may incur in the event the Internal Revenue Service denies tax exempt status to the City’s General Obligation Refunding Bonds Series 1991. The complaints were subsequently amended. Salomon Smith Barney has asked the court to dismiss the amended complaints. The court denied the motion but stayed the case. Subsequently, the City withdrew its lawsuit.

In November 1998, a class action complaint was filed in the U.S. District Court for the Middle District of Florida (Dwight Brock as Clerk for Collier County v. Merrill Lynch, et al.). The complaint alleged that, pursuant to a nationwide conspiracy, 17 broker-dealer defendants, including Salomon Smith Barney, charged excessive mark-ups in connection with advanced refunding transactions. Among other relief, plaintiffs sought compensatory and punitive damages, restitution and/or rescission of the transactions and disgorgement of alleged excessive profits. In October 1999, the plaintiff filed a second amended complaint. In November 1999, Salomon Smith Barney moved to dismiss the amended complaint. In May 2001, the parties reached and the court preliminarily approved a tentative settlement. Salomon Smith Barney paid $1,063,457 to settle this matter and in September 2001, the court approved the settlement.

In connection with the Louisiana and Florida matters, the IRS and SEC conducted an industry-wide investigation into the pricing of

Treasury securities in advanced refunding transactions. In April 2000, Salomon Smith Barney and several other broker-dealers entered into a settlement with the IRS and the SEC. Thereafter, the plaintiffs filed voluntary discontinuances.

In December 1998, Salomon Smith Barney was one of 28 market making firms that reached a settlement with the SEC in the matter titled In the Matter of Certain Market Making Activities on NASDAQ. As part of the settlement of that matter, Salomon Smith Barney, without admitting or denying the factual allegations, agreed to an order which required that it: (i) cease and desist from committing or causing any violations of Sections 15(c)(1) and (2) of the Securities Exchange Act of 1934 and SEC Rules 15c1-2, 15c2-7 and 17a-3 thereunder, (ii) pay penalties totaling approximately $760,000 and (iii) submit certain policies and procedures to an independent consultant for review.

In March 1999, a complaint seeking in excess of $250 million was filed by a hedge fund and its investment advisor against Salomon Smith Barney in the Supreme Court of the State of New York, County of New York (MKP Master Fund, LDC et al. v. Salomon Smith Barney Inc.). The complaint included allegations that, while acting as prime broker for the hedge fund, Salomon Smith Barney breached its contracts with plaintiffs, misused their monies and engaged in tortious (wrongful) conduct, including breaching its fiduciary duties. Salomon Smith Barney asked the court to dismiss the complaint in full. In October 1999, the court dismissed the tort claims, including the breach of fiduciary duty claims. The court allowed the breach of contract and conversion claims to stand. In December 1999, Salomon Smith Barney filed an answer and asserted counterclaims against the investment advisor. In response to plaintiff’s motion to strike out the counterclaims, in January 2000, Salomon Smith Barney amended its counterclaims against the investment advisor to seek indemnification and contribution. Plaintiffs moved to strike Salomon Smith Barney’s amended counterclaims in February 2000. In September 2000, the court denied plaintiffs’ motion to dismiss Salomon Smith Barney’s counterclaims based on indemnification and contribution. In August 2002, Salomon Smith Barney filed a motion for summary judgment.

In April 2002, numerous class action complaints were filed against Solomon Smith Barney and other investment banks in the U.S. District Court for the Southern District of New York alleging violations of certain federal securities laws (including Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934) with respect to the allocation of shares for certain initial public offerings and related aftermarket transactions and damage to investors caused by allegedly biased research analyst reports. Also pending in the Southern District of New York against Salomon Smith Barney and other investment banks are several alleged class actions which have been consolidated into a single class action alleging violations of certain federal and state antitrust laws in connection with the allocation of shares in initial public offerings underwritten by such parties. The defendants in these actions have moved to dismiss the consolidated amended complaint but the court has not yet rendered a decision on those motions.

In April 2002, Citigroup and, in one case, Salomon Smith Barney were named as defendants along with, among others, commercial and/or investment banks, certain current and former Enron officers and directors, lawyers and accountants in two alleged consolidated class action complaints that were filed in the U.S. District Court for the Southern District of Texas seeking unspecified damages. One action, brought on behalf of individuals who purchased Enron securities (Newby, et al. v. Enron Corp., et al.), alleges violations of Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and the other action, brought on behalf of current and former Enron employees (Tittle, et al. v. Enron Corp., et al.), alleges violations of ERISA and RICO, as well as negligence and civil conspiracy. On May 8,

2002, Citigroup and Salomon Smith Barney filed motions to dismiss the complaints, which are pending.

Since April 2002, Salomon Smith Barney and several other broker dealers have received subpoenas and/or requests for information from various governmental and self-regulatory agencies and Congressional committees, including the NASD Inc. which has raised issues about Salomon Smith Barney’s internal e-mail retention practices and research on Winstar Communications, Inc. With respect to Winstar, Salomon Smith Barney has entered into a settlement agreement. Salomon Smith Barney agreed to pay a penalty in the amount of $5 million and did not admit to any wrongdoing. With respect to other such matters, these agencies have been engaged in discussions with a number of broker dealers, including Salomon Smith Barney, about resolving potential enforcement proceedings relating to research. In December 2002, Salomon Smith Barney and the other broker dealers each paid a fine of $1.65 million to settle this matter.

Since May 2002, Salomon Smith Barney and certain of its principals have been named as defendants in a number of alleged class action complaints filed in the U.S. District Court for the Southern District of New York by purchasers of various securities alleging they violated federal securities law, including Sections 10 and 20 of the Securities Exchange Act of 1934 by issuing research reports without reasonable basis and failing to disclose conflicts of interest in connection with published investment research, including Global Crossing, WorldCom, Inc., AT&T, Winstar, Rhythm Net Connections, Level 3 Communications, MetroMedia Fiber Network, XO Communications and Williams Communications Group Inc. Nearly all of these actions are pending in the U.S. District Court for the Southern District of New York.

In July 2002, Citigroup, Salomon Smith Barney and various of its affiliates and certain of their officers and other employees were named as defendants, along with, among others, commercial and/or investment banks, certain current and former Enron officers and directors, lawyers and accountants in an alleged class action filed in the U.S. District Court for the Southern District of New York on behalf of purchasers of the Yosemite Notes and Enron Credit-Linked Notes, among other securities (Hudson Soft Co., Ltd v. Credit Suisse First Boston Corporation, et al.). The complaint alleges violations of RICO and of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and seeks unspecified damages.

Additional actions have been filed against Citigroup and certain of its affiliates, along with other parties, including (i) two actions brought in state courts by state pension plans for alleged violations of state securities law and common law fraud and unjust enrichment; (ii) an action by banks that participated in two Enron revolving credit facilities, alleging fraud, gross negligence and breach of implied duties in connection with defendants’ administration of a credit facility with Enron; (iii) an action brought by several funds in connection with secondary market purchases of Enron Corp. debt securities alleging violations of federal securities law, including Section 11 of the Securities Act of 1933, fraud and misrepresentation; (iv) a series of alleged class actions by purchasers of

NewPower Holdings common stock alleging violations of federal securities law, including Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934; (v) an action brought by two investment funds in connection with purchases of Enron-related securities for alleged violations of state securities and unfair competition statutes; (vi) an action brought by several investment funds and fund owners in connection with purchases of notes of the Osprey I and Osprey II Trusts for alleged violation of state and federal securities laws and claims for common law fraud, misrepresentation and conspiracy; (vii) an action brought by several investment funds and fund owners in connection with purchases of notes of the Osprey I and Osprey II Trusts for alleged violation of state and federal securities laws and state unfair competition laws and claims for common law fraud and misrepresentation; and (viii) an action brought by the Attorney General of Connecticut in connection with various commercial and investment banking services provided to Enron. Several of these cases have been consolidated with the Newby action and stayed pending the court’s decision on the pending motions to dismiss Newby.

Salomon Smith Barney and its affiliates are involved in a number of lawsuits arising out of the underwriting of debt securities of WorldCom, Inc. and alleged conflicts of interest that have been filed in (or transferred to) the U.S. District Courts for the Southern District of New York and for the Southern District of Mississippi. These complaints assert violations of federal securities law, including Sections 10(b), 11 and 12 of the Securities Act of 1933 and SEC Rule 10b-5 and seek unspecified damages from the underwriters.

Additional actions have been filed in various federal and state courts against Citigroup and Salomon Smith Barney, along with other parties, concerning WorldCom securities including (i) individual state court actions brought by various pension funds in connection with the underwriting of debt securities of WorldCom alleging violations of Section 11 of the Securities Act of 1933 and, in one case, violations of various state securities laws and common law fraud and (ii) an alleged class action on behalf of participants in WorldCom’s 401(k) salary savings plan and those WorldCom benefit plans covered by ERISA alleging violations of ERISA and common law fraud. Most of these actions have been removed to federal court and an application has been made to have them transferred to the Southern District of New York for centralized pre-trial proceedings with other WorldCom-related actions.

In the course of its business, Salomon Smith Barney, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings that the general partner believes do not have a material effect on the business of Salomon Smith Barney.

USE OF PROCEEDS

Commodity Trading Accounts

The proceeds of the offering will be deposited in the Fund’s commodity trading accounts at Salomon Smith Barney and will be used for trading in commodity interests consistent with the advisors’ strategies and the Fund’s trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Fund will be maintained in cash and/or Treasury bills and segregated as customer funds, except assets committed as margin on some non-U.S. futures and options transactions or held by forward or swap counterparties. These assets will be maintained in separate secured amount accounts at U.S. banks not affiliated with the general partner. Approximately 80% to 95% of the Fund’s assets will be segregated as customer funds. The Fund’s assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency.

The Fund will make no loans nor will it borrow money. The assets of the Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling. The Fund estimates that its margin requirements will generally equal between 15% and 35% of net assets.

Interest Income

Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts during each month, that is, the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month at a 30-day Treasury bill rate determined weekly by Salomon Smith Barney. This rate will be based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days.

Salomon Smith Barney may also place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Salomon Smith Barney will retain 20% of any interest earned on the Treasury bills purchased.

INVESTING IN THE FUND

The Offering

The Fund offers units to the public through its selling agent, Salomon Smith Barney. This is a best efforts offering. The selling agent is not required to sell any specific number of units. No selling commissions are charged. Salomon Smith Barney pays a portion of its brokerage fees to its financial consultants who sell units if they are registered with the CFTC and have passed either the Series 3 or 31 Commodities Examination or have been “grandfathered” as an associated person.

Salomon Smith Barney may pay underwriting commissions out of its own funds of up to $50 per unit. The total compensation paid to Salomon Smith Barney and its employees in connection with the distribution of units may not exceed 10% of the proceeds of the offering. For this purpose, “total compensation” does not include brokerage fees. This limitation is imposed by the NASD and is included in the 15% limit on offering and organizational expenses described under “Fees and Expenses of the Fun—Caps on Fees.”

The Fund will accept subscriptions throughout the initial and continuous offering periods, which can be terminated by Smith Barney Futures Management at any time. The initial offering period begins on the date of this prospectus and will end 120 days later, unless the general partner ends the period earlier or extends it up to an additional 30 days. Units will be sold for $1,000 each during the initial offering period. During the continuous offering, you must submit your subscription at least five days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared. During the continuous offering, you will receive units and partial units based on the net asset value (calculated without any accrued liability for organizational and offering expenses of the initial offering period) on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering. Final month-end net asset value per unit will be determined approximately 10 business days after the month-end.

Who May Invest

You must represent and warrant in the Subscription Agreement that appears on the last page of this document that you have:

(1)	a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

(2)	a net worth, similarly calculated, of at least $45,000 and an annual income of $45,000. Certain states have higher financial requirements which are listed in Exhibit C.

By executing and returning the Subscription Agreement, you represent and warrant that:

(1)	you have received a copy of the prospectus as supplemented;

(2)	you meet all applicable financial standards as listed in the prospectus as supplemented;

(3)	you consent to the execution and delivery of a brokerage agreement between Salomon Smith Barney and the Fund and to the payment of fees to Salomon Smith Barney as described in the prospectus; and

(4)	if you are not a citizen or resident of the U.S. for federal income tax purposes, you are not a dealer in commodities, and you agree to pay or reimburse the general partner or Salomon Smith Barney for any taxes imposed as a result of your status as a limited partner.

All of the representations and warranties are primarily intended to assure and confirm that you understand the Fund’s structure and operation prior to making your investment. In addition, they enable the Fund, the general partner and Salomon Smith Barney to comply with certain requirements under the Commodity Exchange Act and various state securities laws, including the determination of the suitability of the Fund as an investment for you.

By executing the Subscription Agreement, you do not waive any rights you have under the Securities Act of 1933.

How to Invest

In order to purchase units, you must complete and sign a copy of the Subscription Agreement on the last page of this document and deliver and/or mail the Subscription Agreement to any branch office of Salomon Smith Barney. You must have a Salomon Smith Barney customer securities account to subscribe for units.

You may pay for subscriptions by authorizing your financial consultant to debit your Salomon Smith Barney account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). You must have your subscription payment in your account on the specified settlement date. Your account will be debited on the settlement date which will occur not later than five business days following notification of subscription acceptance. This notification will occur within a reasonable time.

Escrow Arrangements

The Fund’s escrow account will be maintained at JPMorgan Chase Bank, New York, New York, account number 10203894. The general partner must receive and accept subscriptions for at least 25,000 units by the end of the initial offering period to break escrow and begin trading. Otherwise, the full amount of all subscriptions will be promptly returned to subscribers within four business days. After trading commences, subscription funds will be held in escrow until the first day of the calendar quarter beginning at least six days after receipt of the subscription.

If the general partner determines not to offer units during a particular month in the continuous offering, subscriptions will remain in escrow until the beginning of the next month. Subscribers will be paid a pro rata share of the interest earned on the subscriptions during the escrow period.

The general partner may at any time select a different escrow agent, who will not be affiliated with the general partner or Salomon Smith Barney. Any escrow agent for the Fund will invest subscriptions in legally permissible interest bearing investments, including direct U.S. government obligations, certificates of deposit or bank money market accounts as directed by the general partner. Since such investments carry different minimum dollar amounts and varying interest rates, however, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

Rejection or Revocation of Subscriptions

The general partner may reject any subscription for any reason within four days of receipt. During the initial offering period, you may revoke your subscription for five business days after the date of the subscription. During the continuous offering, you may revoke your subscription if the general partner determines not to offer units at the end of a month.

ERISA CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries”. Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a limited partnership will not be plan assets of a Plan that purchases an equity interest in the partnership if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1)	“freely transferable” (determined based on the applicable facts and circumstances);

(2)	part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The general partner believes that the conditions described above will be satisfied with respect to the units. Therefore, the units should constitute “publicly-offered securities” and the underlying assets of the Fund should not be considered to constitute plan assets of any Plan which purchases units.

Ineligible Purchasers

In general, units may not be purchased with the assets of a Plan if the general partner, the commodity broker, the advisors or any of their affiliates or employees either:

(1)	exercise any discretionary authority or discretionary control respecting management of the Plan;

(2)	exercise any authority or control respecting management or disposition of the assets of the Plan;

(3)	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4)	have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5)	have any discretionary authority or discretionary responsibility in the administration of the Plan.

In order to comply with these prohibitions, a Plan Fiduciary must represent that one of the following is true:

(1)	neither Salomon Smith Barney nor any of its employees or affiliates (a) manages any part of the Plan’s investment portfolio or (b) has an agreement or understanding with the Plan Fiduciary where Salomon Smith Barney or any of its employees or affiliates regularly provides the Plan Fiduciary with individualized information, recommendations or advice used as a primary basis for the Plan’s investment decisions.

(2)	a relationship described in (1) above applies to only a portion of the Plan’s assets and the Plan Fiduciary will invest in the Fund only from the portion of the Plan’s assets as to which no such relationship exists.

Violations of the rules under ERISA and/or Section 4975 of the Code by fiduciaries can result in various types of liabilities, including civil penalties and excise taxes. Because of the complexity of these rules, Plan Fiduciaries are strongly encouraged to consult with their legal advisors prior to causing a Plan to invest in the Fund.

HOW TO REDEEM UNITS

Beginning three months after you purchase your units, you may request that any or all of your units be redeemed by the Fund at the net asset value of a unit as of the end of any month. You must give the general partner ten (10) business days’ oral or written notice of your request to redeem. Contact your Salomon Smith Barney financial consultant to transmit your request to the general partner.

No fee is charged for redemptions.

The general partner reserves the right to permit the redemption of units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Fund taking into account potential tax consequences to limited partners.

All timely requests for redemption will be honored except:

(1)	The Fund will not redeem units if it has insufficient assets.

(2)	The general partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner.

(3)	No partial redemptions are permitted if a limited partner would own fewer than three units after redemption.

Because net asset value fluctuates daily, you will not know the net asset value of the units to be redeemed at the time you submit a notice of redemption. Payment for redeemed units will be made within 10 business days following the redemption date by crediting your Salomon Smith Barney securities account. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the initial offering period will not reduce net asset value per unit.

INCOME TAX ASPECTS

The following constitutes the opinion of Willkie Farr & Gallagher and summarizes the material U.S. federal income tax consequences to investors in the Fund.

SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES FOR U.S. TAXPAYERS

This section applies to U.S. taxpayers. A U.S. taxpayer is (1) an individual who is a citizen or resident of the U.S., (2) a corporation or other entity taxable as a corporation that is created or organized under the laws of the U.S. or any political subdivision thereof or therein, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons.

The Fund’s Partnership Tax Status

Because the Fund is a partnership, the Fund does not pay any federal income tax. Based on the expected income of the Fund, the Fund will not be taxed as a “publicly traded partnership.”

Taxation of Limited Partners on Profits and Losses of the Fund

Each limited partner must pay tax on such limited partner’s share of the Fund’s annual income and gains, if any, even if the Fund does not make any cash distributions.

The Fund generally allocates the Fund’s income and losses equally to each unit. However, the Fund allocates gains and losses on Section 1256 Contracts (described below) to a limited partner who redeems units generally to reduce the difference between the limited partner’s tax account for the redeemed units and the amount received for the units.

Fund Losses by Limited Partners

A limited partner may deduct Fund losses only to the extent of such limited partner’s tax basis in such limited partner’s units. Generally, a limited partner’s tax basis in his units is the amount paid for the units reduced (but not below zero) by the limited partner’s share of any Fund distributions, losses and expenses and increased by the limited partner’s share of the Fund’s income and gains. A limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations), however, can only deduct losses to the extent the limited partner is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of the Fund are not a “passive activity.” Accordingly, a limited partner can deduct Fund losses from taxable income. A limited partner, however, cannot offset losses from “passive activities” against Fund gains.

Cash Distributions and Unit Redemptions

A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his tax basis in the units has been reduced to zero. A limited partner cannot recognize a loss until his entire interest in the Fund is redeemed.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts are futures and most options traded on U.S. exchanges and most foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the positions were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Non-Section 1256 Contracts are, among other things, certain foreign currency transactions which are governed by Section 988. These transactions include transactions where the amount paid or received is in a foreign currency or is determined by reference to the value of a foreign currency. The Fund expects to make a tax election that will cause gain and loss from these transactions generally to be capital gain or loss.

Swap Payments

The Fund may enter into swap transactions in energy, agricultural and base and precious metal products, currencies and interest rates by which it will agree with a counterparty to exchange on a net basis a stream of payments computed by reference to a notional amount and the commodity that is the subject of the swap. In a Technical Advice Memorandum, the IRS ruled that such payments are taxable as ordinary income. Taxpayers other than the ones to which the Technical Advice Memorandum was issued may not, however, rely on it.

If the period to which a payment relates is not conterminous with the Fund’s taxable year, it will have to determine the payment that would be due if the payment amount were computed at the end of the taxable year and include in income or deduct a proportional amount of the payment.

See “Commodity Markets” in Part Two of this document for additional information.

Tax on Capital Gains and Losses

Long-term capital gains—net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts—are taxed to individuals at a maximum rate of 20%. Short-term capital gains—net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts—are subject to tax at the same rates as ordinary income, with a maximum rate of 38.6% for individuals for 2003.

Most individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund’s interest income and other ordinary income.

Generally, an individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. Generally, to the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Limited Deductions for Certain Expenses

The general partner does not consider the brokerage fee and the incentive fees, as well as other ordinary expenses of the Fund, as investment advisory expenses or other expenses of producing income. Accordingly, the general partner treats these expenses as ordinary business deductions not subject to the material deductibility limitations that apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS was successful in recharacterizing these expenses, a limited partner’s ability to deduct his allocable share of these expenses would be reduced accordingly.

Interest Income

Interest received by the Fund is taxed as ordinary income. Net capital losses of an individual limited partner can offset ordinary income only to the extent of $3,000 per year (or $1,500 in the case of a married individual filing a separate return).

Syndication Fees

Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

The IRS could take the position that a portion of the brokerage fee paid by the Fund to Salomon Smith Barney constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct “investment interest”—interest on indebtedness allocable to property held for investment—only to the extent that it does not exceed net investment income.

IRS Audits of the Fund and its Limited Partners

The IRS audits Fund-related items at the Fund level rather than at the limited partner level. The general partner acts as “tax matters partner” with the authority to determine the Fund’s responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

Broker Reporting and Backup Withholding

The subscription documents require each prospective investor in the Fund to furnish the investor’s “taxpayer identification number.” If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS, and payments to the investor in redemption of units (and, possibly, other Fund distributions) may become subject to backup withholding.

Exempt Organizations

Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund that are derived from investments as to which the Fund has not incurred indebtedness, provided that such limited partners do not purchase units with borrowed funds.

Investor Tax Filings and List Requirements

As part of its campaign against abusive tax shelter activity, the Treasury Department has recently adopted regulations which are likely to require investor filings and record retention for numerous transactions that are not conventionally regarded as tax shelters. These regulations are effective for transactions entered into on or after January 1, 2003. The Treasury Department has announced that because the current regulations are overbroad it will promulgate revised, and narrower, regulations prior to the end of February 2003. These regulations will be retroactive to January 1, 2003. Depending upon the scope of the revised regulations, when an investor files his tax return reporting his share of the Fund’s 2003 tax items, the investor may be required at that time to report his investment in the Fund and his participation in Fund transactions on IRS Form 8886. An investor should consult his own tax advisers about his filing obligations with respect to his investment in the Fund and should keep a copy of this offering memorandum and other information supplied to him in connection with his investment. The proposed Form 8886 requires the investor to record and report the name, address, phone number and fee paid to all persons who either promoted, solicited, or recommended his investment in the Fund or to whom he paid a fee for tax advice regarding his investment.

If an investment in the Fund or the Fund’s transactions are “reportable transactions”, the general partner is required to maintain records, including investor lists containing identifying information, and to furnish those records to the IRS upon demand.

Proposals are pending in Congress that, if enacted, would impose significant penalties on both an investor and the general partner for failing to comply with the filing and record keeping requirements. Further, under proposed regulations, if a reportable transaction is not reported there is a substantially increased risk of a negligence penalty for any related tax deficiencies. The general partner intends to maintain any required investor lists and other records and to comply with any applicable disclosure requirements.

SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. TAXPAYERS

This section applies to non-U.S. taxpayers. A non-U.S. taxpayer is any person that is not a U.S. taxpayer as defined in the previous section.

Based upon the expected income of the Fund, the general partner anticipates that a non-U.S. taxpayer not otherwise engaged in a U.S. trade or business or acting as a dealer in commodities will not be deemed to be engaged in a U.S. trade or business by virtue of an investment as a limited partner in the Fund. Capital gains earned by the Fund and allocated to such a foreign limited partner will, as a general rule, therefore not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which such foreign limited partner is resident organized or operating. In addition, interest income earned by the Fund on its margin account with Salomon Smith Barney and allocated to such a foreign limited partner as well as interest earned by such a limited partner on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign limited partner is connected.

Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax with respect to their investments in the Fund and should consult their tax advisors before investing in the Fund.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

THE LIMITED PARTNERSHIP AGREEMENT

The Fund’s limited partnership agreement appears as Exhibit A. The material terms of the agreement are outlined below.

Organization and Limited Liability

The Fund was formed on December 3, 2002 under the New York Revised Limited Partnership Act (“New York Act”). In general, a limited partner’s liability under the New York Act is limited to the amount of the limited partner’s capital contribution and share of any assets and undistributed profits. The New York Act provides that:

•	a limited partner who knowingly received a prohibited distribution is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution.

•	a limited partner who participates in the control of the Partnership’s business may become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner.

Management of Partnership Affairs

The limited partnership agreement gives Smith Barney Futures Management, as general partner, complete responsibility for management of the Fund and gives no management role to the limited partners.

Fiduciary Responsibility of the General Partner

Under New York law, the general partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Fund. The general partner has a fiduciary responsibility to the limited partners

(1)	for the safekeeping of the Fund’s assets; and

(2)	in the use of all funds and assets of the Fund.

The limited partners may not contract away this fiduciary obligation.

Sharing of Profits and Losses

Partnership Accounting

Each limited partner and the general partner will have a capital account. Initially, each partner’s balance will be the amount of his capital contribution. Each partner’s balance will be adjusted monthly to reflect his pro rata share of the Fund’s gain or loss, fees and expenses.

Federal Tax Allocations

At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of Section 1256 gain or loss to redeeming limited partners, the taxable income or loss will be allocated to each limited partner in proportion to such limited partner’s capital account. Each limited partner will be responsible for his share of the taxes.

Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner’s proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner’s share of taxable gain for the year may exceed his economic gain.

The tax basis in units held by a limited partner will be increased by allocable taxable income and reduced by distributions and allocable losses and expenses.

Upon the Fund’s liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

Additional Partners

The general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Fund’s then current net asset value per unit (plus selling commissions, if any).

Restrictions on Transfer or Assignment

A limited partner may transfer or assign his units upon notice to the general partner. The assignment will be effective at the beginning of the next month after the general partner receives this notice. An assignee may not become a limited partner without the consent of the general partner. The general partner will not consent if it determines that the admission of the assignee to the Fund would endanger the Fund’s tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to the Fund as a limited partner will share the profits and capital of the Fund, but will not be entitled to vote, to an accounting of Fund transactions, to receive tax information or to inspect the books and records of the Fund. An assigning limited partner will remain liable to the Fund for any amounts for which he may be liable.

Dissolution and Termination of the Fund

The Fund will be terminated and dissolved upon the first to occur of:

(1)	December 31, 2022;

(2)	limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

(3)	Smith Barney Futures Management ceases to be general partner (by assignment of its interest, withdrawal, removal, bankruptcy or other event) and no new general partner is appointed;

(4)	the continued existence of the Fund becomes unlawful; or

(5)	net asset value per unit falls below $400 as of the end of any trading day.

Removal or Admission of General Partner

The general partner may be removed and successor general partners may be admitted by the vote of a majority of outstanding units.

Amendments and Meetings

The limited partnership agreement may be amended if Smith Barney Futures Management and limited partners owning more than 50% of the outstanding units agree. Smith Barney Futures Management may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner deems advisable so long as they are not adverse to limited partners.

Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of the Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

(1)	amend the limited partnership agreement without the consent of Smith Barney Futures Management;

(2)	dissolve the Fund;

(3)	remove and replace Smith Barney Futures Management as general partner;

(4)	admit a new general partner prior to the withdrawal of Smith Barney Futures Management;

(5)	terminate contracts with any advisor; and

(6)	approve the sale of all of the Fund’s assets.

Reports to Limited Partners

The limited partners may see and copy the Fund’s books and records during reasonable business hours.

The general partner will provide these reports and statements to the limited partners:

(1)	a monthly account statement, including a statement of income and a statement of changes in net asset value;

(2)	an annual report, including audited financial statements; and

(3)	tax information necessary for the preparation of the limited partners’ annual federal income tax returns.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

(1)	a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

(2)	any change in advisors, commodity brokers or the general partner; and

(3)	any material change in the Fund’s trading policies or any material change in an advisor’s trading strategies.

Indemnification of the General Partner

The Fund will indemnify the general partner or any of its affiliates for actions taken on behalf of the Fund, provided that the person acted in good faith and in the best interests of the Fund and the conduct was not the result of negligence or misconduct. No indemnification is available for losses resulting from a violation of the Securities Act of 1933 or any State securities law or if indemnification would be inconsistent with the New York Act. The New York Act prohibits indemnification of a general partner in a derivative action if a judgment or other final decision adverse to the general partner establishes that the general partner’s acts were committed in bad faith or were the result of intentional misconduct. Under the limited partnership agreement, the general partner is not personally liable for the return or repayment of the capital or profits of any partner (or assignee).

ENFORCING YOUR RIGHTS AS A LIMITED PARTNER

You should consult your counsel with questions concerning the responsibilities of the general partner. In the event that you believe the general partner has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Fund (or in a class action on behalf of all limited partners), if:

(1) the general partner has refused to bring the action, or

(2) an effort to cause the general partner to bring the action is not likely to succeed.

There can be no assurance, however, that adequate remedies will be available.

In addition, you may institute legal proceedings against the general partner if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the general partner and the advisors, the limited number of cases defining excessive trading and the provisions in the limited partnership agreement discussed under “Indemnification of the General Partner” above.

You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

This prospectus does not include all of the information or exhibits in the Fund’s registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the SEC in Washington, D.C.

The Fund will file quarterly and annual reports with the SEC. Please call the SEC at 1-800-SEC-0300 for further information.

The Fund’s filings are posted at the SEC website at http://www.sec.gov.

MONEY LAUNDERING PREVENTION

As part of their responsibility for the prevention of money laundering, Salomon Smith Barney or the general partner may require a detailed verification of your identity and the source of your payment. In the event of delay or failure by you to produce any information required for verification purposes, the general partner may refuse to accept your application and subscription funds or may refuse to process a redemption request until proper information has been provided.

YOUR PRIVACY AT SMITH BARNEY FUTURES MANAGEMENT LLC

Keeping client information secure is a top priority for all of us at Smith Barney Futures Management LLC (“SBFM”).* As your Commodity Pool Operator, we are providing you with this privacy notice to help you understand how we handle, protect and limit disclosure of the personal information that we collect about you. You are receiving this notice because you obtained a financial product or service from us for personal, family or household purposes. The provisions of this notice apply to current clients as well as to former clients unless we state otherwise.

We protect personal information we collect about you by maintaining physical, electronic and procedural safeguards. Third parties who have access to such personal information must agree to follow appropriate standards for security and confidentiality. We train people who work for us in how to properly handle such personal information and we restrict access to it.

The personal information that we collect about you comes from the following sources:

•	information received from you, such as on applications or other forms;

•	information about your investments made with SBFM; and

•	information we receive from our affiliates and nonaffiliated third parties.

Our affiliates are the family of companies controlled by Citigroup Inc. They are in several lines of businesses, including banking, credit cards, consumer finance, securities and insurance. They do business under names that include Citibank, CitiFinancial, Travelers Insurance, Salomon Smith Barney and Primerica. If you are also a client of other Citigroup affiliates, you have already received or may receive notices from them. You may need to respond to those notices separately.

We do not disclose any nonpublic personal information about you except as permitted by law. This disclosure may include nonpublic personal information necessary to process and service your account, to maintain accounting and tax reporting records, to protect the security and confidentiality of our records or with your consent. Our service providers agree only to use this information for the services for which we hire them and are not permitted to use or share this information for any other purpose. If you decide to close your account or become an inactive customer, we will adhere to the privacy practices as described in this notice.

Upon request, we will provide you with a copy of the Citigroup Privacy Promise for Consumers.

LEGAL MATTERS

Willkie Farr & Gallagher, New York, New York, has advised the Fund, Salomon Smith

Barney and the general partner on the offering of the units.

EXPERTS

The statements under “Income Tax Aspects” have been reviewed by Willkie Farr & Gallagher and are included in reliance on its authority as an expert in tax law.

The statement of financial condition of the Fund at December 19, 2002 and the statements of financial condition of the general partner at December 31, 2001, have been so included in

*All references in this notice to “we”, “us” or “our” refer to Smith Barney Futures Management LLC.

reliance upon the report of KPMG LLP, independent accountants, upon the authority of KPMG LLP as experts in accounting and auditing.

The statement of financial condition of the general partner as of December 31, 2002 is unaudited. In the opinion of the general partner, the unaudited statement reflects all adjustments that were of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations.

To The Limited Partners of

Citigroup Diversified Futures Fund L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By:	Daniel R. McAuliffe, Jr.

Chief Financial Officer and Director

Smith Barney Futures Management LLC

General Partner, Citigroup

Diversified Futures Fund L.P.

Smith Barney Futures Management LLC

388 Greenwich Street

7th Floor

New York, N.Y. 10013

212-723-5424

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Citigroup Diversified Futures Fund L.P.:

We have audited the accompanying statement of financial condition of Citigroup Diversified Futures Fund L.P. (the “Partnership”) as of December 19, 2002. This statement of financial condition is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Citigroup Diversified Futures Fund L.P. at December 19, 2002, in conformity with accounting principles generally accepted in the United States of America.

New York, NY

December 19, 2002

Citigroup Diversified Futures Fund L.P.

Statement of Financial Condition

December 19, 2002

ASSETS
Cash	$2,000

Total assets	$2,000

PARTNER’S CAPITAL
General Partner	$1,000

Limited Partner	$1,000

Total Partner’s Capital	$2,000

The accompanying notes are an integral part of this statement of financial condition.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

1.  PARTNERSHIP ORGANIZATION:

Citigroup Diversified Futures Fund L.P. (the “Partnership”) is a limited partnership which was organized on December 3, 2002 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests, including futures contracts, options, forward contracts and physicals. The commodity interests that will be traded by the Partnership are volatile and involve a high degree of market risk. The Partnership has not yet commenced operations. The only transactions to date are the original capital contributions of $1,000 by the General Partner, Smith Barney Futures Management LLC and $1,000 by the Initial Limited Partner. The General Partner has agreed to make capital contributions so that its general partnership interest will be the greater of (i) 1% of the partners’ contributions to the Partnership or (ii) $25,000. The Limited Partnership Agreement provides that 25,000 units of limited partnership interest (“Units”) must be sold at $1,000 per Unit prior to commencement of trading activities. All subscriptions plus interest earned thereon are to be refunded should less than 25,000 Units be sold during the subscription period or extension thereof. The minimum subscription is $5,000 except that subscriptions for employee benefit plans can be made for a minimum of $2,000. The Partnership is authorized to sell 300,000 Units.

The General Partner is an affiliate of Salomon Smith Barney Inc. (“Salomon Smith Barney”), the Partnership’s commodity broker (see Note 3c). The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

The Partnership will be liquidated upon the first to occur of the following: December 31, 2022; the net asset value of a Unit decreases to less than $400 as of the close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2.  ACCOUNTING POLICIES:

a.  All commodity interests (including derivative financial instruments and derivative commodity instruments) will be used for trading purposes. The commodity interests will be recorded on trade date and open contracts will be recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the period. Investments in commodity interests denominated in a foreign currency will be translated into U.S. dollars at the exchange rates prevailing on the last business day of the period. Realized gain (loss) and changes in unrealized values of commodity interests will be recognized in the period in which the contract is closed or the changes occur and will be included in net gains (losses) on trading of commodity interests.

b.  Income taxes will not be provided as each partner is individually liable for the taxes, if any, on his share of the Partnership’s income and expenses.

c.  The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

3.  AGREEMENTS:

a.  Limited Partnership Agreement:

The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

b.  Management Agreements:

The General Partner, on behalf of the Partnership, has entered into Management Agreements with Drury Capital, Inc. (“Drury”), Graham Capital Management, L.P. (“Graham”), John W. Henry & Company, Inc. (“JWH”) and Willowbridge Associates Inc. (“Willowbridge”) (collectively, the “Advisors”), registered commodity trading advisors. The Advisors are not affiliated with one another and none is affiliated with the General Partner or Salomon Smith Barney and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to  1/6 of 1% (2% per year) of month-end Net Assets allocated to the Advisor. In addition, the Partnership is obligated to pay each Advisor an incentive fee payable quarterly equal to 20% of the New Trading Profits earned by each Advisor for the Partnership.

c.  Customer Agreement:

The Partnership has entered into a Customer Agreement which provides that the Partnership will pay Salomon Smith Barney a brokerage fee equal to 5.5% per year calculated and paid monthly based on .46% of month-end Net Assets, as defined. Salomon Smith Barney will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for National Futures Association fees, exchange, clearing, user, give-up and floor brokerage fees. Salomon Smith Barney has agreed to (i) pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership’s account during each month at a 30-day U.S. Treasury bill rate determined weekly by Salomon Smith Barney based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined and/or (ii) place up to all of the Partnership’s assets in 90-day U.S. Treasury bills and pay the Partnership 80% of the interest earned on the Treasury bills purchased. The Customer Agreement provides that Salomon Smith Barney and the Partnership have the right to offset any unrealized gains and losses on the Partnership’s open positions and to net any open orders for the purchase or sale of any property of the Partnership. The Customer Agreement may be terminated upon notice by either party. The Partnership will reimburse Salomon Smith Barney for the Partnership’s organizational and offering expenses in installments over the first 36 months of trading (see Note 5).

4.  DISTRIBUTIONS AND REDEMPTIONS:

Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A limited partner may require the Partnership to redeem his Units at their Redemption Net Asset Value as of the last day of each month ending at least 3 months after their issuance on 10 days’ notice to the General Partner. No fee will be charged for redemptions. Redemption Net Asset Value differs from Net Asset Value calculated for financial reporting purposes in that the accrued liability for reimbursement of offering and organization expenses will not be included in the calculation of Redemption Net Asset Value.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

5.  ORGANIZATION AND OFFERING EXPENSES:

Salomon Smith Barney will initially bear the Partnership’s organization and offering expenses (estimated at $650,000) incurred in connection with the issuance and distribution during the initial offering period of the securities being registered. Salomon Smith Barney will be reimbursed the offering and organization expenses (together with interest at the prime rate quoted by JPMorgan Chase & Co.) by the Partnership in installments over the first 36 months of trading. These expenses will be charged to Partners’ Capital upon the commencement of operations; however, the accrued liability for reimbursement of offering and organization expenses will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units.

6.  TRADING ACTIVITIES AND FINANCIAL INSTRUMENT RISK

The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. All of the commodity interests owned by the Partnership will be held for trading purposes; however, the Partnership has not yet commenced operations and currently owns no commodity interests.

In the normal course of its business, the Partnership may be party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments include forwards, futures and options whose values are based upon an underlying asset, index or reference rate and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership will have concentration risk because the sole broker with respect to the Partnership’s assets will be Salomon Smith Barney.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The General Partner will monitor and control the Partnership’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership will be subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Member of

Smith Barney Futures Management LLC:

We have audited the accompanying statement of financial condition of Smith Barney Futures Management LLC (a wholly owned subsidiary of Salomon Smith Barney Holdings Inc.) as of December 31, 2001. This statement of financial condition is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Smith Barney Futures Management LLC as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

New York, New York

March 21, 2002

SMITH BARNEY FUTURES MANAGEMENT LLC

(A Wholly-Owned Subsidiary of Salomon Smith Barney Holdings Inc.)

Statement of Financial Condition

	Nine Months Ended September 30, 2002 (unaudited)	December 31, 2001
Assets
Investments in limited partnerships	$17,277,867	$12,184,058
Receivable from limited partnerships	4,994,457	3,530,848
Receivable from affiliates, net	3,529,113	1,604,507
Other assets	9,626	31,914

Total assets	$25,811,063	$17,351,327

Liabilities and Member’s Capital
Accounts payable and accrued liabilities	$3,127,110	$1,010,626

Total Liabilities	3,127,110	1,010,626

Member’s Capital	80,683,953	74,340,701
Less: Note receivable from SSBHI	(58,000,000)	(58,000,000)

Total Member’s Capital	22,683,953	16,340,701

Total Liabilities and Member’s Capital	$25,811,063	$17,351,327

The accompanying notes are an integral part of this statement of financial condition.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN

SMITH BARNEY FUTURES MANAGEMENT LLC

SMITH BARNEY FUTURES MANAGEMENT LLC

(A Wholly-Owned Subsidiary of Salomon Smith Barney Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION

September 30, 2002 (unaudited)

Note 1.  Organization

Smith Barney Futures Management LLC (the “Company”) is a wholly owned subsidiary of Salomon Smith Barney Holdings Inc. (“SSBHI”). SSBHI is a wholly owned subsidiary of Citigroup Inc. (“Citigroup”). The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the Commodity Futures Trading Commission.

At September 30, 2002 and December 31, 2001, the Company was the general partner for 19 and 18 domestic Limited Partnerships, respectively, with total assets of $1,051,637,054 (unaudited) and $658,832,409, total liabilities of $54,554,824 (unaudited) and $20,323,137 and total partners’ capital of $997,082,230 (unaudited) and $638,509,272, respectively. The Company has a general partner’s liability, which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to these Limited Partnerships.

The Limited Partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company’s responsibilities as the general partner to these Limited Partnerships are described in the various limited partnership agreements. The Company currently has a minimum equity investment of 1% in the Limited Partnerships.

At September 30, 2002 and December 31, 2001, the Company is also the trading manager for 2 and 3 offshore funds, respectively. As trading manager to these offshore funds, the Company will select trading advisors who in the trading manager’s opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

Note 2.  Significant Accounting Policies

The statement of financial condition is prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the statement of financial condition. Estimates may vary from actual results.

Investments in Limited Partnerships are valued at the Company’s proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The Limited Partnerships value positions at the closing market quotations on the last business day of the year.

Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company normally makes a capital contribution to each such Limited Partnership. The Limited Partnership agreements generally require the general partner to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss,

SMITH BARNEY FUTURES MANAGEMENT LLC

(A wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION — (Continued)

September 30, 2002 (unaudited)

deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, the Company may not reduce its percentage interest in such Limited Partnerships to less than such required level, as defined in each limited partnership agreement.

Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the limited partnership agreements (excluding its investment in each such Limited Partnership), at an amount not less than 5% of the total contributions to the Limited Partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at September 30, 2002 (unaudited) and December 31, 2001.

Receivable from Limited Partnerships includes deferred offering costs, commissions receivable, management fees receivable and other receivables for expenses paid by the Company on behalf of the Limited Partnerships. Deferred offering costs expense represents payments made by the Company on behalf of certain Limited Partnerships during their original offering, such as legal fees, printing costs, etc. These costs are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to forty-eight months or as interest income is earned by the Limited Partnership in accordance with the Limited Partnership’s prospectus. The offering costs reimbursable at September 30, 2002 and December 31, 2001 were $197,442 (unaudited) and $396,141, respectively. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the Limited Partnerships as defined by the limited partnership agreements. Management fees, commissions and other receivables at September 30, 2002 and December 31, 2001 were $168,258 (unaudited), $4,254,252 (unaudited), $197,442 (unaudited) and $196,188, $2,586,237 and $352,282, respectively.

Note 3.  Note Receivable from SSBHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994, which is noninterest bearing and is included in member’s capital as of September 30, 2002 (unaudited) and December 31, 2001. The demand note was issued to the Company by SSBHI.

Note 4.  Related Party Transactions

Substantially all transactions of the Company, including the allocation of certain income and expenses, are transacted with SSBHI, limited partnerships of which it is the general partner and other affiliates. Receivable from affiliates on the Company’s statement of financial condition represents amounts due from Salomon Smith Barney Inc., an indirect wholly owned subsidiary of SSBHI, for interest income, commissions and other receivables.

SMITH BARNEY FUTURES MANAGEMENT LLC

(A wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION — (Continued)

September 30, 2002 (unaudited)

Note 5.  Income Taxes

For tax purposes, the Company has elected, pursuant to IRS regulations, to be considered a passthrough entity whose income tax liabilities will be borne by its Parent. Under a tax sharing agreement with its Parent, the Company provides income tax expense, for financial reporting purposes, at an effective rate based on its expected share of Citigroup’s consolidated provision for income tax expense.

As of September 30, 2002 (unaudited) and December 31, 2001, all taxes have been remitted to SSBHI.

Note 6.  Employee Benefit Plans

The Company participates in a noncontributory defined benefit pension plan with Citigroup which covers substantially all U.S. employees.

The Company, through Citigroup, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Citigroup is purchased for subsequent distribution to employees, subject to vesting requirements.

Note 7.  Member’s Capital

The Company declared and paid dividends of $5,000,000 (unaudited) and $5,000,000 through the period ended September 30, 2002 and the year ended December 31, 2001, respectively. Other than net income, there were no other changes to member’s capital.

SALOMON SMITH BARNEY HOLDINGS INC.

Salomon Smith Barney Holdings Inc. (“Salomon Smith Barney Holdings”) provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, “Company” refers to Salomon Smith Barney Holdings and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc. (“SBHC”) and Salomon Smith Barney Inc. (“Salomon Smith Barney”) and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Salomon Smith Barney and Salomon Brothers Asset Management Inc. The Company’s commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. (“Travelers Group”) was merged into Salomon Inc. (“Salomon”). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the “Merger”), with Salomon Smith Barney Holdings continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

Citigroup Inc., formed on October 8, 1998 by the merger of Citicorp and Travelers Group Inc., consists of businesses that produce a broad range of financial services — asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading — and use diverse channels to make them available to consumer and corporate customers around the world.

On May 1, 2000, the Company completed the approximately $2.2 billion acquisition of the global investment banking business and related net assets of Schroders plc, including all corporate finance, financial markets and securities activities. The combined European operations of the Company are now known as Schroder Salomon Smith Barney.

The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.

The following is unaudited summary information for the Company for the nine months ended September 30, 2002 and for the years ending December 31, 2001, December 31, 2000 and December 31, 1999.

SALOMON SMITH BARNEY HOLDINGS INC.

SUMMARY FINANCIAL INFORMATION

The selected financial data set forth below for the Company as of September 30, 2002 are derived from unaudited financial statements. The selected financial data set forth below for the Company as of December 31, 2001, 2000 and 1999 are derived from the Company’s audited financial statements.

	Nine Months Ended September 30, 2002 (unaudited)	Year Ended December 31, 2001	Year Ended December 31, 2000	Year Ended December 31, 1999
	(amounts in millions)
Income Statement Data
Revenues	$16,291	$27,374	$30,772	$23,438
Income from Continuing Operations before Income Taxes and cumulative effect of change in accounting principle	$3,039	$4,120	$4,742	$4,496
Net Income	$1,877	$2,627	$3,032	$2,812
Balance Sheet Data
Total Assets	$311,651	$300,852	$237,531	$220,881
Stockholder’s Equity	$12,651	$11,698	$11,039	$9,326
Total Liabilities and Stockholder’s Equity	$311,651	$300,852	$237,531	$220,881

The General Partner will provide a copy of the Company’s annual report as filed with the SEC to any limited partner requesting it.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN

SALOMON SMITH BARNEY HOLDINGS INC.

SALOMON SMITH BARNEY INC. AND SUBSIDIARIES

CONDENSED STATEMENT OF FINANCIAL CONDITION

December 31, 2001

The selected financial data set forth below for Salomon Smith Barney Inc. and subsidiaries as of December 31, 2001 is derived from the Company’s audited financial statements.

(Dollars in millions)
Assets
Cash and cash equivalents	$407
Cash and securities segregated and on deposit for Federal and other regulations or deposited with clearing organizations	4,441
Collateralized short-term financing agreements	108,757
Financial instruments owned and contractual commitments	74,486
Receivables	33,630
Property, equipment and leasehold improvements, net of accumulated depreciation and amortization of $719	1,076
Other assets	2,482

Total assets	$225,279

Short-term borrowings	$23
Payable to affiliates	20,760
Collateralized short-term financing agreements	121,985
Financial instruments sold, not yet purchased and contractual commitments	25,226
Payables and accrued liabilities	46,019
Notes payable to SSBH	711
Subordinated indebtedness	3,695

Total liabilities	218,419
Total stockholder’s equity	6,860

Total liabilities and stockholder’s equity	$225,279

The General Partner will provide a complete copy of Salomon Smith Barney Inc.’s Consolidated Statement of Financial Condition to any limited partner requesting it.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN

SALOMON SMITH BARNEY INC.

PART TWO:    STATEMENT OF ADDITIONAL INFORMATION

300,000 Units of Limited Partnership Interest

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

These are speculative securities.

Before you decide whether to invest, read the prospectus carefully and consider “The Risks You Face” on page 8 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT

AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND

BOTH CONTAIN IMPORTANT INFORMATION.

UNDER NO CIRCUMSTANCES MAY THE TWO PARTS OF

THIS PROSPECTUS BE DISTRIBUTED SEPARATELY.

Salomon Smith Barney Inc.

Selling Agent

Smith Barney Futures Management LLC

General Partner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Diversifying Your Portfolio With Managed Futures	117
Individual Advisor Performance	123
Hypothetical Fund Performance	129
Commodity Markets	133
Glossary	138
Limited Partnership Agreement—Exhibit A	A-1
Subscription Agreement—Exhibit B	B-1
Suitability Requirements—Exhibit C	C-1
Subscription Agreement—Execution Copy	Back Cover

DIVERSIFYING YOUR PORTFOLIO WITH MANAGED FUTURES

What is managed futures?

Managed futures is one of today’s growing investment areas. As an alternative investment, it offers you access to the dynamic global futures markets through the use of professional money managers called commodity trading advisors.

Commodity trading advisors use tested trading methods and money management techniques to attempt to achieve profits and control risk. Trading occurs 24 hours a day in commodity, foreign currency and financial instruments markets around the world.

Substantial investor participation

According to the Barclay Institutional Report—Reference Guide to Managed Futures Trading Advisors, published by the Barclay Trading Group, worldwide assets invested in managed futures grew from an estimated $500 million in 1980 to over $45 billion in 2002—an average growth rate of 23% per year.

Increasing presence in global markets

Unlike the stock and bond markets, the managed futures industry has a relatively short history. Futures trading in the U.S. originated in the 1800’s, primarily in agricultural commodities, such as soybeans, grains, cotton and coffee. Modern day futures markets effectively began in the late 1970s. Over the past two decades, global futures trading has shifted from traditional commodities to predominantly financial futures, such as interest rates, currencies and stock market indices.

Potential returns independent of stock and bond markets

Chart 1 compares a managed futures index, the Center for International Securities and Derivatives Markets (“CISDM”) Advisor Qualified Universe Index (dollar weighted version, referred to hereafter as “CISDM CTA-$”), with a U.S. stock market index, the S&P 500 Stock Index (“S&P 500 Index”) (assuming the reinvestment of all dividends).

The CISDM, which is affiliated with The Isenberg School of Management at the University of Massachusetts-Amherst, creates and monitors several managed futures indices that track performance of managed futures advisors and funds. The CISDM CTA-$ Index is a dollar-weighted index of the returns of approximately 300 commodity trading advisors. To qualify for inclusion in the CISDM CTA-$ Index, a commodity trading advisor must have at least $500,000 under management and 12 months of trading client assets or act as a commodity trading advisor in a public fund that is listed in CISDM’s fund tables. The CISDM CTA-$ Index is reported net of all fees and expenses. Account fees associated with the composite of the advisors in the CISDM CTA-$ Index vary widely and may be higher or lower than the Fund’s fees.

Chart 1

Value of a Hypothetical $1,000 Investment

January 1990—December 2002

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

In Chart 1, periods of significant stock market decline are highlighted. Historically, the CISDM CTA-$ Index has, at times, moved in tandem with the S&P 500 Index. At other times, its performance has diverged. For example, in the most recent market decline caused by corporate accounting concerns between April and December 2002, the managed futures index rose 15% while the S&P 500 Index decreased by 22%.

The Fund’s initial advisors are included in the CISDM CTA-$ Index. The collective performance of these four advisors will likely be different than the composite of the 300 advisors in the CISDM CTA-$ Index. Similarly, the blended performance of four stocks included in the S&P 500 Index would not necessarily have the same performance as the S&P 500 Index itself. In addition, the advisors in the CISDM CTA-$ Index may have different trading styles and trade different markets than the advisors in the Fund. It is not possible to invest in a managed futures product that tracks the CISDM CTA-$ Index. Therefore, performance of the Fund is likely to differ from the CISDM CTA-$ Index.

Past performance, including past non-correlation patterns, is not necessarily indicative of future results. There have been periods when the CISDM CTA-$ Index performed negatively and the S&P 500 Index performed negatively. There can be no assurance that an investment in the Fund will have the results illustrated in Chart 1.

The potential of managed futures to produce returns independent of the stock market is also illustrated in Table 1. Table 1 shows the annual rates of return of a managed futures index (CISDM CTA-$ Index) compared to the annual rates of return of indices for U.S. stocks (S&P 500 Index, NASDAQ Composite Index and DJIA) and international stocks (MSCI $ World). The indices are further defined on page 122.

Table 1

Returns Independent of US and International Stocks

Average Annual Rates of Return

1990-2002

	Managed Futures CISDM— CTA-$	US Stocks— S&P 500	Dow Jones Industrial Average	NASDAQ Composite	International Stocks—MSCI World Index
1990	27.3%	–3.1%	–4.3%	–17.8%	–16.5%
1991	16.8%	30.5%	20.3%	56.8%	19.0%
1992	9.9%	7.7%	4.2%	15.5%	–4.7%
1993	19.9%	10.1%	13.7%	14.8%	23.1%
1994	–0.7%	1.3%	2.1%	-3.2%	5.6%
1995	15.2%	37.6%	33.5%	39.9%	21.3%
1996	14.6%	23.0%	26.0%	22.7%	14.0%
1997	10.1%	33.4%	22.6%	21.6%	16.2%
1998	9.4%	28.6%	16.1%	39.6%	24.8%
1999	3.8%	21.0%	25.2%	85.6%	25.3%
2000	6.1%	–9.1%	–6.2%	–39.3%	–12.9%
2001	4.2%	–11.9%	–7.1%	–21.1%	–16.5%
2002	12.5%	–22.1%	–16.8%	–31.5%	–19.5%
Average Annual Return	11.23%	9.68%	8.90%	8.64%	4.67%
Annualized Standard Deviation	10.11%	15.22%	15.37%	26.85%	15.04%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Ability to register positive returns in up and down markets

Historically, the CISDM CTA-$ Index has, at times, performed positively both when the S&P 500 Index performed positively and also when it performed negatively. This potential to register positive returns in both rising and declining stock market environments is seen as one of the positive attributes of managed futures.

To demonstrate this, the monthly returns of the S&P 500 Index for the period January 1990 through December 2002 (a total of 156 months) were sorted lowest to highest and then segmented into thirteen 12-month groups. The monthly returns for the managed futures index for the corresponding months were then gathered and the average monthly return calculated for each grouping of months.

Chart 2 illustrates one feature of the relationship between returns of the S&P 500 Index and the CISDM CTA-$ Index. For the S&P 500 Index’s worst group of months (Group 1), the average return was –8.32%, while the managed futures index’s average monthly return for the same months was +2.98%. For the S&P 500 Index’s best monthly group (Group 13), the average monthly return was +8.27% and the average monthly return of the managed futures index was +0.66%.

Chart 3 uses the same methodology as Chart 2. The monthly returns of the managed futures index for the period January 1990 through December 2002 were sorted lowest to highest and then segmented into 12-month groups, with the remaining nine months comprising the highest group. The monthly returns of the S&P 500 Index for the corresponding months were then gathered. The monthly average return was calculated for each group.

In Chart 3, the average monthly return for the managed futures index worst group of months was –4.06%, while the S&P 500 Index average monthly return for the same months was +3.36%. For the managed futures index best monthly group, the average monthly return was +7.09% and the average return of the S&P 500 Index was +1.27%.

Chart 2 S&P 500 Index versus CISDM CTA-$ Index 12-Month Groupings: Average Monthly Returns 1/90—12/02	Chart 3 CISDM CTA-$ Index versus S&P 500 Index 12-Month Groupings: Average Monthly Returns 1/90—12/02

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Independent or non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that managed futures’ performance will likely have no relation to the performance of stocks and bonds. The general partner does not expect the Fund’s performance to be consistently non-correlated with general stock and bond markets.

Managed futures as part of a well diversified portfolio

The potential to produce returns independent of stocks and bonds forms the rationale for including managed futures in a traditional stock and bond portfolio. Diversification among portfolio assets has evolved from a concept called “Modern Portfolio Theory.” Dr. Harry Markowitz developed this theory throughout the 1950’s and was awarded the 1990 Nobel Prize in Economics for this work. The underlying premise of Modern Portfolio Theory is that the inherent risk of a portfolio can be substantially reduced by holding a number of unrelated and positive performing investments. Therefore, by diversifying a traditional stock and bond portfolio with other types of positively performing and non-correlated investments, it may be possible to improve the total rate of return and reduce the overall risk of that portfolio.

In Chart 4, an investment in managed futures, represented by the CISDM CTA-$ Index, is added in increments to a traditional portfolio of 60% U.S. stocks (S&P 500 Index) and 40% bonds (Lehman Brothers Bond Index). The addition of managed futures to the portfolio lowers the overall standard deviation, a statistical measure of risk, and increases the rate of return. Salomon Smith Barney recommends that you consult with your financial consultant to determine if an investment in managed futures is suitable for your portfolio and consistent with your investment objectives.

Standard deviation, expressed as a percentage, is a measure of the volatility or variation of an investment’s return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return.

Chart 4

Illustration of the Hypothetical Impact of Adding

Managed Futures to a Traditional Portfolio

January 1990—December 2002

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

There can be no assurance that an investment in a portfolio that includes managed futures will have these results, nor that an investment in the Fund will have the results represented by the indices. An investor’s portfolio will only realize these benefits if the advisors’ strategies are successful. Additionally, although adding managed futures to a portfolio may provide diversification, managed futures is not a hedging mechanism and there is no guarantee that managed futures will appreciate during periods of inflation or stock and bond market declines.

How to invest in managed futures

Investors may participate in managed futures through an individually managed account or a fund structure.

Managed accounts allow investors to select a commodity trading advisor who meets their preferences for market sectors, trading styles and risk/reward characteristics. This custom-tailored approach is, however, balanced by the potential for unlimited loss.

Managed accounts generally require a minimum investment of $1 million or more. Managed futures funds are more accessible to individual investors since minimum investment requirements are as low as $5,000 ($2,000 for IRAs). In addition, managed futures funds offer a limited liability structure that allows you to participate in a well-capitalized portfolio while limiting risk.

Managed futures funds also offer investors access to more than one commodity trading advisor combined in one investment.

Definitions

S&P 500 Index consists of 500 U.S. stocks representing a broad range of various industry groups and assumes dividend reinvestment.

Bonds are represented by the Lehman Brothers Bond Index (LBBI), which is comprised of fixed rate debt issues rated investment grade or higher by Moody’s, S&P or Fitch and includes interest. All issues have at least one year to maturity and an outstanding par value of at least $100 million.

International Stocks are represented by the Morgan Stanley Capital International World Index (MSCI $ World) which consists of over 1,500 stocks representing a broad range of industry groups in 23 countries and is calculated in U.S. dollars.

The Dow Jones Industrial Average is a price-weighted average of 30 blue chip stocks, primarily industrials, that are actively traded on the New York Stock Exchange. The DJIA assumes dividend reinvestment and incorporates stock splits.

The NASDAQ Composite Index is a market value-weighted index of more than 4,000 common stock issues traded in the over-the-counter market.

Salomon Smith Barney does not guarantee the accuracy of the indices used.

INDIVIDUAL ADVISOR PERFORMANCE

The following tables were prepared by the general partner and are based on the pro forma returns (adjusted for fees and expenses to be charged to and interest income to be earned by the Fund) for each program to be traded in the Fund. The tables show the history of returns and the degree of volatility for the composite accounts of each program.

The results shown here do not represent an investment in the Fund. The rates of return are based on actual performance of each advisor, but no representation is made that any one account experienced the returns presented. In addition, the Fund is a combination of four advisors so the Fund’s actual performance will reflect the results of all four advisors’ programs working together.

Notes to Advisor Tables:

The performance illustrated was derived from Table B-1, pro forma performance for each advisor.

The following terms are used in the tables:

The charts entitled Value of a Hypothetical $1,000 Investment represent the value of a hypothetical $1,000 investment with monthly returns based on the composite pro forma performance of the advisor’s program as presented in each advisor’s Table B. The chart does not represent performance of any one account.

Largest Peak-to-Valley Drawdown (defined in notes to each advisor’s tables).

Annual Standard Deviation is a measure of volatility or variation of an investment’s return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return. Two-thirds of expected returns will fall within the range of the average monthly return plus or minus the standard deviation.

Sharpe Ratio is a measure of the amount of return per unit of risk. It is calculated by subtracting the risk-free rate of return (90-day Treasury bill rate) from the advisor’s annual compound rate of return and dividing the result by the Annual Standard Deviation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Drury Capital, Inc.

Drury Diversified Trend-Following Program

Pro Forma Performance

January 1998—December 2002

Value of a Hypothetical $1,000 Investment

The statistics below are based on the pro forma returns in Drury’s Table B-1. See “Notes to Tables B-1 for all Advisors” on page 40 of Part One of this prospectus.

Compound Avg. Annual Rate of Return	11.57%	Largest Peak-to-Valley Draw-Down	-19.70%
Annual Standard Deviation	21.16%	Sharpe Ratio	0.43
Average Monthly Rate of Return	0.92%	High Month	18.34%
Percentage of Positive Months	53.33%	Low Month	-12.19%
Percentage of Negative Months	46.67%	Avg Pos. Monthly Return	6.29%
		Avg Neg. Monthly Return	-4.30%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Graham Capital Management L.P.

K4 Program At 150% Leverage

Pro Forma Performance

June 1999—December 2002

Value of a Hypothetical $1,000 Investment

The statistics below are based on the pro forma returns in Graham’s Table B-1. See “Notes to Tables B-1 for all Advisors” on page 40 of Part One of this prospectus.

Compound Avg. Annual Rate of Return	21.70%	Largest Peak-to-Valley Draw-Down	-18.86%
Annual Standard Deviation	22.99%	Sharpe Ratio	0.81
Average Monthly Rate of Return	1.65%	High Month	16.77%
Percentage of Positive Months	67.44%	Low Month	-10.85%
Percentage of Negative Months	32.56%	Avg. Pos. Monthly Return	5.43%
		Avg. Neg. Monthly Return	-5.53%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

John W. Henry & Company, Inc.

GlobalAnalytics Program

Pro Forma Performance

January 1998—December 2002

Value of a Hypothetical $1,000 Investment

The statistics below are based on the pro forma returns in JWH’s Table B-1. See “Notes to Tables B-1 for all Advisors” on page 40 of Part One of this prospectus.

Compound Avg. Annual Rate of Return	6.40%	Largest Peak-to-Valley Draw-Down	-23.38%
Annual Standard Deviation	18.47%	Sharpe Ratio	0.21
Average Monthly Rate of Return	0.52%	High Month	14.54%
Percentage of Positive Months	48.33%	Low Month	-11.20%
Percentage of Negative Months	51.67%	Avg Pos. Monthly Return	4.67%
		Avg Neg. Monthly Return	-3.50%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Willowbridge Associates Inc.

Argo Trading System

Pro Forma Performance

January 1998—December 2002

Value of a Hypothetical $1,000 Investment

The statistics below are based on the pro forma returns in Willowbridge’s Table B-1. See “Notes to Tables B-1 for all Advisors” on page 40 of Part One of this prospectus.

Compound Avg. Annual Rate of Return .	13.22%	Largest Peak-to-Valley Draw-Down	-41.42%
Annual Standard Deviation	36.15%	Sharpe Ratio	0.40
Average Monthly Rate of Return	1.04%	High Month	35.53%
Percentage of Positive Months	56.67%	Low Month	-21.46%
Percentage of Negative Months	43.33%	Avg. Pos. Monthly Return	7.84%
		Avg. Neg. Monthly Return	-6.09%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Citigroup Diversified Futures Fund, L.P.

Summary Statistics Over Common Period of Trading for all Programs Traded for the Fund

June 1999—December 2002

The table below indicates the advisors’ performance over the common period of June 1999 through December 2002. The numbers are derived from Table B-1 of each advisor. See “Notes to Tables B-1 for all Advisors” on page 40 of this prospectus.

	Rate of Return				Compound Average Annual Rate of Return	Average Monthly Gain/Loss	Annualized Standard Deviation
	1999 (June- December)	2000	2001	2002
Drury Diversified	4.97%	9.89%	13.05%	-1.80%	7.15%	+6.29 / -4.30	21.15%
Graham K4 150%	7.28%	5.72%	30.50%	36.57%	21.70%	+5.43 / -5.53	22.99%
JWH Global Analytics	-8.69%	16.96%	-9.96%	23.73%	4.97%	+4.67 / -3.50	19.28%
Willowbridge Argo	3.16%	17.93%	6.62%	22.07%	13.68%	+7.84 / -6.09	38.21%
Hypothetical Citigroup Diversified Futures Fund L.P.	1.68%	12.41%	10.30%	20.46%	12.37%	+5.47 / -4.29	20.83%

Correlation Matrix

June 1999—December 2002

The Correlation Matrix below illustrates the correlation of returns of the Fund’s initial advisors and of the hypothetical returns of the Fund to the returns of U.S. and international stock market indices and a U.S. bond index. The advisors’ data is derived from the performance information in each advisor’s Table B-1. The Fund’s data is derived from the hypothetical performance information in Table C.

	Drury Diversified	Graham K4 1.5XL	JWH Global Analytics	Willowbridge Argo	Hypothetical Citigroup Diversified Futures Fund L.P.	S&P 500 Index	MSCI $ World Index	LBBI
Drury Diversified	1.00
Graham K4 150%	0.68	1.00
JWH Global Analytics	0.67	0.74	1.00
Willowbridge Argo	0.38	0.50	0.66	1.00
Hypothetical Citigroup Diversified Futures Fund L.P.	0.77	0.86	0.90	0.82	1.00
S&P 500 Index	-0.50	-0.51	-0.51	-0.10	-0.44	1.00
MSCI $ World Index	-0.52	-0.54	-0.50	-0.09	-0.45	0.97	1.00
LBBI	0.21	0.32	0.44	0.27	0.35	-0.39	-0.39	1.00

Correlation is a statistical measure of the extent to which two or more variables move together (in this case, rates of return on a point-by-point basis). This measure is then adjusted for volatility of the two variables as measured by their standard deviation. What emerges is a variable which will range from +1.00 to -1.00 and is a statistical measurement tool by which to judge the standardized historical relative return movement (e.g., correlation).

A value of +1.00 indicates perfect positive movement and a value of -1.00 indicates perfect negative movement in terms of the direction and standardized magnitude of historic returns. A value of zero indicates no consistent similarity in movement between the variables or non-correlation. In general, a rating less than 0.50 indicates a certain degree of non-correlation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HYPOTHETICAL FUND PERFORMANCE

Citigroup Diversified Futures Fund L.P.

Hypothetical Pro Forma Performance

June 1999—December 2002

This chart represents the value of a hypothetical $1,000 investment in the Fund with monthly returns based on the composite pro forma rates of return shown in Table C. See “Notes to Table C” beginning on page 131, including the explanation of the limitations of hypothetical performance results.

Citigroup Diversified Futures Fund L.P.

Hypothetical Summary Performance Statistics

June 1999—December 2002

Hypothetical Compound Avg. Annual Rate		Largest Peak-to-Valley Draw-Down	-18.49%
of Return	12.37%	Sharpe Ratio	0.48
Annual Standard Deviation	20.83%	High Month	16.11%
Average Monthly Rate of Return	0.98%	Low Month	-12.03%
Percentage of Positive Months	55.81%	Avg Pos. Monthly Return	5.47%
Percentage of Negative Months	44.19%	Avg Neg. Monthly Return	-4.29%

The statistics shown are based on hypothetical composite pro forma rates of return shown in Table C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table C

Citigroup Diversified Futures Fund L.P.

Hypothetical Actual and Pro Forma Composite Performance

June 1999 through December 2002

Period Ending	Composite of Actual Monthly Rate of Return	Hypothetical $1,000 Unit	Compound Annual Rate of Return	Hypothetical Composite Weighted Average Pro Forma Rate of Return	Hypothetical $1,000 Unit	Hypothetical Compound Annual Rate of Return

1999
		$1,000			$1,000
June	4.24%	1,042		3.99%	1,040
July	(1.09)	1,031		(1.71)	1,022
August	2.63	1,058		2.42	1,047
September	0.24	1,061		(0.30)	1,044
October	(8.83)	967		(9.60)	944
November	4.21	1,008		3.98	981
December	3.80	1,046	4.60%	3.64	1,017	1.68%

2000
January	(2.90)	1,016		(3.17)	985
February	(3.96)	975		(4.61)	939
March	(0.88)	967		(0.86)	931
April	3.01	996		2.74	957
May	1.18	1,008		0.55	962
June	(2.38)	984		(2.88)	934
July	(4.84)	936		(5.17)	886
August	10.58	1,035		10.27	977
September	(2.71)	1,007		(3.21)	945
October	1.32	1,020		0.86	954
November	7.61	1,098		7.61	1,026
December	11.77	1,227	17.33%	11.38	1,143	12.41%

2001
January	(0.25)	1,224		(0.84)	1,133
February	2.88	1,260		2.40	1,161
March	9.68	1,381		8.99	1,265
April	(6.27)	1,295		(7.13)	1,175
May	3.78	1,344		3.44	1,215
June	(0.12)	1,342		(0.13)	1,214
July	(3.88)	1,290		(4.66)	1,157
August	4.54	1,349		4.38	1,208
September	8.97	1,470		7.98	1,304
October	6.36	1,563		5.59	1,377
November	(11.35)	1,386		(12.03)	1,211
December	4.44	1,447	17.92%	4.08	1,261	10.30%

2002
January	1.00	1,462		0.48	1,267
February	(3.83)	1,406		(4.33)	1,212
March	(0.37)	1,401		(0.99)	1,200
April	(5.93)	1,317		(6.46)	1,122
May	1.47	1,337		1.10	1,135
June	16.40	1,556		16.11	1,318
July	9.37	1,702		8.92	1,435
August	5.56	1,796		5.25	1,510
September	6.66	1,916		6.09	1,602
October	(7.06)	1,781		(8.01)	1,474
November	(4.67)	1,698		(5.45)	1,394
December	9.13	1,853	28.02%	8.96	1,519	20.46%

Compound Annual Rate of Return
(June 1999-December 2002)			18.78%			12.37%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO TABLE C

The Compound Annual Rate of Return and the Hypothetical Compound Annual Rate of Return for each year is calculated by applying on a compound basis each of the Composite Actual Monthly Rates of Return and each of the Hypothetical Composite Weighted Average Pro Forma Rates of Return for such month, not by adding or averaging such monthly rates of return. For purposes of this table, June 1999 was used as the starting month since it was the common date that all programs (that will be traded for the Fund) were trading.

The Hypothetical Composite Adjusted Performance Record was prepared by the general partner and is a result of (a) making certain pro forma adjustments to the historical performance records of the four advisors’ programs to be used for the Fund in an attempt to approximate the brokerage fees, management fees, incentive fees, other expenses and interest income calculated in accordance with the fee and income structure of the Fund as opposed to the corresponding fees and expenses charged and the income actually earned in the historical performance records (for purposes of the calculation of the Fund’s interest income, historical 30-day Treasury bill rates of the time period presented on Tables B-1 were used. Such rates may be higher than current 30-day or 90-day Treasury bill rates that will be used to calculate the Fund’s interest income. The application of historical rates may compare more closely to the advisors’ interest income which was most likely earned at the prevailing interest rates of a particular time period), (b) assuming each advisor is initially allocated 25% of the Fund’s assets, (c) calculating a combined weighted average pro forma rate of return and (d) applying on a compound basis each of the monthly Hypothetical Composite Weighted Average Pro Forma Rates of Return to an assumed hypothetical investment of $1,000 made at the beginning of the period. For example, Drury’s initial allotment of $250 to the Diversified Trend-Following Program was multiplied by its Pro Forma Monthly Rate of Return from Table B-1. In June 1999, Drury’s Pro Forma Monthly Rate of Return was -0.97% which resulted in a decrease of $2 for the first month and a corresponding decrease to its trading allotment to $248. Next, this process was repeated for each program or portfolio traded by the advisors for the Fund, then added to reach a net asset value as of the end of the month of $1,040, an increase of 3.99% over the initial $1,000. Finally, these computations were repeated each month, beginning with last month’s assets allocated to each program or system plus trading profits or losses. The Composite of Actual Monthly Rates of Return is similarly calculated using each of the advisor’s actual performance data for the same period.

The Hypothetical Composite Adjusted Performance Record does not reflect how the Fund may operate, but is based instead upon estimates and assumptions considered by the general partner to be reasonable. Prospective investors must note, however, that there are other methods by which the Hypothetical Composite Adjusted Performance Record could have reasonably been calculated. Such alternative methods may have produced different composite performance results.

Irrespective of the limitations of the pro forma adjustments that have been made to the advisors’ historical records, any composite of different trading approaches that have never, in fact, traded an account together is necessarily artificial and hypothetical in some respects. Such hypothetical presentations are also subject to the fact that they can be designed with the benefit of hindsight.

The hypothetical $1,000 unit column represents the net asset value of a hypothetical unit as of the end of each month.

The Hypothetical Composite Adjusted Performance Record is based on pro forma adjustments to actual trading results; it contains no simulated performance. The table is nevertheless hypothetical in that no single account has been managed by the advisors utilizing all four programs in the same proportions as the Fund’s assets will be allocated. CFTC and NFA rules require that the following cautionary legend accompany all hypothetical trading records:

THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THE ADVISORS’ TRADING PROGRAMS HAVE NOT BEEN TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-PROGRAM MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING PROGRAMS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING PROGRAMS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING PROGRAMS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

The above table must be read in conjunction with the description of the manner in which the Pro Forma Rates of Return for each program were calculated set forth under “The Advisors — Notes to Table B-1 for all Advisors.” The Hypothetical Composite Adjusted Performance Record, for the period June 1999 through December 31, 2002, has been calculated on the basis of Pro Forma Monthly Rate of Return figures only and Rate of Return may not be an accurate indication of actual performance due to the effect of additions and withdrawals and other factors. Investors should be careful to consider the monthly rates of return and volatility before determining whether to invest. In any event, past results are no guarantee of future performance and no representation is made that the Fund is likely to achieve profits similar to those shown in the Hypothetical Composite Adjusted Performance Record.

Although the general partner believes that the Hypothetical Composite Adjusted Performance Record provides information pertinent to evaluating the desirability of investing in the Fund, prospective investors must carefully consider its limitations.

COMMODITY MARKETS

Commodity Markets

The following section provides a descriptive overview of commodity markets. The explanation briefly covers commodity futures and forward contracts, hedging and speculating, options and swaps and the regulatory scheme pursuant to which the Fund and commodity markets generally operate. The following description is a summary only; it is not intended to be complete.

Commodity Futures

Commodity futures contracts are contracts made on a commodity exchange or other trading facility (these may be referred to collectively as “exchanges”) that provides for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. Futures contracts on certain commodities may also be privately negotiated (i.e. traded over-the-counter) in certain circumstances. The Fund currently intends to enter into exchange-traded futures contracts.

A “trading facility” is defined in the Commodity Exchange Act (the “CEA”) as a person or group of persons that provides a physical or electronic facility or system in which multiple participants have the ability to execute or trade agreements, contracts or transactions by accepting bids and offers made by other participants that are open to multiple participants in the facility or system. Trading facilities include traditional commodity exchanges or regulated contract markets that provide market facilities for trading in futures contracts relating to specified commodities. Among the principal regulated contract markets in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

Exchange traded futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity prior to the designated date of delivery. As an example of an offsetting exchange traded futures transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2003 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2003 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, less the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

Forward Contracts

Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as “forward contracts.” In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Fund may trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See “— Regulation,” below. Unlike exchange-traded futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because generally there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on U.S. exchanges, no daily cash settlements of unrealized profit or loss are made in the case of open forward contract positions. Unrealized profit or loss, however, will be reflected daily in the Fund’s net assets.

Commodity futures and forward transactions are highly leveraged and prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures and forwards are “hedgers” and “speculators”. Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the U.S. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Fund will be for speculative rather than for hedging purposes.

A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Fund’s assets.

Options

The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Fund may trade in such commodity options as are established on domestic exchanges. Trading policies of the Fund place no limitation on the percentage of net assets that may be invested in options and the Fund may write options. The Fund may trade over-the-counter options to the extent permitted by the CEA.

The risks involved in trading commodity options are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges and certain trading facilities provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise the option and would have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

Swaps

Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principal contracts.

Swaps are usually entered into on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

The Fund will qualify as an eligible contract participant as defined in Section 1a(12) of the CEA provided that its assets are in excess of $10 million.

Regulation

Exchanges in the U.S. and the intermediaries trading thereon are generally subject to regulation under the CEA by the CFTC. Since 1974, the CFTC has been the governmental agency having responsibility for regulation of U.S. commodity futures trading. The CEA was significantly amended by the Commodity Futures Modernization Act of 2000 (the “CFMA”).

The CFMA permits, in addition to traditional exchanges, the development and organization of several types of less regulated trading facilities. In addition, the CFMA transformed the role of the CFTC to one of oversight, streamlined regulation of trading facilities, provided a framework for trading futures on securities, clarified the CFTC’s jurisdiction over foreign exchange and other principal transactions, enhanced legal certainty with respect to futures and derivatives and permitted clearing of over-the-counter derivatives such as swaps through the registration of derivatives clearing organizations with the CFTC. Pursuant to the CFMA, the CFTC and SEC share the regulation of transactions in security futures (futures on single securities or a narrow-based index of securities), which are defined as futures for purposes of the CEA and as securities for purposes of federal securities laws.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Such regulation, among other things, provides that futures trading in commodities generally must be upon exchanges designated as “contract markets” or derivatives transaction execution facilities and that all trading on such exchanges must be done by or through exchange members. Under the CFMA, futures trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. Trading in spot commodities, forward contracts and swaps between “eligible contract participants” is not within the jurisdiction of the CFTC and may be, therefore, effectively unregulated. The advisors currently trade on contract markets and some use forward foreign exchange contracts and swaps. The advisors may engage in futures trading on derivatives transaction execution facilities, other trading facilities or over-the-counter in the future. The advisors do not intend to trade security futures. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors.” The general partner is registered as a commodity pool operator and a commodity trading advisor and the advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange and in certain other circumstances.

Salomon Smith Barney, the commodity broker for the Fund, is also subject to regulation by and registration with the CFTC as a “futures commission merchant.” With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets or the foreign currency forward markets) limit the amount of fluctuation in commodity futures contract prices during a single trading day (other than in the spot month). These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits.” The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The “daily limit” rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See “Risks You Face—Commodity Trading Risks.”

Illiquid markets could make it impossible for the Fund’s advisors to realize profits or limit losses in Part One of this prospectus.

The CFTC and U.S. exchanges have established limits, referred to as “speculative position limits,” on the maximum net long or net short position that any person or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits or accountability levels for all commodity contracts for which no such limits have been established. The CFTC has adopted rules with respect to the treatment of positions held by a commodity pool, such as the Fund, for purposes of determining compliance with speculative position limits. Futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the advisors and their principals will be aggregated with the Fund’s positions. Depending upon the total amount of assets being managed in both the Fund’s account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.

In addition, pursuant to authority in the CEA, the NFA was formed and registered with the CFTC as a self-regulatory organization in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The advisors, the general partner and Salomon Smith Barney are each members of the NFA.

The above-described regulatory structure may be modified by additional rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the general partner and Salomon Smith Barney does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded (margin on security futures will be higher in order to be consistent with margin on comparable exchange-traded stock option contracts as required by the CFMA). Because of these generally low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. Salomon Smith Barney intends to require the Fund to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Fund’s trading, the Fund and not the limited partners personally, will be subject to the margin calls.

Salomon Smith Barney will not require the Fund to meet and maintain margin on its forward contracts.

GLOSSARY

The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

Advisor.    Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity contracts or commodity options.

Affiliate.    An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

CFTC.    Commodity Futures Trading Commission.

Churning.    Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

Commission.    The fee charged by a broker for executing a trade in a commodity account of a customer. Salomon Smith Barney charges most customers, but not the Fund, commissions per futures contract on a “round-turn” basis, that is, only upon the closing of an open position.

Commodity.    The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

Commodity Broker.    Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

Commodity Contract.    A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Continuous Offering.    Offers and sales of units after the initial offering period.

Daily price fluctuation limit.    The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day’s settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

Delivery.    The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Forward contract.    A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

Limit order.    An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

Margin.    Good faith deposits with a commodity broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or a commodity broker.

Market order.    An order to execute a trade at the prevailing price as soon as possible.

NFA.    National Futures Association.

Net Assets.    The total assets of the Fund including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Fund, less brokerage charges accrued and less all other liabilities of the Fund, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

Net Asset Value of a Unit.    Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

Net Worth.    The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits.    The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

Notional Funds.    The difference between the nominal size of an account as agreed between the advisor and the client and the actual amount of funds held in the client’s account at the commodity broker. Notional funds has the same meaning as notional equity.

Option.    A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

Organizational and Offering Expenses.    All expenses incurred by the Fund in connection with and in preparing the Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.

Pit brokerage fees.    Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Position limit.    The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

Pyramiding.    A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

Round-turn Transaction.    The process of “opening” an investment in a commodity interest by taking a position together with the process of “closing” out that investment by undertaking an offsetting transaction.

Salomon Smith Barney standard public customer rates.    Brokerage commissions that Salomon Smith Barney charges to its public customers, including individuals, which rates change from time to time.

Settlement price.    The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day’s trading.

Sponsor.    Any person directly or indirectly instrumental in organizing the Fund or any person who will manage or participate in the management of the Fund, including a commodity broker who pays any portion of the organizational expenses of the Fund, the general partner and any other person who regularly performs or selects the persons who perform services for the Fund. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.

Spot contract.    A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

Spread or Straddle.    A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Stop order.    An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

Swaps.    Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearinghouse.

Unrealized profit or loss.    The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date.    The date as of which the Net Assets of the Fund are determined.

Valuation Period.    A regular period of time between Valuation Dates.

EXHIBIT A

LIMITED PARTNERSHIP AGREEMENT

EXHIBIT A

LIMITED PARTNERSHIP AGREEMENT

This Limited Partnership Agreement dated as of December 3, 2002 by and between Smith Barney Futures Management LLC, 388 Greenwich Street, New York, New York 10013 (the “General Partner”) and David J. Vogel (the “Initial Limited Partner”) and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the “Limited Partners”) (the General Partner and Limited Partners may be collectively referred to herein as “Partners”),

WITNESSETH:

WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

NOW, THEREFORE, the parties hereto agree as follows:

1.  Formation and Name.

The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Citigroup Diversified Futures Fund L.P. (the “Partnership”). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2.  Principal Office.

The principal office of the Partnership shall be 388 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3.  Business.

(a)  The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests, directly or indirectly, in commodities of all descriptions, including futures contracts, swaps, commodity options, forward contracts and any other rights or interests pertaining thereto.

(b)  The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

(1)  engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

(2)  utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing; or

(3)  permit the churning of its account.

4.  Term, Dissolution and Fiscal Year.

(a)  Term.    The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York and shall end upon the first to occur of the following: (1) December 31, 2022; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

(b)  Dissolution.    Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

(c)  Fiscal Year.    The fiscal year of the Partnership will commence on January 1 and end on December 31 each year (“fiscal year”). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October (“fiscal quarter”).

5.  Net Worth of General Partner.

The General Partner agrees that at all times after the termination of the initial offering period of the Partnership’s Units of Limited Partnership Interest described in Paragraph 11 hereof (the “Public Offering”), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000. In no event will the General Partner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the General Partner is advised by counsel as necessary or advisable to ensure that the Partnership is taxed as a partnership for federal income tax purposes.

For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6.  Capital Contributions and Units of Partnership Interest.

The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner’s contribution shall be evidenced by “Units of General Partnership Interest.” The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days’ notice to the Limited Partners prior to the end of a fiscal quarter.

Interests in the Partnership, other than those of the General Partner, shall be evidenced by “Units of Limited Partnership Interest” which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase and shall pay in addition any selling commission which must be paid with respect to such purchase. For purposes of such purchases, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. The aggregate of all contributions shall be available to the Partnership to carry on its business and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period (as defined in the Prospectus). If subscriptions for at least 25,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers and the Certificate of Limited Partnership shall be canceled. If subscriptions for at least 25,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7.  Allocation of Profits and Losses.

(a)  Capital Accounts.    A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of his initial capital contribution to the Partnership.

(b)  Allocations.    As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

(1)  The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

(2)  Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets.

(3)  Incentive fees, if any, shall then be charged against Net Assets.

(4)  Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(5)  The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner’s capital account.

(c)  Allocation of Profit and Loss for Federal Income Tax Purposes.    The Partnership’s realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts. Any Partner who redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners’ Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

(d)  Definitions:

(1)  Net Assets.    Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

(2)  Net Asset Value per Unit.    The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

(3)  Capital Contributions.    Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

(4)  New Trading Profits.    The excess, if any, of Net Assets managed by an Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership’s assets during the fiscal period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

(5)  Organizational and Offering Expenses.    Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.

(6)  Valuation Date.    The date as of which the Net Assets of the Partnership are determined.

(7)  Valuation Period.    A regular period of time between Valuation Dates.

(8)  Advisor.    Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity contracts or commodity options.

(9)  Commodity Contract.    A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

(10)  Pyramiding.    A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

(11)  Sponsor.    Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.

(e)  Expenses and Limitation Thereof.    Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis,  1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis,  1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners’ initial capital contributions. For this purpose organizational and offering expenses include interest on loans from Salomon Smith Barney to the Partnership for payment of organizational and offering expenses, if any.

(f)  Limited Liability of Limited Partners:

(1)  Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

(2)  A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership’s assets and undistributed profits, subject to the qualifications provided in New York law.

(g)  Return of Limited Partners’ Capital Contribution.    Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

(h)  Distributions.    The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8.  Management of the Partnership.

Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

The General Partner may delegate its responsibility for the investment of the Partnership’s assets to one or more qualified trading advisors and may delegate trading discretion to such persons, provided that the General Partner shall retain the ability to allocate and reallocate assets among advisors and the right to override decisions and take such other actions as may be necessary or desirable to liquidate accounts or protect the Partnership. The General Partner may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the “Guidelines”) and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership’s aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date. The General Partner will not raise the incentive fee cap regardless of whether there is an increase in the fee cap set forth in the NASAA Guidelines for the Registration of Commodity Pool Programs while the Units of Limited Partnership Interest are registered in any jurisdiction that imposes the lower fee cap in the Guidelines as of the date of this Agreement.

The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the “churning” of the Partnership’s account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Salomon Smith Barney Inc. (“Salomon Smith Barney”) described in the Prospectus and to cause the Partnership to pay Salomon Smith Barney a monthly brokerage fee equal to up to .46% of month-end Net Assets (5.5% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and National Futures Association fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership’s assets whether held in the Partnership’s margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interest. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with Salomon Smith Barney to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees, will not exceed the limitation set forth in the Guidelines.

The General Partner shall maintain a list of the names and addresses of and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts that would be charged the Partnership (without reference to the lender’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9.  Audits and Reports to Limited Partners.

The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners’ equity for the fiscal year then ended and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of

such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iii) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis; (iv) any change in the General Partner; or (v) any material change in the Partnership’s trading policies or in any advisor’s trading strategies; and (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners’ voting rights and/or redemption rights under this Agreement.

10.  Transfer and Redemption of Units.

(a)  Initial Limited Partner.    As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

(b)  Transfer.    Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership’s tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

(c)  Redemption.    After the end of three full months after the purchase of a Unit, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as “redemption”) as of the last day of a calendar month (the “Redemption Date”) after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. As used herein, “request for redemption” shall mean a written or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions or at times other than month-end.

The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11.  Public Offering of Units of Limited Partnership Interest.

The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with Salomon Smith Barney as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.

12.  Admission of Additional Partners.

After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13.  Special Power of Attorney.

Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership or dissolution of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with Salomon Smith Barney or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14.  Withdrawal of a Partner.

The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days’ prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner’s interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner’s interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership’s books and records as described in Paragraph 8 hereof.

If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15.  No Personal Liability for Return of Capital.

The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16.  Indemnification.

(a)  The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

(b)  Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

(c)  The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

(d)  For purposes of this Paragraph 16, the term “Affiliates” shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

(e)  The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

(f)  Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17.  Amendments; Meetings.

(a)  Amendments with Consent of the General Partner.    If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership’s basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus); (ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or (iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners or is required by law.

(b)  Meetings.    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

(c)  Amendments and Actions without Consent of the General Partner.    At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days’ notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

(d)  Continuation.    Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18.   Governing Law.

The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19.  Miscellaneous.

(a)   Priority among Limited Partners.    No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

(b)   Notices.    All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

(c)  Binding Effect.    This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

(d)  Captions.    Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

General Partner:	Initial Limited Partner:
SMITH BARNEY FUTURES MANAGEMENT LLC	/s/ DAVID J. VOGEL
David J. Vogel
By:	/s/ DAVID J. VOGEL

David J. Vogel, President

Limited Partners:

All Limited Partners now and hereafter admitted as limited partners of the Partnership pursuant to powers of attorney now and hereafter executed in favor of and delivered to the General Partner

By:	SMITH BARNEY FUTURES
MANAGEMENT LLC
Attorney-in-Fact

By:	/s/ DAVID J. VOGEL
David J. Vogel, President

EXHIBIT

EXHIBIT B

CITIGROUP DIVERSIFIED

FUTURES FUND L.P.

SUBSCRIPTION AGREEMENT

Dear Sirs:

A. Subscriber Provisions.

1.   Subscription for Units.    I subscribe for the amount indicated below of units of limited partnership interest (“Units”) of CITIGROUP DIVERSIFIED FUTURES FUND L.P. (the “Fund”) at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as these terms are defined in the Fund’s Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). A subscription may be revoked by a subscriber for five business days following the investor’s subscription during the Initial Offering Period for any reason. During the Continuous Offering a subscription may be revoked by a subscriber for five business days following the investor’s subscription if the General Partner determines not to offer Units as of the end of a month.

2.  Representations and Warranties.    By executing this Subscription Agreement, I am not waiving any rights under the federal or state securities laws. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

(a)  I have received a copy of the Prospectus and Disclosure Document of the Fund, including the Limited Partnership Agreement (as supplemented by sticker supplements, if any) and a copy of the most recent monthly statement and annual report, if any, relating to and describing the terms and conditions of this offering of Units (“Prospectus”).

(b)  I meet the applicable investor suitability requirements set forth in Exhibit C to the Prospectus, if I am a collective investment vehicle, I am in compliance with all applicable Federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission and I represent that all the information set forth with respect to my financial position is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my admission as a limited partner, I will immediately furnish such revised or corrected information to the General Partner.

(c)  I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. (“Salomon Smith Barney”) and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

(d)  If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

(e)  I acknowledge that the General Partner or Salomon Smith Barney may require further identifying information from me before my subscription or redemption can be processed and I agree to provide such information promptly.

3.  Employee-Benefit Plans.    The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan (“Director”) represents and agrees as follows:

(a)  Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the “Plan”) or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan’s investment decisions and which are individualized to the particular needs of the Plan.

or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan’s assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

(b)  Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

(c)  The Plan is in compliance with all applicable Federal regulatory requirements.

4.  Acceptance of Limited Partnership Agreement and Power of Attorney.    I apply to become a limited partner as of the date the sale of my Units becomes effective and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

I irrevocably constitute and appoint Smith Barney Futures Management LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

B.  Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

C.  Risk Disclosure.

1.  Investment in the Fund is speculative and includes the risks summarized under “The Risks You Face” in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

2.  Smith Barney Futures Management LLC, is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund’s trading performance (see “Fees and Expenses to the Fund” in the Prospectus).

3.  An Investor may redeem his Units only as of the last day of a calendar month and only after a three-month holding period.

4.  The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

B-1

EXHIBIT

CITIGROUP DIVERSIFIED	EXHIBIT B

FUTURES FUND L.P.

PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE- BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C — SUITABILITY REQUIREMENTS.)

$	—	—	—	—

SALOMON SMITH BARNEY ACCOUNT NUMBER

Account Name

State or Country of Residence

CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 Individual Account	3 Corporation	6 IRA, Keogh, SEP
2 Joint Account	4 Partnership	7 Employee Benefit Plan
	5 Trust	8 Other

PAYMENT

Payment for subscriptions may be made by authorizing your financial consultant to debit your Salomon Smith Barney Inc. securities account in the amount of your subscription. Subscribers who authorize Salomon Smith Barney Inc. to debit their securities account must have their subscription payment in their account on the specified settlement date. The account will be debited on the settlement date which will occur not later than 5 business days following notification to Salomon Smith Barney Inc. and the investor of the acceptance of the subscription.

SIGNATURE

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Date	Date
Subscriber’s Signature	Subscriber’s Signature

Title (if applicable)	Title (if applicable)

BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD’s Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager’s Signature

Print BOM Name:

FOR BRANCH USE PLEASE COMPLETE

ENTER IOI FOR SECURITY NO. (CHECK ONE):                       8050088                         8050084

Financial Consultant Name	Telephone No.	Wire Code

Send completed Subscription Agreement to:

Smith Barney Futures Management LLC

388 Greenwich Street — 7th Floor

New York, New York 10013

TEL (212) 723-5424

Photocopies or faxes not acceptable

Subscription Agreement to Prospectus and Disclosure Document dated [                    ], 2003

B-2

EXHIBIT C

SUITABILITY REQUIREMENTS

(a)  I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

(b)    I understand that the investment requirements as to net worth (“NW”) (exclusive of home, furnishings and automobiles) and past and anticipated annual income (“AI”) or taxable income (“TI”) set forth below opposite the state in which I am a resident apply to my subscription:

Alaska	$ 225,000 NW or $ 75,000 NW and $ 75,000 AI
Arizona	$ 225,000 NW and (1) or $ 75,000 NW and $ 75,000 AI and (1)
California	$ 250,000 NW or $ 100,000 NW and $ 65,000 AI
Iowa	$ 225,000 NW and (1) or $ 75,000 NW and $ 75,000 AI and (1)
Maine	$ 200,000 NW or $ 50,000 NW and $ 50,000 AI
Massachusetts.	$ 225,000 NW or $ 60,000 NW and $ 60,000 AI
Michigan	$ 225,000 NW and (1) or $ 60,000 NW and $ 60,000 AI and (1)
Minnesota	$ 225,000 NW or $ 60,000 NW and $ 60,000 AI
Mississippi	$ 225,000 NW and $60,000 AI
Missouri	$ 225,000 NW or $ 75,000 NW and $ 75,000 AI
New Hampshire	$ 250,000 NW or $125,000 NW and $50,000 TI
North Carolina	$ 225,000 NW or $ 60,000 NW and $ 60,000 TI
Oregon	$ 225,000 NW or $ 60,000 NW and $ 60,000 TI
Pennsylvania	$ 175,000 NW and (2) or $ 100,000 NW and $ 50,000 AI and (2)
South Dakota	$ 225,000 NW or $ 60,000 NW and $ 60,000 Annual Gross Income
Tennessee	$ 225,000 NW or $ 60,000 NW and $ 60,000 AI
Texas	$ 225,000 NW or $ 60,000 NW and $ 60,000 TI

(1)  In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

(2)  In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

(c)  [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

(d)  [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

(e)  [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

(f)  [For Arizona, New Mexico and South Dakota investors]. IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE MINIMUM INCOME AND NET WORTH STANDARDS FOR ARIZONA, NEW MEXICO AND SOUTH DAKOTA AS SPECIFIED IN ITEM (b) ABOVE SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY.

C-1

EXECUTION COPY

CITIGROUP DIVERSIFIED

FUTURES FUND L.P.

SUBSCRIPTION AGREEMENT

Dear Sirs:

A. Subscriber Provisions.

1.  Subscription for Units.    I subscribe for the amount indicated below of units of limited partnership interest (“Units”) of CITIGROUP DIVERSIFIED FUTURES FUND L.P. (the “Fund”) at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as these terms are defined in the Fund’s Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). A subscription may be revoked by a subscriber for five business days following the investor’s subscription during the Initial Offering Period for any reason. During the Continuous Offering a subscription may be revoked by a subscriber for five business days following the investor’s subscription if the General Partner determines not to offer Units as of the end of a month.

2.  Representations and Warranties.    By executing this Subscription Agreement, I am not waiving any rights under the federal or state securities laws. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

(a) I have received a copy of the Prospectus and Disclosure Document of the Fund, including the Limited Partnership Agreement (as supplemented by sticker supplements, if any) and a copy of the most recent monthly statement and annual report, if any, relating to and describing the terms and conditions of this offering of Units (“Prospectus”).

(b) I meet the applicable investor suitability requirements set forth in Exhibit C to the Prospectus, if I am a collective investment vehicle, I am in compliance with all applicable Federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission and I represent that all the information set forth with respect to my financial position is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my admission as a limited partner, I will immediately furnish such revised or corrected information to the General Partner.

(c) I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. (“Salomon Smith Barney”) and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

(d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

(e) I acknowledge that the General Partner or Salomon Smith Barney may require further identifying information from me before my subscription or redemption can be processed and I agree to provide such information promptly.

3.  Employee-Benefit Plans.    The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan (“Director”) represents and agrees as follows:

(a) Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the “Plan”) or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan’s investment decisions and which are individualized to the particular needs of the Plan.

or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan’s assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

(b) Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

(c) The Plan is in compliance with all applicable Federal regulatory requirements.

4.  Acceptance of Limited Partnership Agreement and Power of Attorney.    I apply to become a limited partner as of the date the sale of my Units becomes effective and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

I irrevocably constitute and appoint Smith Barney Futures Management LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

B.  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

C.  Risk Disclosure.

1. Investment in the Fund is speculative and includes the risks summarized under “The Risks You Face” in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

2. Smith Barney Futures Management LLC, is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund’s trading performance (see “Fees and Expenses to the Fund” in the Prospectus).

3. An Investor may redeem his Units only as of the last day of a calendar month and only after a three-month holding period.

4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

CITIGROUP DIVERSIFIED	EXECUTION COPY

FUTURES FUND L.P.

PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE- BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C — SUITABILITY REQUIREMENTS.)

$	—	—	—	—

SALOMON SMITH BARNEY ACCOUNT NUMBER

Account Name

State or Country of Residence

CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 Individual Account	3 Corporation	6 IRA, Keogh, SEP
2 Joint Account	4 Partnership	7 Employee Benefit Plan
	5 Trust	8 Other

PAYMENT

Payment for subscriptions may be made by authorizing your financial consultant to debit your Salomon Smith Barney Inc. securities account in the amount of your subscription. Subscribers who authorize Salomon Smith Barney Inc. to debit their securities account must have their subscription payment in their account on the specified settlement date. The account will be debited on the settlement date which will occur not later than 5 business days following notification to Salomon Smith Barney Inc. and the investor of the acceptance of the subscription.

SIGNATURE

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Date	Date
Subscriber’s Signature	Subscriber’s Signature
Title (if applicable)	Title (if applicable)

BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD’s Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager’s Signature
Print BOM Name:

FOR BRANCH USE PLEASE COMPLETE

ENTER IOI FOR SECURITY NO. (CHECK ONE):                      8050088                      8050084

Financial Consultant Name	Telephone No.	Wire Code

Send completed Subscription Agreement to:

Smith Barney Futures Management LLC

388 Greenwich Street — 7th Floor

New York, New York 10013

TEL (212) 723-5424

Photocopies or faxes not acceptable

Subscription Agreement to Prospectus and Disclosure Document dated                                                                                      , 2003

PART II

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Filing Fee—Securities and Exchange Commission (1933 Act)	$27,600
Filing Fee—NASD Inc.	$30,500
Printing Expenses	$125,000	*
Legal Fees	$225,000	*
Blue Sky Fees and Expenses (excluding legal fees)	$70,000
Accounting Fees	$35,000	*
Marketing	$125,000	*
Miscellaneous	$11,900

Total	$650,000	*

*Estimated

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for indemnification of the General Partner, its officers, directors, stockholders, employees and controlling persons. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interest of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates. Notwithstanding the foregoing, the Registrant is not permitted to indemnify the General Partner or its affiliates for liabilities resulting from a violation of the Securities Act of 1933 or any State securities law in connection with the offer or sale of the Units of limited partnership interest.

Section 5 of the Selling Agreement provides for indemnification of the Registrant by Salomon Smith Barney against any and all loss, liability, claim, damage and expense arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any related sales material used by Salomon Smith Barney in connection with this offering of Units or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Registrant by Salomon Smith Barney, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto.

Section 7 of the Customer Agreement provides for indemnification of Salomon Smith Barney by the Registrant against any loss, liability, damage, cost, expense (including attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if Salomon Smith Barney acted in good faith and in a manner it reasonably believed to be in the best interest of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter which as to Salomon Smith Barney constituted negligence, misconduct or breach of its fiduciary obligations to the Registrant, unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Salomon Smith Barney is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

Section 6 of each of the Management Agreements provides for indemnification by the General Partner of the Advisor for any loss, liability, damage, cost, expense (including without limitation, attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and provided that its conduct did not constitute negligence, intentional misconduct or a breach of its fiduciary obligations to the Registrant as a commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

The agreements filed as Exhibits 1.1, 10.1, 10.4, 10.5, 10.6 and 10.7 contain certain indemnity provisions.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

On December 3, 2002, Registrant sold one Unit of Limited Partnership Interest to David J. Vogel for $1,000. No underwriting or sales commissions were paid in connection with this sale. The Registrant claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS:

1.1	— Selling Agreement between Registrant and Salomon Smith Barney Inc.

3.1	— Limited Partnership Agreement (included as Exhibit A to the Prospectus)

3.2	— Certificate of Limited Partnership of Registrant*

4.1	— Specimen of Unit Certificate

5.1	— Opinion of Willkie Farr & Gallagher relating to the legality of the Units

8.1	— Tax Opinion of Willkie Farr & Gallagher

10.1	— Customer Agreement between Registrant and Salomon Smith Barney Inc.

10.2	— Form of Subscription Agreement (included as Exhibit B to the Prospectus)

10.3	— Escrow Agreement between Smith Barney Futures Management LLC, Salomon Smith Barney Inc. and the Escrow Agent relating to the escrow of subscription funds

10.4	— Management Agreement between Smith Barney Futures Management LLC and Drury Capital, Inc.

10.5	— Management Agreement between Smith Barney Futures Management LLC and Graham Capital Management, L.P.*

10.6	— Management Agreement between Smith Barney Futures Management LLC and John W. Henry & Company, Inc.*

10.7	— Management Agreement between Smith Barney Futures Management LLC and Willowbridge Associates Inc.*

23.1	— Consent of Independent Accountants from KPMG LLP

23.2	— Consent of Counsel

*	Previously filed as like-numbered Exhibit to the initial filing of this Registration Statement No. 333-102038 and incorporated by reference herein.

(b) FINANCIAL STATEMENT SCHEDULES:

Not Applicable.

ITEM 17.    UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 14th day of February, 2003.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

By SMITH BARNEY FUTURES MANAGEMENT LLC
(General Partner)

By:	/s/ DAVID J. VOGEL
David J. Vogel President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

SMITH BARNEY FUTURES MANAGEMENT LLC	General Partner	February 14, 2003

/S/ DAVID J. VOGEL David J. Vogel	President and Director	February 14, 2003

/S/ STEVEN J. KELTZ Steven J. Keltz	Secretary and Director	February 14, 2003

/S/ MAUREEN O’TOOLE Maureen O’Toole	Senior Vice President and Director	February 14, 2003

/S/ DANIEL R. MCAULIFFE, JR. Daniel R. McAuliffe, Jr.	Chief Financial Officer and Director	February 14, 2003

/S/ SHELLEY ULLMAN Shelley Ullman	Senior Vice President and Director	February 14, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1	— Selling Agreement between Registrant and Salomon Smith Barney Inc.

3.1	— Limited Partnership Agreement (included as Exhibit A to the Prospectus)

3.2	— Certificate of Limited Partnership of Registrant*

4.1	— Specimen of Unit Certificate

5.1	— Opinion of Willkie Farr & Gallagher relating to the legality of the Units

8.1	— Tax Opinion of Willkie Farr & Gallagher

10.1	— Customer Agreement between Registrant and Salomon Smith Barney Inc.

10.2	— Form of Subscription Agreement (included as Exhibit B to the Prospectus)

10.3	— Escrow Agreement between Smith Barney Futures Management LLC, Salomon Smith Barney Inc. and the Escrow Agent relating to the escrow of subscription funds

10.4	— Management Agreement between Smith Barney Futures Management LLC and Drury Capital, Inc.

10.5	— Management Agreement between Smith Barney Futures Management LLC and Graham Capital Management, L.P.*

10.6	— Management Agreement between Smith Barney Futures Management LLC and John W. Henry & Company, Inc.*

10.7	— Management Agreement between Smith Barney Futures Management LLC and Willowbridge Associates Inc.*

23.1	— Consent of Independent Accountants from KPMG LLP

23.2	— Consent of Counsel

*	Previously filed as like-numbered Exhibit to the initial filing of this Registration Statement No. 333-102038 and incorporated by reference herein.